                                                                   EXHIBIT 10(u)

                               AIRCRAFT DRY LEASE
                                     N352WC

                  This Aircraft Dry Lease ("Lease") dated as of September 13, 2001 ("Effective Date"), is by and between Williams Communications Aircraft, LLC, a Delaware limited liability company and a wholly owned subsidiary of Williams Aircraft, Inc. ("Lessor") and Williams Communications, LLC, a Delaware limited liability company (the "Lessee").

                  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor the aircraft described on Schedule "B" attached hereto, together with all engines, equipment, attachments, substitutions, replacements and additions (collectively, the "Aircraft").

         1. Certain Definitions: For purposes of this Lease the terms "Additional Charge", "Affiliate", "Change in Control", "Debt", "Encumbrance", "Environmental Laws", "ERISA", "ERISA Event", "GAAP:", "Governmental Authority", "Hazardous Materials", "Material Adverse Affect", "Material Debt", "Notice", "Officer's Certificate", "Overdue Rate", "Permitted Encumbrances", "Person", "Plan", "Prime Rate", "Proceeding", "Transfer", and "WCG" shall have the meanings described for such capitalized terms as contained in the Master Lease dated September 13, 2001, among Williams Headquarters Building Company, Williams Technology Center, LLC, and Williams Communications, LLC. Capitalized terms not otherwise specifically defined in this Lease shall have the meanings described for such capitalized terms as contained in the Credit Agreement dated as of September 8, 1999 (the "Credit Agreement") among Lessee, Bank of America, N.A., The Chase Manhattan Bank and other parties (and capitalized terms contained within such definitions as set forth in the Credit Agreement shall similarly have the meanings described for such capitalized terms therein) with respect to the financial covenants therein. A copy of the Credit Agreement is attached hereto as Exhibit I. Lessee shall provide copies of any amendments or restatements or waivers to the Credit Agreement to Lessor within five (5) days of execution thereof. Such amendments or restatements or waivers shall automatically become a part hereof with respect to the financial covenants.

         2. Term and Rent: This Lease is for a term of ten (10) years, beginning September 13, 2001, and ending September 1, 2011. For said term or any portion thereof, Lessee shall pay to Lessor rentals ("Rent") payable in accordance with Schedule "A", of which the first is due October 1, 2001, and the others on a like date of each month thereafter. All Rent shall be paid at Lessor's place of business shown below, or such other place as the Lessor may designate by written notice to the Lessee. All Rent shall be paid without notice or demand and without abatement, deduction or set-off of any amount whatsoever. The operation and use of the Aircraft shall be at the risk of Lessee, and not of Lessor and the obligation of Lessee to pay Rent hereunder shall be unconditional.

                  2.1 Late Charge; Interest: If any Rent payable to Lessor is not paid when due, Lessee shall pay Lessor on demand, as an Additional Charge, (a) a late charge equal to (i) two percent (2%) of the amount not paid within five (5) days of the date when due plus (b) if such Rent (including the late charge) is not paid within ten (10) days of the date due, interest thereon at the Overdue Rate from such tenth (10th) day until such Rent (including the late charge and interest) is paid in full.

         3. Destruction of Aircraft: If the Aircraft is lost, stolen, totally destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, the liability of the Lessee to pay Rent therefor may be discharged by paying to Lessor all the Rent due thereon, plus all the Rent to become due thereon less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss or damage. Lessor shall not be obligated to undertake, by litigation or otherwise, the collection of any claim against any person for loss or damage of the Aircraft. Except as expressly provided in this paragraph, the total or partial destruction of the Aircraft, or total or partial loss of use or possession thereof to Lessee, shall not release or relieve Lessee from the duty to pay the Rent herein provided.

         4. No Warranties by Lessor; Compliance with Laws and Insurance: Lessor, not being the manufacturer of the Aircraft, nor manufacturer's agent, makes no warranty or representation, either express or implied, as to the fitness, quality, design, condition, capacity, suitability, merchantability or performance of the Aircraft or of the material or workmanship thereof, or that the Aircraft will satisfy the requirements of any law, rule, specification or contract, it being agreed that the Aircraft is leased "as is" and that all such risks, as between the Lessor and the Lessee, are to be borne by the Lessee at its sole risk and expense, Lessee accordingly agrees not to assert any claim whatsoever against the Lessor based thereon. Lessee further agrees, regardless of cause, not to assert any claim whatsoever against the Lessor for loss of anticipatory profits or consequential, indirect, special or punitive damages. Lessor shall have no obligation to test or service the Aircraft. Lessee agrees, at its own cost and expense, (a) to pay all charges and expenses in connection with the operation of the Aircraft; (b) to comply with all governmental laws, ordinances, regulations, requirements and rules with respect to the use and operation of the Aircraft; and (c) to maintain at all times (i) Aircraft hull insurance, including all-risk ground and flight insurance on the Aircraft for the stated value thereof (not to be less than the full current market value as determined annually by the parties) for the term of this Lease, plus other insurance thereon in amounts and against such risks as Lessor may specify, and deliver each policy to Lessor with a standard long form endorsement attached thereto showing loss payable to Lessor as its interest may appear, and (ii) combined single limit liability insurance covering bodily injury liability, property damage liability and passenger liability for the term of this Lease naming Lessor its parent and affiliates as additional insureds to the full extent of the policies carried, but in no event less than $200,000,000.00 per occurrence. Lessee shall deliver to Lessor evidence of such insurance coverage. All insurance policies must provide that no cancellation or non-renewal thereof shall be effective without 30 days prior written notice to Lessor and all insurance policies shall be in form, terms and amounts and with insurance carriers satisfactory to Lessor.

         5. Maintenance. Lessee, at its cost and expense, shall:

                  5.1 perform or cause to be performed all airworthiness directives, mandatory manufacturer's service bulletins, and all other mandatory service, inspections, repair, maintenance, overhaul and testing: (a) as may be required under applicable Federal Aviation Administration (the "FAA") rules and regulations, (b) in the same manner and with the same care as shall be the case with similar aircraft and engines owned by or operated on behalf of Lessee without discrimination, and (c) so as to keep the Aircraft in as good operating condition as when delivered to the Lessee, ordinary wear and tear excepted, with all systems in good operating condition;

                  5.2 keep the Aircraft in such condition as is necessary to enable the airworthiness certification of the Aircraft to be maintained at all times under applicable FAA regulations and any other applicable law, including, but not limited to any equipment modifications or installations required by the FAA;

                  5.3 maintain, in the English language, all records and other materials required by and in a manner acceptable to the FAA and any other governmental entity having jurisdiction over the Aircraft and its operation;

                  5.4 Lessee shall furnish Lessor reports on an annual basis a list of those service bulletins, airworthiness directives and engineering modifications incorporated on the Aircraft during the preceding calendar year.

         6. Taxes: Lessee agrees that, during the term of this Lease, in addition to the Rent and all other amounts provided herein to be paid, it will promptly pay all taxes, assessments and other governmental charges (including penalties and interest, if any, and fees for titling or registration, if required) levied or assessed: (a) upon the interest of the Lessee in the Aircraft or upon the use or operation thereof or on the earnings arising therefrom; and (b) against Lessor on account of its acquisition or ownership of the Aircraft, or the use or operation thereof or the leasing thereof to the Lessee, or the Rent herein provided for, or the earnings arising therefrom, exclusive, however, of any taxes based on net income of Lessor ("Taxes"). Lessee agrees to file, on behalf of Lessor, all required tax returns and reports concerning the Aircraft with all appropriate governmental agencies, and within not more than 45 days after the due date of such filing to send Lessor confirmation, in form satisfactory to Lessor, of such filing.

                  6.1 Lease Characterization: Lessor and Lessee agree that the terms of this Lease create an operating lease for federal and state income tax purposes. Consistent with the foregoing, Lessor intends to retain all tax benefits associated with this Lease and Lessee agrees not to take an inconsistent position on its federal or state income tax filings. If any action taken by one party under this Lease causes this Lease to be ultimately determined by any taxing authority not to be an operating lease, that party shall indemnify the other party for any resulting increase in the other party's federal or state income tax liability for any period.

                  6.2 Permitted Contests: Lessee, on its own or on Lessor's behalf or in Lessor's name, but at Lessee's sole cost and expense, shall have the right to contest, by an appropriate legal proceeding conducted in good faith and with due diligence, the amount or validity of any levy or assessment of Taxes provided (a) prior notice of such contest is given to Lessor, (b) the Aircraft would not be in any danger of being sold, forfeited or attached as a result of such contest, and there is no risk to Lessor of a loss of or interruption in the payment of Rent, (c) in the case of unpaid Taxes, collection thereof is suspended during the pendency of such contest, and (d) compliance may legally be delayed pending such contest. Upon request of Lessor, Lessee shall deposit funds or assure Lessor in some other manner reasonably satisfactory to Lessor that the Taxes, together with interest and penalties, if any, thereon, and any and all costs for which Lessee is responsible will be paid if and when required upon the conclusion of such contest. Lessee shall defend, indemnify and save harmless Lessor from all costs or expenses arising out of or in connection with any such contest, including but not limited to payment of Taxes and attorneys' fees. If at any time Lessor reasonably determines that payment of the Taxes contested by Lessee is necessary in order to prevent loss of the Aircraft or Rent or civil or criminal penalties or other damage, upon such prior notice to Lessee as is reasonable in the circumstances Lessor may pay such amount or take such other action as it may deem necessary to prevent such loss or damage. If reasonably necessary, upon Lessee's written request Lessor, at Lessee's expense, shall cooperate with Lessee in a permitted contest, provided Lessee upon demand reimburses Lessor for Lessor's costs incurred in cooperating with Lessee in such contest.

         7. Lessor's Right of Inspection and Identification of Aircraft: All equipment, engines, radios, accessories, instruments and parts now or hereafter used in connection with the Aircraft shall become part of the Aircraft by accession. Lessor warrants that the Aircraft is not registered under the laws of any foreign country. Lessee shall permit Lessor or its designee, on 5 days prior written notice to visit and inspect the Aircraft, its condition, use and operation, and the records maintained in connection therewith, at any reasonable time without interfering with the normal operation of the Aircraft, at Lessor's cost and expense, provided that no Default or Event of Default has occurred and is continuing. Lessor shall have no duty to make any such inspection and shall not incur any liability or obligation by reason of not making any such inspection. Lessor's failure to object to any condition or procedure observed or observed in the course of an inspection hereunder shall not be deemed to waive or modify any of the terms of this Lease with respect to such condition or procedure.

         8. Possession and Place of Use: The Aircraft shall be based at the location specified in Schedule "B", and shall not be permanently removed therefrom without Lessor's prior written consent. Lessee shall not, without Lessor's prior written consent, (a) part with possession or control of the Aircraft, (b) attempt or purport to sell, pledge, mortgage or otherwise encumber the Aircraft or otherwise dispose of or encumber any interest under this Lease, or (c) fly or permit the Aircraft to be flown or located outside the area covered by insurance required by paragraph 3 of this Lease.

         9. Lessee's Warranties: Lessee warrants that the Aircraft will be registered under the laws of the United States and will not be registered under the laws of any foreign country; that the Aircraft and/or equipment will not be held, maintained or used in violation of any law, regulation, ordinance or policy of insurance affecting the maintenance, use or flight of Aircraft. These warranties are conditions of Lessee's right of possession and use, and delivery is made in reliance thereon.

         10. Performance of Obligations of Lessee by Lessor: In the event that Lessee shall fail duly and promptly to perform any of its obligations under the provisions of this Lease, Lessor may, at its option, perform the same for the account of Lessee without thereby waiving such default, and any amount paid or expense (including reasonable attorneys' fees), penalty or other liability incurred by Lessor in such performance, together with interest at the Overdue Rate until paid by Lessee to Lessor, shall be payable by Lessee upon demand as additional rent for the Aircraft.

         11. Purchase Option: At any time during the term of this Lease, if Lessee has paid in full all rentals owing hereunder and is not in default hereunder, Lessee shall have the option to purchase the Aircraft for an amount equal to the greater of (1) fair market value of the Aircraft or (2) the Termination Value in accordance with Schedule "C" plus accrued interest. Lessee shall give Lessor written notice of its intent to exercise such option not less than 30 days prior to the transfer of the Aircraft to Lessee. Fair market value shall be determined by a mutually agreed upon independent aircraft broker. If the parties cannot agree on the selection of a broker, each party shall designate a broker. Such selected brokers will then select a third broker to appraise the Aircraft. Such third party broker appraisal shall be binding upon the parties.

              Lessee shall also have the right to purchase the Aircraft as of October 1, 2006 ("Early Buy-Out Option") for the Termination Value for such date in accordance with Schedule "C" plus accrued interest.

         Lessee shall also be responsible for all transaction costs associated with any exercise in accordance with this Section 11.

         12. Put Option: Upon the expiration of the original term of this Lease, Lessor shall have the option to require the Lessee to purchase the Aircraft for an amount equal to the agreed fair market value of the Aircraft as defined in
Section 11 hereof. Lessor shall provide Lessee written notice of its intent to exercise such option not less than 30 days prior to the expiration of the original term of this Lease.

         Lessee shall also be responsible for all transaction costs associated with any exercise in accordance with this Section 12.

         13. Default: An event of default ("Event of Default") shall occur if:

                  (a) Lessee fails to pay or cause to be paid the Rent when due and payable;

                  (b) Either Lessee or WCG, has a petition in bankruptcy filed against it, is adjudicated a bankrupt or has an order for relief thereunder entered against it, or a court of competent jurisdiction enters an order or decree appointing a receiver of Lessee or WCG or of the whole or substantially all of its property, or approving a petition filed against Lessee seeking reorganization or arrangement of Lessee under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, any such judgment, order or decree is not vacated or set aside or stayed within sixty (60) days from the date of the entry thereof, subject to the applicable provisions of the Bankruptcy Code (11 U.S.C Section 101, et seq);

                  (c) Lessee or WCG: (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or
(v) files a petition or answer seeking reorganization or arrangement under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, subject to the applicable provisions of the Bankruptcy Code (11 U.S.A. Section 101, et seq);

                  (d) Lessee or WCG, is liquidated or dissolved, or begins a Proceeding toward liquidation or dissolution, or has filed against it a petition or other Proceeding to cause it to be liquidated or dissolved and the Proceeding is not dismissed within thirty (30) days thereafter, or Lessee in any manner permits the sale or divestiture of substantially all of its assets;

                  (e) The estate or interest of Lessee in the Aircraft or any part thereof is levied upon or attached in any Proceeding and the same is not vacated or discharged within thirty (30) days thereafter (unless Lessee is in the process of consenting such lien or attachment in good faith);

                  (f) Any representation or warranty made by Lessee in the Membership Interest Purchase Agreement or in the certificate delivered in connection therewith shall prove to be incorrect in any material respect when made or deemed made, Lessor is materially and adversely affected thereby and Lessee fails within twenty (20) days after Notice from Lessor thereof to cure such condition by terminating such adverse effect and making Lessor whole for any damage suffered therefrom, or, if with due diligence such cure cannot be effected within twenty (20) days, if Lessee has failed to commence to cure the same within the twenty (20) days or failed thereafter to proceed promptly and with due diligence to cure such condition and complete such cure prior to the time that such condition causes a default in any other lease to which Lessee is subject and prior to the time that the same results in civil or criminal penalties to Lessor, Lessee, or any Affiliates of any of such parties or the Aircraft;

                  (g) A Transfer occurs without the prior written consent of Lessor;

                  (h) Except as otherwise provided in subsection (m) below, a default occurs under any Material Debt when and as the same become due and payable (subject to any applicable grace period);

                  (i) Lessee fails to purchase the Aircraft if and as required under this Lease;

                  (j) Lessee or WCG breaches any of the financial covenants set forth in Section 14 hereof and the breach is not cured within a period of thirty
(30) days after the earlier to occur of (i) the Notice thereof from Lessor, or
(ii) knowledge thereof by Lessee or WCG;

                  (k) Lessee fails to observe or perform any other term, covenant or condition of this Lease and the failure is not cured by Lessee within a period of thirty (30) days after Notice thereof from Lessor:

                  (l) Lessee breaches any representation or warranty made by it in this Lease;

                  (m) An Event of Default as defined in the Credit Agreement, occurs and an acceleration of any of the Loans as defined in the Credit Agreement results;

                  (n) One or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against Lessee or WCG, or any combination thereof and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Lessee or WCG to enforce any such judgment;

                  (o) An ERISA Event shall have occurred that, in the opinion of the Lessor, when taken together with all other ERISA Events that have occurred, could reasonable be expected to result in liability of Lessee or WCG in an aggregate amount exceeding $25,000,000 for all periods;

                  (p) Lessee fails to maintain the Aircraft in accordance with the terms of this Lease;

                  (q) A Change in Control shall occur;

                  (r) Lessee fails to observe or perform any provisions of
Section 4 and Section 14.4 regarding insurance; or

                  (s) Lessee defaults on any other Aircraft Dry Lease dated concurrently herewith.


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

         Upon the occurrence of an Event of Default, Lessor, at Lessor's option, may: (a) proceed by appropriate court action or actions or other proceedings either at law or in equity to enforce performance by Lessee of any and all covenants of this Lease and to recover damages for the breach thereof; (b) demand that Lessee deliver the Aircraft forthwith to Lessor at Lessee's expense at such place as Lessor may designate; (c) Lessor and/or Lessor's agents may, without notice or liability or legal process, enter into any premises of or under control or jurisdiction of Lessee or any agent of Lessee where the Aircraft may be or by Lessor is believed to be, and repossess the Aircraft, using all force necessary or permitted by applicable law so to do, Lessee hereby expressly waiving all further rights to possession of the Aircraft and all claims for injuries suffered through or loss caused by such repossession; (d) terminate this Lease, whereupon Lessee shall, without further demand, as liquidated damages for loss of the bargain and not as a penalty forthwith pay to Lessor any unpaid Rent that accrued on or before the occurrence of the event of default plus an amount equal to the difference between the value, as of the date of the occurrence of such event of default, of the aggregate Rent reserved hereunder for the unexpired term of this Lease and the then value of the aggregate rental value of the Aircraft for such unexpired term which the Lessor reasonably estimates to be obtainable for the use of the Aircraft during such unexpired terms. Should any proceedings be instituted by or against Lessor for monies due to Lessor hereunder and/or for possession of the Aircraft or for any other relief, Lessee shall pay a reasonable sum as attorneys' fees. If any statute governing the proceeding in which damages are to be proved specifies the amount of such claim, Lessor shall be entitled to prove as and for damages for the breach an amount equal to that allowed under such statute. The remedies of this Lease provided in favor of Lessor shall not be deemed exclusive, but shall be cumulative, and shall be in addition to all other remedies in its favor existing at law or in equity, and the exercise, or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all such remedies. No express or implied waiver by Lessor of any event of default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent events of default.

         14. Covenants: Lessee represents, warrants and covenants that:

                14.1 Existence; Conduct of Business. Lessee and WCG each will
         (i) continue to engage in business of the same general type as now conducted and (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business.

                14.2 Payment of Obligations. Lessee and WCG each (i) will pay its Debt and other material obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate legal process, (b) has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Encumbrance securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect and (ii) shall not breach, in any material respect, or permit to exist any material default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except where the failure to do the foregoing would not in the aggregate have a Material Adverse Effect.

                14.3 Maintenance of Properties. Lessee and WCG each will keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                14.4 Insurance. In addition to the insurance required in Section 4, Lessee and WCG each will maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. As of the Effective Date, all premiums in respect of all insurance described in the Lease have been paid. Lessee shall deliver an insurance certificate to Lessor as of the Effective Date evidencing all such insurance coverages.

                14.5 Casualty and Condemnation. The Lessee will furnish to Lessor prompt written notice of any casualty or other insured damage to any portion of any of Lessor's property or assets or the commencement of any action or Proceeding for the taking of any of Lessor's property or assets or any part thereof or interest therein under power of eminent domain or by condemnation or similar Proceeding (in each case with a value in excess of $10,000,000).

                14.6 Books and Records; Inspection and Audit Rights. Lessee and WCG each will keep proper books of record and account in which materially full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Lessee and WCG each will permit any representatives designated by the Lessor at the expense of Lessor, or, if an Event of Default shall have occurred and be continuing, at the expense of the Lessee, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                14.7 Compliance with Laws. Lessee and WCG each will comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate action and such failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                14.8 Further Assurances. At any time and from time to time, Lessee will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Lessor may reasonably request, to effectuate the transactions contemplated by this Lease or to grant, preserve, protect or perfect the Encumbrances created or intended to be created in connection with this Lease or any of the other documents contemplated herein, required to be in effect or the validity or priority of any such Encumbrance, all at the expense of Lessee and Lessor. Lessee and Lessor also agree to provide to Lessor, from time to time upon request, evidence reasonably satisfactory to Lessor as to the perfection and priority of the Encumbrance created or intended to be created in connection with this Lease or any of the other documents contemplated herein.

                14.9 Pledge or Encumber Assets. Lessee shall not pledge or otherwise encumber any of its assets, other than leased equipment used in the operation of the Aircraft.

                14.10 Encumbrances. Lessee will not create, incur, assume or permit to exist any Encumbrance on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except for any Permitted Encumbrances or Encumbrances created in connection with or specifically contemplated by this Lease or permitted by the Credit Agreement.

                14.11 Fundamental Changes. Lessee and WCG each will not merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing (i) any Person may merge into the Lessee in a transaction in which the Lessee is the surviving entity, provided that any such merger involving a Person that is not a wholly owned by Lessor immediately prior to such merger shall not be permitted, and (ii) any person may merge into the Lessee in a transaction in which the Lessee is the surviving corporation.

                14.12 Other Material Agreements. Lessee shall not (i) enter into any other material agreement relating to any portion of the Aircraft, or (ii) if entered into with Lessor's consent, thereafter, amend, modify, renew, replace or otherwise change the terms of any such material agreement without the prior written consent of Lessor.

                14.13 Total Net Debt to Contributed Capital Ratio. The Total Net Debt to Contributed Capital ratio shall at no time prior to January 1, 2002 exceed .65 to 1.00.

                14.14 Minimum EBITDA. The amount equal to (i) EBITDA for the period of four (4) fiscal quarters ending during any period set forth below plus (ii) ADP Interest Expense for such period minus (iii) gains for such period attributable to Dark Fiber and Capacity

         Dispositions plus (iv) Dark Fiber and Capacity Proceeds for such period shall not be less than the amount set forth below opposite such period:

                            PERIOD                                              AMOUNT
                            ------                                              ------
                January 1,2001-March 31, 2001                                $200,000,000

                 April 1, 2001-June 30, 2001                                 $300,000,000

               July 1, 2001-September 20, 2001                               $350,000,000

              October 1, 2001-December 31, 2001                              $350,000,000

                14.15 Total Leverage Ratio. (a) The Total Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:

                             PERIOD                                       TOTAL LEVERAGE RATIO
                             ------                                       --------------------
                March 31, 2001-December 30, 2001                               12.50:1.00

              December 31, 2002-December 30, 2003                              9.50:1.00

                December 31, 2003 and thereafter                               4.00:1.00

                14.16 Senior Leverage Ratio. The Senior Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:


                            PERIOD                                      SENIOR LEVERAGE RATIO
                            ------                                      ---------------------
               March 31, 2002-December 30, 2002                               5.25:1.00

             December 31, 2002-December 30, 2003                              3.25:1.00

               December 31, 2003 and thereafter                               2.50:1.00

                14.17 Interest Coverage Ratio. The Interest Coverage Ratio for any period of four (4) consecutive fiscal quarters ending during any period set forth below shall not be less than the ratio set forth below opposite such period:

                            PERIOD                                     INTEREST COVERAGE RATIO
                            ------                                     -----------------------
                 June 30, 2002-June 29, 2003                                  1.00:1.00

               June 30, 2003-December 30, 2003                                1.50:1.00

               December 31, 2003 and thereafter                               2.00:1.00

                14.18 Organization; Powers. Lessee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                14.19 Authorization; Enforceability. The execution of and performance under this Lease is within Lessee's' entity powers and has been duly authorized by all necessary member, corporate and, if required, stockholder action as the case may be. This Lease has been duly executed and delivered by Lessee and constitutes a legal, valid and binding obligation of the Lessee, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a Proceeding in equity or at law.

                14.20 Governmental Approvals; No Conflicts. The Lease or any of the other documents contemplated herein, (a) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Lessor's rights under this Lease, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Lessee or Lessor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Lessee or Lessor or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Lessee or Lessor, and
         (d) will not result in the creation or imposition of any Encumbrance on any asset of Lessee or Lessor, except any Encumbrance created by or in accordance with the Lease.

                14.21 Material Adverse Change. Since December 31, 2000, there has been no Material Adverse Change.

                14.22 Properties. Lessee has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. None of the properties and assets of Lessee or Lessor is subject to any Encumbrance other than Permitted Encumbrances, and Encumbrances created by or in connection with this Lease.

                14.23 Intellectual Property. Lessee owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Lessee does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                14.24 Litigation and Environmental Matters. There is no action, suit or Proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Lessee or Lessor, threatened against or affecting Lessee or WCG (i) as to which there is a reasonable possibility-bility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Lease or any of the other documents contemplated herein.

                           14.24.1 Environmental Compliance. Except with respect
                to other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, Lessee (i) has not failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has not become subject to any liability with respect to any Environmental Law, (iii) has not received written notice of any claim with respect to any Environmental Law or (iv) does not know of any basis for any violations of any Environmental Law or any release, threatened release or exposure to any Hazardous Materials that is likely to form the basis of any liability under any Environmental Law.

                14.25 Compliance with Laws and Agreements. Lessee is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Event of Default has occurred and is continuing.

                14.26 Investment and Holding Company Status. Lessee is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                14.27 Taxes. Lessee or WCG has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all taxes required to have been paid by or with respect to it, except (a) taxes that are being contested in good faith by an appropriate Proceeding and for which Lessee or Lessor, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                14.28 ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

                14.29 Disclosure. Lessee has disclosed all agreements, instruments and corporate or other restrictions to which Lessee is subject, and all other matters known to Lessee, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of Lessee in connection with the negotiation of this Lease or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Lessee represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                14.30 Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Lessee pending or, to the knowledge of Lessee, threatened. The hours worked by and payments made to employees of Lessee have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Lessee, or for which any claim may be made against Lessee, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Lessee. The execution of this Lease has not and will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which Lessee is bound.

                14.31 No Burdensome Restrictions. No contract, lease, agreement or other instrument to which Lessee is a party or by which any of its property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation could reasonably be expected to have Material Adverse Effect.

                14.32 Representations True and Correct. As of the dates when made and as of the Effective Date, each representation and warranty of Lessee thereto contained in this Lease or any other documents executed in connection herewith, is true and correct.

         15. OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS. Lessee shall furnish or cause to be furnished to one another:

                15.1 Fiscal Year Information. (i) within 90 days after the end of each fiscal year of WCG, its audited consolidated balance sheets and related audited consolidated statements of operations, stockholders' or members' equity and cash flows as of the end of and for such fiscal year (including segment reporting with respect to each of WCG's business segments consistent), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of WCG on a consolidated basis in accordance with GAAP consistently applied, and (ii) within 90 days after the end of each fiscal year of WCG, supplemental unaudited balance sheets and related unaudited statements of operations, stockholders' or members' equity and cash flows as of the end of and for such fiscal year, setting forth in tabular form in each case the figures for the previous year, for WCG and the consolidating adjustments with respect thereto.

                15.2 Quarterly Information. (i) within 45 days after the end of each of the first 3 fiscal quarters of each fiscal year of WCG, unaudited consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations, stockholders' or members' equity and cash flow of WCG as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or in the case of the balance sheet, as of the end of the previous fiscal year), all certified by an Officer's Certificate as presenting fairly in all material respects the financial condition and results of operations of WCG on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) within 45 days after the end of each of the first 3 fiscal quarters of each fiscal year of WCG, unaudited balance sheets and related statements of operations, stockholders' or members' equity and cash flow of Lessor as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year) all certified by a Officer's Certificate as presenting fairly in all material respects the financial condition and results of operations of WCG in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes.

                15.3 Officers Certificate. Concurrently with any delivery of financial statements in accordance with this Lease, an Officer's Certificate of the Lessee (i) certifying as to whether an Event of Default has occurred and, if an Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Sections 14.13 through 14.17, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date referred to in paragraph 14.24 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Officer's Certificate.

                15.4 Accounting Firm Certificate. Concurrently with any delivery of financial statements in accordance with this Lease, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines).

                15.5 Budget. As soon as practicable after approval by the Board of Directors of WCG, and in any event not later than 120 days after the commencement of each fiscal year of Lessor, a consolidated and consolidating budget of WCG for such fiscal year and a consolidated budget of WCG for such fiscal year and, promptly when available, any significant revisions of any such budget.

                15.6 SEC Filings. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by WCG or any of its Affiliates with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC, or with any national securities exchange, or distributed by WCG to its members generally, as the case may be, except to the extent any such report, proxy statement or other material is available electronically on a publicly-accessible website.

                15.7 Other Information. Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Lessee, or compliance with the terms of this Lease or any of the documents contemplated herein.

                15.8 Credit Agreement Information. To the extent not previously covered by the provisions of this paragraph, copies of all information provided by Lessee or any Affiliates pursuant to the Credit Agreement, contemporaneously with its delivery pursuant thereto.

         16. NOTICES OF MATERIAL EVENTS. Upon knowledge thereof, Lessee will furnish prompt written notice of the following. Each notice delivered under this paragraph shall be accompanied by a statement of an Officer's Certificate, duly executed, setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                16.1 Event of Default. The occurrence of any Event of Default.

                16.2 Action, Suit or Proceeding. The filing or commencement of any action, suit or Proceeding by or before any arbitrator or Governmental Authority against or affecting Lessee, WCG or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect.

                16.3 ERISA Event. The occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect.

                16.4 Credit Agreement. Any change or modification to the Credit Agreement.

                16.5 Other Matters. Any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         17. Indemnity: Lessee agrees that Lessor shall not be liable to Lessee for, and Lessee shall indemnify and save Lessor, its parent and affiliated companies harmless from and against any and all liability, loss, damage, expense, causes of action, suits, claims or judgments arising from or caused directly or indirectly by (a) Lessee's failure to promptly perform any of its obligations under the provisions of this Lease, (b) injury to person or property resulting from or based upon the actual or alleged use, operation, delivery or transportation of the Aircraft or its location or condition, or (c) inadequacy of the Aircraft for any purpose or any deficiency or defect therein or the use or maintenance thereof or any repairs, servicing or adjustments thereto or any delay in providing or failure to provide any thereof or any interruption or loss of service or use thereof or any loss of business; and shall, at its own cost and expense, defend any and all suits which may be brought against Lessor, either alone or in conjunction with others upon any such liability or claim or claims and shall satisfy, pay and discharge any and all judgments and fines that may be recovered against Lessor in any such action or actions, provided, however, that Lessor shall give Lessee written notice of any such claim or demand.

         18. Assignments and Notices: Neither this Lease nor Lessee's rights hereunder shall be assignable except with Lessor's written consent; the conditions hereof shall bind any permitted successors and assigns of Lessee. Lessor may assign this Lease without consent of Lessee. Lessee, after receiving notice of any assignment, shall abide thereby and make payment as may therein be directed. Following such assignment, solely for the purpose of determining assignor's rights hereunder, the term "Lessor" shall be deemed to include or refer to Lessor's assignee. All notices relating hereto shall be delivered in person to an officer of Lessor or Lessee or shall be mailed to Lessor or Lessee at its respective address herein shown or at any later address last known to the sender.

         19. Further Assurances: Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary or advisable for the confirmation or perfection of this Lease and Lessor's rights hereunder, including the filing or recording of this Lease at Lessor's option.

         20. Counterparts: This Lease may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one in the same instrument.

         21. Entire Agreement: There are no oral or written agreements or representations between the parties hereto affecting this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Lessor and Lessee.

         22. Governing Law: This Lease is executed and delivered in the State of Oklahoma, and except insofar as the law of another state or jurisdiction may be mandatorily applicable, shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of said State.

         23. Truth-in-Leasing Clause: THE AIRCRAFT HAS BEEN MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 91 FOR THE 12 MONTHS PRECEDING THE DATE OF THIS LEASE. THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED UNDER FEDERAL AVIATION REGULATION PART 91 FOR OPERATIONS TO BE CONDUCTED UNDER THIS LEASE. THE LESSEE CERTIFIES THAT IT IS RESPONSIBLE FOR OPERATIONAL CONTROL OF THE AIRCRAFT AND THAT IT UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS. AN EXPLANATION OF THE FACTORS BEARING ON OPERATIONAL CONTROL AND THE PERTINENT FEDERAL AVIATION

REGULATIONS CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT
OFFICE.

LESSOR:                                  LESSEE:

WILLIAMS COMMUNICATIONS                  WILLIAMS COMMUNICATIONS, LLC
   AIRCRAFT, LLC



By:    /s/ Mark W. Husband               By:    /s/  Howard S. Kalika
       -----------------------------            --------------------------------

Name:      Mark W. Husband               Name:       Howard S. Kalika
       -----------------------------            --------------------------------

Title:     Assistant Treasurer           Title: Treasurer and Vice President
       -----------------------------            --------------------------------






Signature page to Aircraft Dry Lease (N352WC) by and between Williams Communications Aircraft, LLC and Williams Communications, LLC dated September 13, 2001

                                  SCHEDULE "A"

                                  RENT -N352WC

                  Rent shall be payable in one hundred and twenty (120) equal successive monthly rental payments in an amount as would be necessary to amortize $4,000,000 on a straight-line basis over a period of one hundred and twenty (120) months plus interest calculated at the Interest Rate as set forth below:

                  The following definitions shall apply to this SCHEDULE "A":

                  "ABR", when used herein, refers to interest at a rate determined by reference to the Alternate Base Rate.

                  "Applicable Margin" means, for any day, the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the Lessee's Bank Facility Rating set by S&P and Moody's, respectively, applicable on such date plus (ii) the applicable rate per annum set forth below under the caption "Leverage Premium", unless the Total Leverage Ratio, as determined by reference to the financial statements delivered to the Lessor in respect of the most recently ended fiscal quarter of WCG, is less than 6:00 to 1:00.

                  "Eurodollar", when used herein, refers to interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "LIBO Rate" means, with respect to any Eurodollar Rate, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lessor from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two
(2) Business Days prior to the FIRST DAY of each calendar month, as the rate for dollar deposits with a maturity of thirty (30) days. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity of thirty (30) days are offered by the principal London office of the CitiBank, N.A., in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the FIRST DAY of each calendar month. IN EITHER CASE, THE APPLICABLE LIBO RATE SHALL BE EFFECTIVE FOR THE CALENDAR MONTH NEXT SUCCEEDING THE CALENDAR MONTH COMMENCING IMMEDIATELY AFTER SUCH DETERMINATION.

                  "Moody's" means Moody's Investors Service, Inc.

                  "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies.

                  "WCG" means Williams Communications Group, Inc., a Delaware corporation, and the parent company of Williams Communications, LLC.

Interest Rate Calculation

At Lessee's option, ABR plus Applicable Margin or LIBO Rate plus Applicable Margin (the "Rate") as determined from time to time by S&P or by Moody's based on Lessee's Facilities Rating in accordance with the grid below:

                                   Facilities Rating of                                  Eurodollar      Leverage
                                          Lessee                       ABR Spread          Spread         Premium
                                   --------------------                ----------        ----------      --------
       Level I                   BBB- and Baa3 or higher                 0.50%             1.50%           .25%
       Level II                        BB+ and Ba1                       0.875%           1.875%           .25%
      Level III                         BB and Ba2                       1.25%             2.25%           .25%
       Level IV                        BB- and Ba3                       1.50%             2.50%           .25%
       Level V               Lower than BB- or lower than Ba3            1.75%             2.75%           .25%

         For purposes of the foregoing (i) if neither S&P nor Moody's or any replacement or successor facility of similar size shall have in effect a rating for the Facilities, then the Applicable Margin shall be the rate set forth in Level V, (ii) if either S&P or Moody's, but not bot S&P or Moody's, shall have in effect a rating for the Facilities, then the Applicable Margin shall be based on such rating, (iii) if the ratings established by S&P or Moody's for the Facilities shall fall within different Levels, then the Applicable Margin shall be based on the lower of the two ratings, (iv) if the ratings established by S&P or Moody's for the Facilities shall fall within the same Level, then the Applicable Margin shall be based on that Level and (v) if the ratings established by S&P or Moody's for the Facilities shall be changed (other than as a result of a change in the rating system of S&P of Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and engine on the date immediately preceding the effective date of the next such change.

                                  SCHEDULE "B"

         Cessna model 560 Citation V aircraft with manufacturer's serial number 560-0194 and United States nationality and registration marks N352WC.

         Pratt & Whitney model JT15D-5D aircraft engines with manufacturer's serial numbers PCE-108400 and PCE-108397, each of which is capable of producing 750 or more rated takeoff horsepower.

         Such aircraft shall be based at Tulsa International Airport, City of Tulsa, State of Oklahoma, Country of U.S.A.

                                  SCHEDULE "C"

                                Termination Value

The Termination Value of the Aircraft shall be set forth opposite the applicable rent payment, plus accrued interest to such date.

CAPITALIZED LESSOR'S COST:                      $4,000,000.00

                                                (1)              (2)                (3)               (4)              (2) + (4)
                           Termination        Ten Year                            Monthly       Present Value
   Payment  Monthly        Value as a      Straight-Line     Unamortized        Depreciation   of Depreciation       Termination
   Number   Period          % of Cost       Amotization        Balance            Benefits         Benefits             Value
      1     10/1/01          133.83%         $33,333.33     $4,000,000.00        $66,666.67      $1,353,143.02       $5,353,143.02
      2     11/1/01          131.55%         $33,333.33     $3,966,666.67        $66,666.67      $1,295,497.31       $5,262,163.97
      3     12/1/01          129.27%         $33,333.33     $3,933,333.33        $66,666.67      $1,237,467.29       $5,170,800.62
      4      1/1/02          126.98%         $33,333.33     $3,900,000.00        $26,666.67      $1,179,050.40       $5,079,050.40
      5      2/1/02          125.67%         $33,333.33     $3,866,666.67        $26,666.67      $1,160,244.07       $5,026,910.74
      6      3/1/02          124.37%         $33,333.33     $3,833,333.33        $26,666.67      $1,141,312.37       $4,974,645.70
      7      4/1/02          123.06%         $33,333.33     $3,800,000.00        $26,666.67      $1,122,254.45       $4,922,254.45
      8      5/1/02          121.74%         $33,333.33     $3,766,666.67        $26,666.67      $1,103,069.48       $4,869,736.15
      9      6/1/02          120.43%         $33,333.33     $3,733,333.33        $26,666.67      $1,083,756.61       $4,817,089.94
     10      7/1/02          119.11%         $33,333.33     $3,700,000.00        $26,666.67      $1,064,314.99       $4,764,314.99
     11      8/1/02          117.79%         $33,333.33     $3,666,666.67        $26,666.67      $1,044,743.75       $4,711,410.42
     12      9/1/02          116.46%         $33,333.33     $3,633,333.33        $26,666.67      $1,025,042.04       $4,658,375.38
     13     10/1/02          115.13%         $33,333.33     $3,600,000.00        $26,666.67      $1,005,208.99       $4,605,208.99
     14     11/1/02          113.80%         $33,333.33     $3,566,666.67        $26,666.67        $985,243.72       $4,551,910.38
     15     12/1/02          112.46%         $33,333.33     $3,533,333.33        $26,666.67        $965,145.34       $4,498,478.68
     16      1/1/03          111.12%         $33,333.33     $3,500,000.00        $16,000.00        $944,912.98       $4,444,912.98
     17      2/1/03          110.05%         $33,333.33     $3,466,666.67        $16,000.00        $935,212.40       $4,401,879.07
     18      3/1/03          108.97%         $33,333.33     $3,433,333.33        $16,000.00        $925,447.15       $4,358,780.48
     19      4/1/03          107.89%         $33,333.33     $3,400,000.00        $16,000.00        $915,616.80       $4,315,616.80
     20      5/1/03          106.81%         $33,333.33     $3,366,666.67        $16,000.00        $905,720.91       $4,272,387.57
     21      6/1/03          105.73%         $33,333.33     $3,333,333.33        $16,000.00        $895,759.05       $4,229,092.38
     22      7/1/03          104.64%         $33,333.33     $3,300,000.00        $16,000.00        $885,730.77       $4,185,730.77
     23      8/1/03          103.56%         $33,333.33     $3,266,666.67        $16,000.00        $875,635.65       $4,142,302.31
     24      9/1/03          102.47%         $33,333.33     $3,233,333.33        $16,000.00        $865,473.22       $4,098,806.55
     25     10/1/03          101.38%         $33,333.33     $3,200,000.00        $16,000.00        $855,243.04       $4,055,243.04
     26     11/1/03          100.29%         $33,333.33     $3,166,666.67        $16,000.00        $844,944.66       $4,011,611.32
     27     12/1/03           99.20%         $33,333.33     $3,133,333.33        $16,000.00        $834,577.62       $3,967,910.96
     28      1/1/04           98.10%         $33,333.33     $3,100,000.00        $50,960.00        $824,141.47       $3,924,141.47
     29      2/1/04           96.13%         $33,333.33     $3,066,666.67        $50,960.00        $778,675.75       $3,845,342.42
     30      3/1/04           94.16%         $33,333.33     $3,033,333.33        $50,960.00        $732,906.92       $3,766,240.25
     31      4/1/04           92.17%         $33,333.33     $3,000,000.00        $50,960.00        $686,832.97       $3,686,832.97
     32      5/1/04           90.18%         $33,333.33     $2,966,666.67        $50,960.00        $640,451.85       $3,607,118.52
     33      6/1/04           88.18%         $33,333.33     $2,933,333.33        $50,960.00        $593,761.53       $3,527,094.87
     34      7/1/04           86.17%         $33,333.33     $2,900,000.00        $50,960.00        $546,759.94       $3,446,759.94
     35      8/1/04           84.15%         $33,333.33     $2,866,666.67        $50,960.00        $499,445.01       $3,366,111.68
     36      9/1/04           82.13%         $33,333.33     $2,833,333.33        $50,960.00        $451,814.64       $3,285,147.98
     37     10/1/04           80.10%         $33,333.33     $2,800,000.00        $50,960.00        $403,866.74       $3,203,866.74

The Termination Value of the Aircraft shall be set forth opposite the applicable rent payment, plus accrued interest to such date.

CAPITALIZED LESSOR'S COST:                      $4,000,000.00

                                                (1)              (2)                (3)               (4)              (2) + (4)
                           Termination        Ten Year                            Monthly       Present Value
   Payment  Monthly        Value as a      Straight-Line     Unamortized        Depreciation   of Depreciation       Termination
   Number   Period          % of Cost       Amotization        Balance            Benefits         Benefits             Value
     38     11/1/04           78.06%         $33,333.33     $2,766,666.67        $50,960.00        $355,599.19       $3,122,265.85
     39     12/1/04           76.01%         $33,333.33     $2,733,333.33        $50,960.00        $307,009.85       $3,040,343.18
     40      1/1/05           73.95%         $33,333.33     $2,700,000.00        $15,360.00        $258,096.58       $2,958,096.58
     41      2/1/05           72.78%         $33,333.33     $2,666,666.67        $15,360.00        $244,457.22       $2,911,123.89
     42      3/1/05           71.60%         $33,333.33     $2,633,333.33        $15,360.00        $230,726.94       $2,864,060.27
     43      4/1/05           70.42%         $33,333.33     $2,600,000.00        $15,360.00        $216,905.12       $2,816,905.12
     44      5/1/05           69.24%         $33,333.33     $2,566,666.67        $15,360.00        $202,991.15       $2,769,657.82
     45      6/1/05           68.06%         $33,333.33     $2,533,333.33        $15,360.00        $188,984.43       $2,722,317.76
     46      7/1/05           66.87%         $33,333.33     $2,500,000.00        $15,360.00        $174,884.32       $2,674,884.32
     47      8/1/05           65.68%         $33,333.33     $2,466,666.67        $15,360.00        $160,690.22       $2,627,356.88
     48      9/1/05           64.49%         $33,333.33     $2,433,333.33        $15,360.00        $146,401.49       $2,579,734.82
     49     10/1/05           63.30%         $33,333.33     $2,400,000.00        $15,360.00        $132,017.50       $2,532,017.50
     50     11/1/05           62.11%         $33,333.33     $2,366,666.67        $15,360.00        $117,537.61       $2,484,204.28
     51     12/1/05           60.91%         $33,333.33     $2,333,333.33        $15,360.00        $102,961.20       $2,436,294.53
     52      1/1/06           59.71%         $33,333.33     $2,300,000.00         $7,680.00         $88,287.60       $2,388,287.60
     53      2/1/06           58.70%         $33,333.33     $2,266,666.67         $7,680.00         $81,196.19       $2,347,862.85
     54      3/1/06           57.68%         $33,333.33     $2,233,333.33         $7,680.00         $74,057.50       $2,307,390.83
     55      4/1/06           56.67%         $33,333.33     $2,200,000.00         $7,680.00         $66,871.21       $2,266,871.21
     56      5/1/06           55.66%         $33,333.33     $2,166,666.67         $7,680.00         $59,637.02       $2,226,303.69
     57      6/1/06           54.64%         $33,333.33     $2,133,333.33         $7,680.00         $52,354.60       $2,185,687.93
     58      7/1/06           53.63%         $33,333.33     $2,100,000.00         $7,680.00         $45,023.63       $2,145,023.63
     59      8/1/06           52.61%         $33,333.33     $2,066,666.67         $7,680.00         $37,643.79       $2,104,310.46
     60      9/1/06           51.59%         $33,333.33     $2,033,333.33         $7,680.00         $30,214.75       $2,063,548.08
     61     10/1/06           50.57%         $33,333.33     $2,000,000.00         $7,680.00         $22,736.18       $2,022,736.18
     62     11/1/06           49.55%         $33,333.33     $1,966,666.67         $7,680.00         $15,207.75       $1,981,874.42
     63     12/1/06           48.52%         $33,333.33     $1,933,333.33         $7,680.00          $7,629.14       $1,940,962.47
     64      1/1/07           47.50%         $33,333.33     $1,900,000.00                                            $1,900,000.00
     65      2/1/07           46.67%         $33,333.33     $1,866,666.67                                            $1,866,666.67
     66      3/1/07           45.83%         $33,333.33     $1,833,333.33                                            $1,833,333.33
     67      4/1/07           45.00%         $33,333.33     $1,800,000.00                                            $1,800,000.00
     68      5/1/07           44.17%         $33,333.33     $1,766,666.67                                            $1,766,666.67
     69      6/1/07           43.33%         $33,333.33     $1,733,333.33                                            $1,733,333.33
     70      7/1/07           42.50%         $33,333.33     $1,700,000.00                                            $1,700,000.00
     71      8/1/07           41.67%         $33,333.33     $1,666,666.67                                            $1,666,666.67
     72      9/1/07           40.83%         $33,333.33     $1,633,333.33                                            $1,633,333.33
     73     10/1/07           40.00%         $33,333.33     $1,600,000.00                                            $1,600,000.00
     74     11/1/07           39.17%         $33,333.33     $1,566,666.67                                            $1,566,666.67
     75     12/1/07           38.33%         $33,333.33     $1,533,333.33                                            $1,533,333.33
     76      1/1/08           37.50%         $33,333.33     $1,500,000.00                                            $1,500,000.00
     77      2/1/08           36.67%         $33,333.33     $1,466,666.67                                            $1,466,666.67
     78      3/1/08           35.83%         $33,333.33     $1,433,333.33                                            $1,433,333.33
     79      4/1/08           35.00%         $33,333.33     $1,400,000.00                                            $1,400,000.00
     80      5/1/08           34.17%         $33,333.33     $1,366,666.67                                            $1,366,666.67

The Termination Value of the Aircraft shall be set forth opposite the applicable rent payment, plus accrued interest to such date.

CAPITALIZED LESSOR'S COST:                      $4,000,000.00

                                                (1)              (2)                (3)               (4)              (2) + (4)
                           Termination        Ten Year                            Monthly       Present Value
   Payment  Monthly        Value as a      Straight-Line     Unamortized        Depreciation   of Depreciation       Termination
   Number   Period          % of Cost       Amotization        Balance            Benefits         Benefits             Value
     81      6/1/08           33.33%         $33,333.33     $1,333,333.33                                            $1,333,333.33
     82      7/1/08           32.50%         $33,333.33     $1,300,000.00                                            $1,300,000.00
     83      8/1/08           31.67%         $33,333.33     $1,266,666.67                                            $1,266,666.67
     84      9/1/08           30.83%         $33,333.33     $1,233,333.33                                            $1,233,333.33
     85     10/1/08           30.00%         $33,333.33     $1,200,000.00                                            $1,200,000.00
     86     11/1/08           29.17%         $33,333.33     $1,166,666.67                                            $1,166,666.67
     87     12/1/08           28.33%         $33,333.33     $1,133,333.33                                            $1,133,333.33
     88      1/1/09           27.50%         $33,333.33     $1,100,000.00                                            $1,100,000.00
     89      2/1/09           26.67%         $33,333.33     $1,066,666.67                                            $1,066,666.67
     90      3/1/09           25.83%         $33,333.33     $1,033,333.33                                            $1,033,333.33
     91      4/1/09           25.00%         $33,333.33     $1,000,000.00                                            $1,000,000.00
     92      5/1/09           24.17%         $33,333.33       $966,666.67                                              $966,666.67
     93      6/1/09           23.33%         $33,333.33       $933,333.33                                              $933,333.33
     94      7/1/09           22.50%         $33,333.33       $900,000.00                                              $900,000.00
     95      8/1/09           21.67%         $33,333.33       $866,666.67                                              $866,666.67
     96      9/1/09           20.83%         $33,333.33       $833,333.33                                              $833,333.33
     97     10/1/09           20.00%         $33,333.33       $800,000.00                                              $800,000.00
     98     11/1/09           19.17%         $33,333.33       $766,666.67                                              $766,666.67
     99     12/1/09           18.33%         $33,333.33       $733,333.33                                              $733,333.33
    100      1/1/10           17.50%         $33,333.33       $700,000.00                                              $700,000.00
    101      2/1/10           16.67%         $33,333.33       $666,666.67                                              $666,666.67
    102      3/1/10           15.83%         $33,333.33       $633,333.33                                              $633,333.33
    103      4/1/10           15.00%         $33,333.33       $600,000.00                                              $600,000.00
    104      5/1/10           14.17%         $33,333.33       $566,666.67                                              $566,666.67
    105      6/1/10           13.33%         $33,333.33       $533,333.33                                              $533,333.33
    106      7/1/10           12.50%         $33,333.33       $500,000.00                                              $500,000.00
    107      8/1/10           11.67%         $33,333.33       $466,666.67                                              $466,666.67
    108      9/1/10           10.83%         $33,333.33       $433,333.33                                              $433,333.33
    109     10/1/10           10.00%         $33,333.33       $400,000.00                                              $400,000.00
    110     11/1/10            9.17%         $33,333.33       $366,666.67                                              $366,666.67
    111     12/1/10            8.33%         $33,333.33       $333,333.33                                              $333,333.33
    112      1/1/11            7.50%         $33,333.33       $300,000.00                                              $300,000.00
    113      2/1/11            6.67%         $33,333.33       $266,666.67                                              $266,666.67
    114      3/1/11            5.83%         $33,333.33       $233,333.33                                              $233,333.33
    115      4/1/11            5.00%         $33,333.33       $200,000.00                                              $200,000.00
    116      5/1/11            4.17%         $33,333.33       $166,666.67                                              $166,666.67
    117      6/1/11            3.33%         $33,333.33       $133,333.33                                              $133,333.33
    118      7/1/11            2.50%         $33,333.33       $100,000.00                                              $100,000.00
    119      8/1/11            1.67%         $33,333.33        $66,666.67                                               $66,666.67
    120      9/1/11            0.83%         $33,333.33        $33,333.33                                               $33,333.33

                                                                       EXHIBIT I

================================================================================

                                 $1,500,000,000

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                SEPTEMBER 8, 1999

                                      among

                          WILLIAMS COMMUNICATIONS, LLC,
                                   as Borrower

                      WILLIAMS COMMUNICATIONS GROUP, INC.,
                                  as Guarantor

                            THE LENDERS PARTY HERETO,

                             BANK OF AMERICA, N.A.,
                            as Administrative Agent,

                                       and

                            THE CHASE MANHATTAN BANK,
                              as Syndication Agent

                           ---------------------------

                            SALOMON SMITH BARNEY INC.

                                       and

                             LEHMAN BROTHERS, INC.,
                  as Joint Lead Arrangers and Joint Bookrunners
           with respect to the Incremental Facility referred to herein

                           SALOMON SMITH BARNEY INC.,

                             LEHMAN BROTHERS, INC.,

                                       and

                            MERRILL LYNCH & CO., INC.

                           as Co-Documentation Agents

================================================================================

                              ARTICLE 1 DEFINITIONS


SECTION 1.01.  Defined Terms.............................................................................1
SECTION 1.02.  Classification of Loans and Borrowings...................................................36
SECTION 1.03.  Terms Generally..........................................................................36
SECTION 1.04.  Accounting Terms; GAAP...................................................................36

                              ARTICLE 2 THE CREDITS


SECTION 2.01.  Commitments..............................................................................38
SECTION 2.02.  Loans and Borrowings.....................................................................38
SECTION 2.03.  Requests for Borrowings..................................................................39
SECTION 2.04.  Swingline Loans..........................................................................40
SECTION 2.05.  Letters of Credit........................................................................42
SECTION 2.06.  Funding of Borrowings....................................................................46
SECTION 2.07.  Interest Elections.......................................................................47
SECTION 2.08.  Termination and Reduction of Commitments.................................................48
SECTION 2.09.  Repayment of Loans; Evidence of Debt.....................................................51
SECTION 2.10.  Amortization of Term Loans and Incremental Term Loans....................................52
SECTION 2.11.  Prepayment of Loans......................................................................55
SECTION 2.12.  Fees.....................................................................................57
SECTION 2.13.  Interest.................................................................................58
SECTION 2.14.  Alternate Rate of Interest...............................................................59
SECTION 2.15.  Increased Costs..........................................................................60
SECTION 2.16.  Break Funding Payments...................................................................61
SECTION 2.17.  Taxes....................................................................................62
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..............................63
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders...........................................65
SECTION 2.20.  Additional Incremental Facilities and Commitments........................................66

                    ARTICLE 3 REPRESENTATIONS AND WARRANTIES


SECTION 3.01.  Organization; Powers.....................................................................67
SECTION 3.02.  Authorization; Enforceability............................................................67
SECTION 3.03.  Governmental Approvals; No Conflicts.....................................................68
SECTION 3.04.  Financial Condition; No Material Adverse Change..........................................68
SECTION 3.05.  Properties...............................................................................68
SECTION 3.06.  Litigation and Environmental Matters.....................................................70
SECTION 3.07.  Compliance with Laws and Agreements......................................................70
SECTION 3.08.  Investment and Holding Company Status....................................................70

SECTION 3.09.  Taxes....................................................................................70
SECTION 3.10.  ERISA....................................................................................70
SECTION 3.11.  Disclosure...............................................................................71
SECTION 3.12.  Subsidiaries.............................................................................71
SECTION 3.13.  Insurance................................................................................71
SECTION 3.14.  Labor Matters............................................................................71
SECTION 3.15.  Solvency.................................................................................72
SECTION 3.16.  No Burdensome Restrictions...............................................................72
SECTION 3.17.  Representations in Loan Documents True and Correct.......................................72

                              ARTICLE 4 CONDITIONS


SECTION 4.01.  Effective Date...........................................................................72
SECTION 4.02.  Each Credit Event........................................................................72
SECTION 4.03.  First Incremental Borrowing Date with Respect to the Incremental Facility................73

                         ARTICLE 5 AFFIRMATIVE COVENANTS


SECTION 5.01.  Financial Statements and Other Information...............................................73
SECTION 5.02.  Notices of Material Events...............................................................76
SECTION 5.03.  Existence; Conduct of Business...........................................................76
SECTION 5.04.  Payment of Obligations...................................................................77
SECTION 5.05.  Maintenance of Properties................................................................77
SECTION 5.06.  Insurance................................................................................77
SECTION 5.07.  Casualty and Condemnation................................................................77
SECTION 5.08.  Books and Records; Inspection and Audit Rights...........................................77
SECTION 5.09.  Compliance with Laws.....................................................................78
SECTION 5.10.  Use of Proceeds and Letters of Credit....................................................78
SECTION 5.11A. Initial Collateral Date..................................................................78
SECTION 5.11B. Collateral Event.........................................................................79
SECTION 5.12.  Information Regarding Collateral.........................................................81
SECTION 5.13.  Additional Subsidiaries..................................................................82
SECTION 5.14.  Further Assurances.......................................................................83
SECTION 5.15.  Concentration Accounts...................................................................84
SECTION 5.16.  Dissolution of CNG.......................................................................84
SECTION 5.17.  Sale of Solutions and ATL................................................................84
SECTION 5.18.  Qualifying Issuances.....................................................................84

                          ARTICLE 6 NEGATIVE COVENANTS


SECTION 6.01.  Indebtedness; Certain Equity Securities..................................................85
SECTION 6.02.  Liens....................................................................................87

SECTION 6.03.  Fundamental Changes......................................................................89
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions................................89
SECTION 6.05.  Asset Sales..............................................................................92
SECTION 6.06.  Sale and Leaseback Transactions..........................................................93
SECTION 6.07.  Restricted Payments; Certain Payments of Indebtedness....................................94
SECTION 6.08.  Limitation on Capital Expenditures.......................................................95
SECTION 6.09.  Transactions with Affiliates.............................................................96
SECTION 6.10.  Restrictive Agreements...................................................................96
SECTION 6.11.  Fiscal Year..............................................................................97
SECTION 6.12.  Change in Business.......................................................................97
SECTION 6.13.  Amendment of Material Documents..........................................................97
SECTION 6.14.  Designation of Unrestricted Subsidiaries.................................................97
SECTION 6.15.  Total Net Debt to Contributed Capital Ratio..............................................98
SECTION 6.16.  Minimum EBITDA...........................................................................98
SECTION 6.17.  Total Leverage Ratio.....................................................................98
SECTION 6.18.  Senior Leverage Ratio....................................................................99
SECTION 6.19.  Interest Coverage Ratio..................................................................99
SECTION 6.20.  Financial Covenant Non-Compliance Cure...................................................99

                           ARTICLE 7 EVENTS OF DEFAULT


SECTION 7.01.  Events of Default.......................................................................100

                              ARTICLE 8 THE AGENTS


SECTION 8.01.  Appointment, Powers, Immunities.........................................................103
SECTION 8.02.  Reliance by Agents......................................................................104
SECTION 8.03.  Delegation to Sub-Agents................................................................104
SECTION 8.04.  Resignation of Agents...................................................................104
SECTION 8.05.  Non-reliance on Agents or other Lenders.................................................105
SECTION 8.06.  Syndication Agent, Incremental Facility Arrangers and Co-Documentation Agents...........105

                          ARTICLE 9 HOLDINGS GUARANTEE


SECTION 9.01.  The Guarantee...........................................................................105
SECTION 9.02.  Guarantee Unconditional.................................................................106
SECTION 9.03.  Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances.............106
SECTION 9.04.  Waiver..................................................................................107
SECTION 9.05.  Subrogation.............................................................................107

SECTION 9.06.  Stay of Acceleration....................................................................107
SECTION 9.07.  Successors and Assigns..................................................................107

                            ARTICLE 10 MISCELLANEOUS


SECTION 10.01.  Notices................................................................................108
SECTION 10.02.  Waivers; Amendments....................................................................108
SECTION 10.03.  Expenses; Indemnity; Damage Waiver.....................................................110
SECTION 10.04.  Successors and Assigns.................................................................111
SECTION 10.05.  Survival...............................................................................115
SECTION 10.06.  Counterparts; Integration; Effectiveness...............................................115
SECTION 10.07.  Severability...........................................................................116
SECTION 10.08.  Right of Setoff........................................................................116
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process.............................116
SECTION 10.10.  WAIVER OF JURY TRIAL...................................................................117
SECTION 10.11.  Headings...............................................................................117
SECTION 10.12.  Confidentiality........................................................................117
SECTION 10.13.  Interest Rate Limitation...............................................................118

SCHEDULE 2.01  -     COMMITMENTS
SCHEDULE 3.05  -     REAL PROPERTY
SCHEDULE 3.06  -     DISCLOSED MATTERS
SCHEDULE 3.12  -     SUBSIDIARIES
SCHEDULE 3.13  -     INSURANCE
SCHEDULE 6.01  -     EXISTING INDEBTEDNESS
SCHEDULE 6.02  -     EXISTING LIENS
SCHEDULE 6.04  -     EXISTING INVESTMENTS
SCHEDULE 6.09  -     EXISTING AFFILIATE AGREEMENTS
SCHEDULE 6.10  -     EXISTING RESTRICTIVE AGREEMENTS



EXHIBIT A      -     FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT B      -     FORM OF BORROWING REQUEST
EXHIBIT C-1    -     FORM OF OPINION OF SPECIAL COUNSEL TO HOLDINGS, THE
                        BORROWER AND THE SUBSIDIARY LOAN PARTIES
EXHIBIT C-2    -     FORM OF OPINION OF THE GENERAL COUNSEL OF HOLDINGS
EXHIBIT D      -     FORM OF SUBSIDIARY GUARANTEE
EXHIBIT E      -     FORM OF REVOLVING NOTE
EXHIBIT F      -     FORM OF TERM NOTE
EXHIBIT G      -     FORM OF INTERCOMPANY NOTE
EXHIBIT H      -     FORM OF INTERCREDITOR AGREEMENT
EXHIBIT I      -     [INTENTIONALLY DELETED]
EXHIBIT J      -     FORM OF PROMISSORY NOTE
EXHIBIT K      -     FORM OF SECURITY AGREEMENT
EXHIBIT L      -     FORM OF INCREMENTAL TERM NOTE

         AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as of September 8, 1999 among Williams Communications, LLC, a Delaware limited liability company, Williams Communications Group, Inc., a Delaware corporation, the LENDERS party hereto, BANK OF AMERICA, N.A., as Administrative Agent, THE CHASE MANHATTAN BANK, as Syndication Agent, and SALOMON SMITH BARNEY INC. and LEHMAN BROTHERS, INC., as Joint Lead Arrangers with respect to the Incremental Facility referred to herein.

         WHEREAS, Holdings, the Borrower, the lenders party thereto, Bank of America, N.A., as Administrative Agent, The Chase Manhattan Bank, as Syndication Agent and Salomon Smith Barney Inc. and Lehman Brothers, Inc., as Joint Lead Arrangers with respect to the Incremental Facility referred to herein, have entered into an Amendment No. 5 dated as of April 12, 2001 ("Amendment No. 5") pursuant to which such parties have agreed to amend and restate the Existing Agreement referred to therein as set forth herein;

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Additional Capital" means the sum of:

                  (a) $850 million;

                  (b) the aggregate Net Proceeds received by the Borrower from the issuance or sale of any Qualifying Equity Interests of Holdings, subsequent to the Amendment No. 4 Effective Date; and

                  (c) the aggregate Net Proceeds from the issuance or sale of Qualifying Holdings Debt subsequent to the Amendment No. 4 Effective Date convertible or exchangeable into Qualifying Equity Interests of Holdings, in each case upon conversion or exchange thereof into Qualifying Equity Interests of Holdings subsequent to the Amendment No. 4 Effective Date;

provided, however, that the Net Proceeds from the issuance or sale of Equity Interests or Debt described in clause (b) or (c) shall be excluded from any computation of Additional Capital to the extent (1) utilized to make a Restricted Payment or (2) such Equity Interests or Debt shall have been issued or sold to the Borrower, a Subsidiary of the Borrower or a Plan.

         "Additional Incremental Commitment" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Facility" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Facility Agreement" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Lender" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Loan" means an Additional Incremental Revolving Loan or an Additional Incremental Term Loan.

         "Additional Incremental Revolving Commitment" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Revolving Loan" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Term Commitment" has the meaning assigned to such term in Section 2.20.

         "Additional Incremental Term Loan" has the meaning assigned to such term in Section 2.20.

         "Adjusted EBITDA" means, for any period of four consecutive fiscal quarters:

                  (i) if such period is a period ending on or after June 30, 1999 and on or before September 30, 2001,

                           (A) an amount equal to (x)(1) EBITDA for the last fiscal quarter in such period plus (2) ADP Interest Expense for such fiscal quarter minus (3) gain for such fiscal quarter attributable to Dark Fiber and Capacity Dispositions multiplied by (y) four, plus

                           (B) Dark Fiber and Capacity Proceeds for such period; and

                 (ii) if such period is any other period,

                           (A) EBITDA for such period plus (y) ADP Interest Expense for such period minus (z) gain for such period attributable to Dark Fiber and Capacity Dispositions plus

                           (B) Dark Fiber and Capacity Proceeds for such period.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Administrative Agent" means Bank of America, in its capacity as administrative agent for the Lenders hereunder, and any successor in such capacity.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "ADP" means the program set forth in the Operative Documents.

         "ADP Event of Default" has the meaning assigned to such term in the Intercreditor Agreement.

         "ADP Interest Expense" means, for any period, the amount that would be accrued for such period in respect of the Borrower's obligations under the ADP that would constitute "interest expense" for such period if such obligations were treated as Capital Lease Obligations.

         "ADP Obligations" means all obligations of Holdings or any Subsidiary under the ADP.

         "ADP Outstandings" means, at any time, the amount of the Borrower's obligations at such time in respect of the ADP that would be considered "principal" if such obligations were treated as Capital Lease Obligations.

         "ADP Property" has the meaning assigned to the term "Property" in the Participation Agreement.

         "Affiliate" means, with respect to a specified Person, (i) another Person that directly, or indirectly through one or more intermediaries, Controls (a "controlling Person"), is Controlled by or is under common Control with the specified Person, (ii) any Person that holds, directly or indirectly, 10% or more of the Equity Interests of the specified Person and (iii) any Person 10% or more of the Equity Interests of which are held directly or indirectly by the specified Person or a controlling Person.

         "Agents" means, collectively, the Administrative Agent, the Syndication Agent and each Co-Documentation Agent.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

         "Amendment No. 4 Effective Date" means March 19, 2001.

         "Amendment No. 5" has the meaning set forth in the preamble.

         "Amendment No. 5 Effective Date" means the date of effectiveness of Amendment No. 5.

         "Applicable Margin" means, for any day, (a) with respect to any Term Loan or Revolving Loan, (i) the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Facilities plus (ii) the applicable rate per annum set forth below under the caption "Leverage Premium", unless the Total Leverage Ratio, as determined by reference to the financial statements delivered to the Administrative Agent in respect of the most recently ended fiscal quarter of the Borrower, is less than 6:00 to 1:00:

         (b) with respect to any Incremental Tranche A Loan, (i) the applicable rate per annum set forth below under the caption "Eurodollar Spread" or "ABR Spread", as the case may be, based upon the ratings by S&P and Moody's, respectively, applicable on such date to the Facilities plus (ii) the applicable rate per annum set forth below under the caption "Leverage Premium", unless the Total Leverage Ratio, as determined by reference to the financial statements delivered to the Administrative Agent in respect of the most recently ended fiscal quarter of the Borrower, is less than 6:00 to 1:00:


                   FACILITIES           EURODOLLAR               ABR               LEVERAGE
                     RATING               SPREAD               SPREAD               PREMIUM
                   ----------           ----------             ------              --------
LEVEL I         BBB- and Baa3 or           1.50%                0.50%                0.25%
                     higher

LEVEL II           BB+ and Ba1            1.875%               0.875%                0.25%

LEVEL III          BB and Ba2              2.25%                1.25%                0.25%

LEVEL IV           BB- and Ba3             2.50%                1.50%                0.25%

LEVEL V          Lower than BB-
                or lower than Ba3          2.75%                1.75%                0.25%

         and

         (c) with respect to any Additional Incremental Loan, the Applicable Margin in respect thereof set forth in the applicable Additional Incremental Facility Agreement.

         For purposes of the foregoing clauses (a) and (b), (i) if neither S&P nor Moody's shall have in effect a rating for the Facilities (other than by reason of the circumstances referred to in the last sentence of this definition), then the Applicable Margin shall be the rate set forth in Level V,
(ii) if either S&P or Moody's, but not both S&P and Moody's, shall have in effect a rating for the Facilities, then the Applicable Margin shall be based on such rating, (iii) if the ratings established by S&P and Moody's for the Facilities shall fall within different Levels, then the Applicable Margin shall be based on the lower of the two ratings, (iv) if the ratings established by S&P and Moody's for the Facilities shall fall within the same Level, then the Applicable Margin shall be based on that Level and (v) if the ratings established by S&P and Moody's for the Facilities shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Margin shall apply (other than with respect to the Leverage Premium or as described in the immediately succeeding sentence or the immediately succeeding paragraph) during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation. Any such amendment shall be subject to the provisions of Section 10.02(b).

         If the Borrower shall enter into any Additional Incremental Facility Agreement, the Borrower, the Incremental Facility Arrangers and the Administrative Agent, on behalf of the then current Lenders, shall evaluate in good faith at such time whether to amend this definition of Applicable Margin with respect to the Term Loans, the Revolving Loans and the Incremental Tranche A Term Loans. Any such amendment shall be subject to the provisions of Section 10.02(b).

         "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

         "ATL" means ATL-Algar Telecom Leste S.A., a Brazilian corporation.

         "Attributable Debt" means, on any date, in respect of any lease of Holdings or any Restricted Subsidiary entered into as part of a Sale and Leaseback Transaction subject to Section 6.06(ii), (i) if such lease is a Capital Lease Obligation, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (ii) if such lease is not a Capital Lease Obligation, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease Obligation.

         "Bank of America" means Bank of America, N.A.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Williams Communications, LLC, a Delaware limited liability company.

         "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

         "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York or Dallas, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of Holdings and the Restricted Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings and the Restricted Subsidiaries for such period prepared in accordance with GAAP, other than any such capital expenditures that constitute Investments permitted under Section 6.04 (other than Section 6.04(i)); provided that any use during such period of the proceeds of any such Investment made by the recipient thereof for additions to property, plant and equipment and other capital expenditures, as described in this definition, shall (unless such use shall, itself, constitute an Investment permitted under Section 6.04 (other than Section 6.04(i)) constitute "Capital Expenditures".

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Cash Equivalent Investments" means:

                   (1) Government Securities maturing, or subject to tender at the option of the holder thereof, within two years after the date of acquisition thereof;

                   (2) time deposits and certificates of deposit of (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the law of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000, or its foreign currency equivalent at the time, in either case with a maturity date not more than one year from the date of acquisition;

                   (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with (a) any bank meeting the qualifications specified in clause (2) above or (b) any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

                   (4) direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing, or subject to tender at the option of the holder of such obligation, within one year after the date of acquisition thereof; provided that, at the time of acquisition, the long-term debt of such state, political subdivision or public instrumentality has a rating of A, or higher, from S&P or A-2 or higher from Moody's or, if at any time neither S&P nor Moody's shaft be rating such obligations, then an equivalent rating from such other nationally recognized rating service as is acceptable to the Administrative Agent;

                   (5) commercial paper issued by the parent corporation of (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000, or its foreign currency equivalent at the time, and money market instruments and commercial paper issued by others having one of the three highest ratings obtainable from either S&P or Moody's, or, if at any time neither S&P nor Moody's shall be rating such obligations, then from such other nationally recognized rating service as is acceptable to the Administrative Agent and in each case maturing within one year after the date of acquisition;

                   (6) overnight bank deposits and bankers' acceptances at (a) any commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000 or its foreign currency equivalent at the time;

                   (7) deposits available for withdrawal on demand with (a) a commercial bank organized in the United States having capital and surplus in excess of $500,000,000 or (b) any branch located in the United States of any commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development having total assets in excess of $500,000,000 or its foreign currency equivalent at the time; and

                   (8) investments in money market funds substantially all of whose assets comprise securities of the types described in clauses (1) through (7).

         "Change in Control" means:

         (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person other than Holdings of any shares of capital stock of the Borrower;

         (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d) or 14(d) of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof) other than the Parent and its subsidiaries, of shares representing more than 35% of either (i) the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings or (ii) the issued and outstanding capital stock of Holdings;

         (c) other than as a result of the consummation of the Spin-Off, the failure of the Parent and its subsidiaries to own, directly or indirectly, (i) more than 75% (or, if (x) the Facilities are rated at least BBB- by S&P and Baa3 by Moody's and (y) the Parent shall have been released from its obligations under the Parent Guarantee, 35%) of the aggregate ordinary voting power represented by the issued and outstanding Voting Stock of Holdings or (ii) more than 65% (or, if (x) the Facilities are rated at least BBB- by S&P and Baa3 by Moody's and (y) the Parent shall have been released from its obligations under the Parent Guarantee, 35%) of the issued and outstanding capital stock of Holdings;

         (d) occupation of a majority of the seats (other than vacant seats) on the board of directors of Holdings by Persons who were neither (i) nominated by the board of directors of Holdings nor (ii) appointed by directors so nominated; or

         (e) the acquisition of direct or indirect Control of Holdings by any Person or group (other than, prior to the consummation of the Spin-Off, the Parent).

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender, any Swingline Lender or any Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender, Swingline Lender or Issuing Bank or by such Lender's, Swingline Lender's or Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Chase" means The Chase Manhattan Bank.

         "Class" means, when used in reference to any Loan or Borrowing, to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Term Loans, Swingline Loans, Incremental Term Loans or Additional Incremental Loans and, when used in reference to any Commitment or Facility, refers to whether such Commitment or Facility is a Revolving Commitment or Facility, a Term Commitment or Facility, an Incremental Commitment or Facility or an Additional Incremental Commitment or Facility. The Additional Incremental Loans, Borrowings thereof and Additional Incremental Commitments under each Additional Incremental Facility shall constitute a separate Class from the Additional Incremental Loans, Borrowings thereof and Additional Incremental Commitments under each other Additional Incremental Facility, and if an Additional Incremental Facility includes Additional Incremental Revolving Commitments and Additional Incremental Term Commitments, such Additional Incremental Revolving Commitments and Additional Incremental Term Commitments and the Additional Incremental Revolving Loans and Borrowings thereof and the Additional Incremental Term Loans and Borrowings thereof, respectively, thereunder shall constitute separate Classes.

         "CNG" means CNG Computer Networking Group, Inc., a Delaware corporation, and its successors and assigns.

         "Co-Documentation Agent" means each of Salomon Smith Barney Inc., Lehman Brothers, Inc. and Merrill Lynch & Co., Inc., in each case in its capacity as a co-documentation agent hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Collateral" means any and all "Collateral", as defined in any applicable Collateral Document.

         "Collateral Documents" means the Security Agreement and all security agreements, pledge agreements, mortgages and other security agreements or instruments or documents executed and delivered pursuant to Section 5.11B, 5.13 or 5.14.

         "Collateral Establishment Date" has the meaning assigned to such term in Section 5.11B.

         "Collateral Event" means the failure of the Facilities to be rated at least (i) BB- by S&P and (ii) Ba3 by Moody's.

         "Collateral Notice has the meaning assigned to such term in Section 5.11B.

         "Collateral Release Event" means the occurrence, after the occurrence of a Collateral Event, of the earlier to occur of (i) the termination of the Commitments, the payment in full of all obligations under the Loan Documents and the expiration or termination of all Letters of Credit and (ii) the rating of the Facilities by S&P of BB+ or greater and by Moody's of Ba1 or greater, in each case after giving effect to the release of all Collateral.

         "Commission" means the United States Securities and Exchange
Commission.

         "Commitment" means a Revolving Commitment, a Term Commitment, an Incremental Commitment, an Additional Incremental Commitment or any combination thereof (as the context requires).

         "Commitment Fee Rate" means, (a) with respect to the Revolving Commitments and the Term Commitments, a rate per annum equal to (x) 1.00% for each day on which Usage is less than 33.3%, (y) 0.75% for each day on which Usage is equal to or greater than 33.3% but less than 66.6% and (z) 0.50% for each day on which Usage is equal to or greater than 66.6% and (b) with respect to the Incremental Tranche A Commitments, 0.75% for each day. For purposes of the foregoing, "Usage" means, on any date, the percentage obtained by dividing
(i) in the case of Revolving Commitments, (a) the aggregate Revolving Exposure on such date less the aggregate principal amount of all Swingline Loans outstanding on such date by (b) the aggregate outstanding Revolving Commitments on such date and (ii) in the case of Term Commitments, (a) the aggregate principal amount of all Term Loans outstanding on such date by (b) the sum of the aggregate principal amount of all Term Loans outstanding on such date and the aggregate unused Term Commitments on such date.

         "Commitment Fees" has the meaning assigned to such term in Section
2.12.

         "Consolidated Net Income" means, for any period, the net income or loss of Holdings and the Restricted Subsidiaries (exclusive of the portion of net income allocable to Persons that are not Restricted Subsidiaries, except to the extent such amounts are received in cash by the Borrower or a Restricted Subsidiary) for such period.

         "Consolidated Assets" means, at any date, the consolidated assets of Holdings and the Restricted Subsidiaries.

         "Contributed Capital" means, at any date, (i) Total Net Debt at such date plus (ii) without duplication, all cash proceeds received by Holdings on or prior to such date from contributions to the capital, or purchases of common equity securities, of Holdings, including, without limitation, the proceeds of the Equity Issuance, and all other capital contributions made by the Parent and its subsidiaries (other than Holdings and its Subsidiaries) to Holdings, but only to the extent that proceeds of any of the foregoing are contributed by Holdings to the Borrower.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have correlative meanings.

         "Dark Fiber and Capacity Proceeds" means, for any period, cash proceeds received by Holdings and the Restricted Subsidiaries in respect of Dark Fiber and Capacity Dispositions during such period.

         "Dark Fiber and Capacity Disposition" means a lease, sale, conveyance or other disposition of fiber optic cable or capacity for a period constituting all or substantially all of the expected useful life of either the fiber optic cable (in the case of Dark Fiber Disposition) or optronic equipment generating the capacity (in the case of Capacity Disposition) thereof.

         "Deemed Subsidiary Investment" has the meaning assigned to such term in
Section 6.14.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

         "Disqualified Stock" of any Person means any Equity Interest of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is exchangeable, or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Term Maturity Date.

         "dollars" or "$" refers to lawful money of the United States of America.

         "EBITDA" means, for any period,

                  (i Consolidated Net Income for such period,

         plus,

                  (ii to the extent deducted in determining Consolidated Net Income, the sum, without duplication, of (w) interest expense, (x) income tax expense, (y) depreciation and amortization expense and (z) non-cash extraordinary or non-recurring charges (if any), in each case recognized in such period;

         minus,

                  (iii to the extent included in Consolidated Net Income for such period, extraordinary or non-recurring gains (if any), in each case recognized in such period.

         "Effective Date" means September 8, 1999.

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material, the health effects of Hazardous Materials or safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings or any Restricted Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

         "Equity Issuance" means the issuance and sale by Holdings of its common stock (x) in an initial public offering or (y) to certain strategic investors other than the Parent or any of its subsidiaries or Affiliates.

         "Equity Issuance Registration Statement" means Amendment No. 7 to the Registration Statement on Form S-1 with respect to the Equity Issuance filed by Holdings with the Commission on September 2, 1999.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Event of Default" has the meaning assigned to such term in Article 7.

         "Excess Cash Flow" means, for any fiscal period, the sum (without duplication) of:

                  (a) the Consolidated Net Income (or loss) of Holdings and the Restricted Subsidiaries for such period, adjusted to exclude any gains or losses attributable to Prepayment Events; plus

                  (b) depreciation, amortization, non-cash interest expense and other non-cash charges or losses deducted in determining Consolidated Net Income (or loss) for such period; plus

                  (c) the sum of (i) the amount, if any, by which Net Working Capital decreased during such period plus (ii) the amount, if any, by which the consolidated deferred revenues of Holdings and the Restricted Subsidiaries increased during such period plus (iii) the aggregate principal amount of Capital Lease Obligations and other Indebtedness incurred during such period to finance Capital Expenditures, to the extent that mandatory principal payments in respect of such Indebtedness would not be excluded from clause (f) below when made; minus

                  (d) the sum of (i) any non-cash gains included in determining Consolidated Net Income (or loss) for such period plus (ii) the amount, if any, by which Net Working Capital increased during such period plus
         (iii) the amount, if any, by which the consolidated deferred revenues of Holdings and the Restricted Subsidiaries decreased during such period; minus

                  (e) Capital Expenditures for such period; minus

                  (f) the aggregate principal amount of long-term Indebtedness (including pursuant to Capital Lease Obligations) repaid or prepaid by Holdings and the Restricted Subsidiaries during such period, excluding
         (i) Indebtedness in respect of Revolving Loans, Incremental Revolving Loans, Additional Incremental Revolving Loans and Letters of Credit,
         (ii) Term Loans, Incremental Term Loans and Additional Incremental Term Loans prepaid pursuant to Section 2.11(b) or (c), (iii) repayments or prepayments of Indebtedness financed by incurring other Indebtedness, to the extent that mandatory principal payments in respect of such other Indebtedness would not be excluded from this clause (f) when made and (iv) Indebtedness referred to in Sections 6.01(d), 6.01(f), 6.01(g), 6.01(i), 6.01(j), 6.01(k) and 6.01(o).

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is a resident or is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause
(a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)) or any Participant that would be a Foreign Lender if it were a Lender, any withholding tax that (i) is imposed on or with respect to amounts payable to such Foreign Lender or Participant at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or such Participant become a Participant, except to the extent that such Foreign Lender (or its assignor, if any) or Participant was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.17(a) or (ii) is attributable to such Foreign Lender or Participant's failure to comply with Section 2.17(e).

         "Existing International Joint Ventures" means ATL, PowerTel Limited and Telefonica Manquehue, S.A.

         "Facilities" means the Term Facility, the Revolving Facility, the Incremental Facility and each Additional Incremental Facility.

         "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of Holdings or the Borrower, as the case may be.

         "First Incremental Borrowing Date" means the date on which the first Borrowing under the Incremental Facility is made in accordance with Section 4.03.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia, other than a Subsidiary that is (whether as a matter of law, pursuant to an election by such Subsidiary or otherwise) treated as a partnership in which any Subsidiary that is not a Foreign Subsidiary is a partner or as a branch of any Subsidiary that is not a Foreign Subsidiary for United States income tax purposes.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Government Securities" means direct obligations of, or obligations fully and unconditionally guaranteed or insured by, the United States of America or any agency or instrumentality thereof for the payment of which obligations or guarantee the full faith and credit of the United States is pledged and which are not callable or redeemable at the issuer's option; provided that, for purposes of the definition of "Cash Equivalents Investments" only, such obligations shall not constitute Government Securities if they are redeemable or callable at a price less than the purchase price paid by the Borrower or the applicable other Restricted Subsidiary, together with all accrued and unpaid interest, if any, on such Government Securities.

         "Granting Lender" has the meaning set forth in Section 10.04(b)(2).

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law as hazardous, toxic, a pollutant or a contaminant.

         "Hedge Counterparty" means each Lender that is, and each affiliate of any Lender that is, a counterparty under a Hedging Agreement entered into with the Borrower or any other Restricted Subsidiary.

         "Hedging Agreement" means any interest rate protection agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "High Yield Notes" means the notes issued by Holdings (i) the terms of which either (A) are substantially similar to the terms set forth in the Notes Offering Registration Statement or (B) are otherwise approved by the Administrative Agent and the Syndication Agent after consultation with the Required Banks and (ii) no part of the principal of which is required to be paid (upon maturity or by mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Maturity Date.

         "Holdings" means Williams Communications Group, Inc., a Delaware corporation.

         "Incremental Commitments" means the Incremental Tranche A Commitments.

         "Incremental Facility" means the Incremental Tranche A Facility.

         "Incremental Facility Arrangers" means Salomon Smith Barney Inc. and Lehman Brothers, Inc., in their respective capacities as joint lead arrangers of the Incremental Facility.

         "Incremental Lenders" means the Incremental Tranche A Lenders.

         "Incremental Term Loans" means the Incremental Tranche A Term Loans.

         "Incremental Tranche A Amortization Date" means December 31, 2002.

         "Incremental Tranche A Commitments" means with respect to each Incremental Tranche A Lender, the commitment, if any, of such Lender to make Incremental Tranche A Term Loans hereunder during the Incremental Tranche A Term Loan Availability Period, expressed as an amount representing the maximum principal amount of the Incremental Tranche A Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Incremental Tranche A Term Commitment is set forth on
Schedule 2.01(b), or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Incremental Tranche A Term Commitment, as applicable. The initial aggregate amount of the Incremental Tranche A Lenders' Incremental Tranche A Term Commitments is $450,000,000.

         "Incremental Tranche A Commitment Termination Date" means the date that is the earlier of (i) 180 days after the Amendment No. 5 Effective Date and (ii) the date of termination of the Incremental Tranche A Commitments.

         "Incremental Tranche A Facility" means the Incremental Tranche A Commitments and the Incremental Tranche A Term Loans hereunder.

         "Incremental Tranche A Lenders" means a Lender with an Incremental Tranche A Commitment or an outstanding Incremental Tranche A Term Loan.

         "Incremental Tranche A Maturity Date" means September 8, 2006.

         "Incremental Tranche A Term Loan" means a Loan made pursuant to Section 2.01(b)(i).

         "Incremental Tranche A Term Loan Availability Period" means the period from and including the First Incremental Borrowing Date to but excluding the earlier of (i) the Incremental Tranche A Commitment Termination Date and (ii) the date of termination of the Incremental Tranche A Commitments.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding (i) current accounts payable incurred in the ordinary course of business and (ii) payment obligations of such Person to the owner of assets used in a Telecommunications Business for the use thereof pursuant to a lease or other similar arrangement with respect to such assets or a portion thereof entered into in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all (x) Capital Lease Obligations of such Person (provided that Capital Lease Obligations in respect of fiber optic cable capacity arising in connection with exchanges of such capacity shall constitute Indebtedness only to the extent of the amount of such Person's liability in respect thereof net (but not less than zero) of such Person's right to receive payments obtained in exchange therefor) and (y) ADP Outstandings, if any, of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such

Person in respect of bankers' acceptances, (j) any Disqualified Stock and (k) all obligations under any Hedging Agreements or Permitted Specified Security Hedging Transactions. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. Indebtedness of the Borrower and the other Subsidiaries shall exclude any Indebtedness of Holdings that would otherwise constitute Indebtedness of the Borrower or any such Subsidiary only under clause (e) above and solely by virtue of a Lien created under the Loan Documents in accordance with Section 5.11B(d), and Indebtedness of Holdings and the Subsidiaries shall exclude any Indebtedness of the Parent that would otherwise constitute Indebtedness of Holdings or any Subsidiary only under clause (e) above and solely by virtue of a Lien created under the Loan Documents in accordance with
Section 5.11B(d).

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Information Memorandum" means the Confidential Information Memorandum dated August 1999 relating to the Parent, Holdings, the Borrower and the Transactions.

         "Initial Collateral Date" means the first date on which the Parent ceases to own at least a majority of the outstanding securities having ordinary voting power of Holdings, whether as a result of the consummation of the Spin-Off or otherwise.

         "Intercreditor Agreement" means the Intercreditor Agreement, substantially in the form of Exhibit H hereto, among the Lenders, the Parent, Holdings and the Borrower.

         "Interest Coverage Ratio" means, at any date, the ratio of (i) the amount equal to (A) EBITDA plus (B) ADP Interest Expense minus (C) gains attributable to Dark Fiber and Capacity Dispositions plus (D) Dark Fiber and Capacity Proceeds to (ii) Interest Expense, in each case for the period of four consecutive fiscal quarters most recently ended on or prior to such date.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

         "Interest Expense" means, for any period, the cash interest expense of Holdings and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP plus ADP Interest Expense for such period, net of interest income for such period.

         "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

         "Interest Period" means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three, or six months (or if corresponding funding is available to each Lender of the applicable Class, twelve months) thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and
(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Issuing Bank" means each of Bank of America and Chase, each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). Each Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such affiliate with respect to Letters of Credit issued by such affiliate.

         "Investment" has the meaning assigned to such term in Section 6.04.

         "LC Disbursement" means a payment made by an Issuing Bank pursuant to a Letter of Credit.

         "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

         "Lenders" means the Persons listed on Schedule 2.01, any Additional Incremental Lender that shall become a Lender pursuant to Section 2.20 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lenders and the Additional Incremental Lenders.

         "Leverage Target Date" means the first date on or after March 31, 2002 on which the Total Leverage Ratio for the fiscal quarter (or fiscal year, as the case may be) most recently ended and with respect to which Holdings and the Borrower shall have delivered the financial statements required to be delivered by them with respect to such fiscal quarter (or fiscal year, as the case may be) pursuant to Section 5.01(a) or 5.01(b) does not exceed 3.5:1.0.

         "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/16 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

         "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

         "Loan Documents" means this Agreement, the Parent Guarantee, the Subsidiary Guarantee, the Intercreditor Agreement, any Additional Incremental Facility Agreement and the Collateral Documents (if any).

         "Loan Parties" means Holdings, the Borrower and the Subsidiary Loan Parties.

         "Loan Party Guarantees" means the Subsidiary Guarantee.

         "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

         "Mark-to-Market Valuation" means, at any date with respect to any Hedging Agreement or Permitted Specified Security Hedging Transaction, all net obligations under such Hedging Agreement or Permitted Specified Security Hedging Transaction in an amount equal to (i) if such Hedging Agreement or Permitted Specified Security Hedging Transaction has been closed out, the termination value thereof or (ii) if such Hedging Agreement or Permitted Specified Security Hedging Transaction has not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in Hedging Agreements or other transactions similar to such Hedging Agreement or Permitted Specified Security Hedging Transaction."

         "Material Adverse Change" means any event, development or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" means a material adverse effect on (a) the business, assets, operations, prospects or condition, financial or otherwise, of Holdings and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Lenders under any Loan Document.

         "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit) of any one or more of Holdings and the Restricted Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings or any Restricted Subsidiary in respect of any Hedging Agreement or Permitted Specified Security Hedging Transaction at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings or such Restricted Subsidiary would be required to pay if such Hedging Agreement or Permitted Specified Security Hedging Transaction were terminated at such time.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.

         "Mortgage Establishment Date" has the meaning assigned to such term in
Section 5.11B(b).

         "Mortgaged Property" means each parcel of real property and the improvements thereto owned by a Loan Party with respect to which a Mortgage is granted pursuant to Section 5.11B(b).

         "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Net Proceeds" means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings and the Restricted Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale or other disposition of an asset (including pursuant to a casualty or condemnation), the amount of all payments required to be made by Holdings and the Restricted Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings and the Restricted Subsidiaries, and the amount of any reserves established by Holdings and the Restricted Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings).

         "Net Working Capital" means, at any date, (a) the consolidated current assets of Holdings and the Restricted Subsidiaries as of such date (excluding cash and Cash Equivalent Investments) minus (b) the consolidated current liabilities of Holdings and the Restricted Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness). Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

         "Notes Offering" means the public offering and sale of the High Yield Notes.

         "Notes Offering Registration Statement" means Amendment No. 6 to the Registration Statement on Form S-1 with respect to the Notes Offering filed by Holdings with the Commission on September 2, 1999.

         "Obligations" means (i) obligations under the Loan Documents, including
(x) all principal of and interest (including, without limitation, Post-Petition Interest) on any Loan under, or any Note issued pursuant to, or any reimbursement obligation under any Letter of Credit under, the Credit Agreement and (y) all other amounts payable under the Loan Documents and (ii) obligations of any Loan Party under any Hedging Agreement with any Lender or any affiliate of any Lender, including, without limitation, a conditional obligation to make a future payment under an outstanding Hedging Agreement.

         "Operative Documents" has the meaning set forth in the Participation Agreement.

         "Other Financing Documents" means all agreements, instruments and other documents entered into or related to the Equity Issuance and the Notes Offering.

         "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

         "Parent" means The Williams Companies, Inc., a Delaware corporation.

         "Parent Indemnity" means the Indemnification Agreement dated as of September 1, 1999 between the Parent and Holdings.

         "Participation Agreement" means the Amended and Restated Participation Agreement dated as of September 2, 1998, as amended from time to time, among the Borrower, State Street Bank and Trust Company of Connecticut, National Association, as trustee, the Noteholders and Certificate Holders named therein, State Street Bank and Trust Company, as collateral agent, and Citibank, N.A., as agent, and the other agents, arrangers and managing agents party thereto.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

         "Permitted Encumbrances" means:

         (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.04;

         (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or are being contested in compliance with Section 5.04;

         (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

         (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

         (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Section 7.01; and

         (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Holdings or any Restricted Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

         "Permitted Receivables Disposition" means any transfer (by way of sale, pledge or otherwise) by the Borrower or any Restricted Subsidiary to any other Person (including a Receivables Subsidiary) of accounts receivable and other rights to payment (whether constituting accounts, chattel paper, instruments, general intangibles or otherwise and including the right to payment of interest or finance charges) and related contract and other rights and property (including all general intangibles, collections and other proceeds relating thereto, all security therefor (and the property subject thereto), all guarantees and other agreements or arrangements of whatsoever character from time to time supporting such right to payment, and all other rights, title and interest in goods relating to a sale which gave rise to such right of payment) in connection with a Permitted Receivables Financing.

         "Permitted Receivables Financing" means any receivables securitization program or other type of accounts receivable financing transaction by the Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed $250,000,000 on terms reasonably satisfactory to all the Incremental Facility Arrangers (if any) and the Administrative Agent.

         "Permitted Specified Security Hedging Transactions" means options, collars, forwards and other similar transactions (including, without limitation, prepaid forward transactions, collar/loan transactions and other similar transactions) with respect to any Specified Security entered into by the Borrower or any of its Subsidiaries to monetize the value of and/or hedge against changes in the market price of such Specified Security."

         "Permitted Telecommunications Asset Disposition"means the transfer, conveyance, sale, lease or other disposition of an interest in or capacity on
(1) optical fiber and/or conduit and any related equipment, technology or software used in a Segment of the Borrower's and the Restricted Subsidiaries' communications network, other than in the ordinary course of business; provided that after giving effect to such disposition, the Borrower and the Restricted Subsidiaries would retain the right to use at least the minimum retained capacity set forth below:

         (i) with respect to any Segment constructed by, for or on behalf of the Borrower or any Subsidiary or Affiliate, (x) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or (y) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition; and

         (ii) with respect to any Segment purchased or leased from third parties, the lesser of (x) 50% of the optical fibers per route mile originally purchased or leased on such Segment, (y) 24 optical fibers per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition or (z) 12 optical fibers and one empty conduit per route mile on such Segment as deployed at the time of such Permitted Telecommunications Asset Disposition; or

(2) single strand fiber used in a Segment of the Borrower's and the Restricted Subsidiaries' communications network, other than in the ordinary course of business; provided that after giving effect to such disposition, the Borrower and the Restricted Subsidiaries would not eliminate all capacity between the endpoint cities connected by any fiber of the Borrower or its Restricted Subsidiaries.

         "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

         "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Post-Petition Interest" means any interest that accrues after the commencement of any case, proceeding or action relating to the bankruptcy, reorganization or insolvency of the Borrower (or would accrue but for the operation of applicable bankruptcy, reorganization or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action.

         "Prepayment Event" means:

         (a) any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction) of any property or asset of Holdings or any Restricted Subsidiary, other than Dark Fiber and Capacity Dispositions and dispositions permitted under clauses (a) through (d) and (f) through (i) of Section 6.05 and except as contemplated by Sections 5.17 and 5.18; or

         (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings or any Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset or purchase similar property or assets within 360 days after such event; or

         (c) the incurrence by Holdings, the Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted under
                  Section 6.01.

         "Prepayment Portion" means in respect of any prepayment to be made pursuant to Section 2.11(b) or 2.11(c), a fraction, the numerator of which is the aggregate principal amount of Term Loans, Additional Incremental Term Loans and Incremental Term Loans of any Class subject to prepayment under such Section on account of Excess Cash Flow or the applicable type of Prepayment Event, as the case may be (whether or not such Loans are actually to be prepaid on account of such Prepayment Event or Excess Cash Flow), and the denominator of which is the sum of such aggregate principal amount and the aggregate Revolving Commitments and Additional Incremental Revolving Commitments of any Class subject to reduction pursuant to Section 2.08(f) or (g) on account of Excess Cash Flow or the applicable type of Prepayment Event, as the case may be (whether or not such Commitments are actually to be reduced on account of such Prepayment Event or Excess Cash Flow).

         "Prime Rate" means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in Dallas, Texas; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

         "Projections" has the meaning set forth in Section 3.04(d).

         "Qualifying Borrower Indebtedness" means, unsecured Indebtedness of the Borrower to Holdings that (i) does not require the payment of any principal or cash interest prior to the first anniversary of the Term Maturity Date, (ii) is not redeemable by, or convertible or exchangeable for securities of the Borrower or any of its Subsidiaries that are redeemable by, the holder thereof, and not subject to any required sinking fund or other similar payment, prior to the first anniversary of the Term Maturity Date, (iii) is subordinated to the Obligations pursuant to subordination provisions at least as favorable to the holders of the Obligations as the provisions set forth in Exhibit J hereto and
(iv) includes no covenants, events of default or acceleration provisions other than a customary bankruptcy default and acceleration provision.

         "Qualifying Equity Interest" means, with respect to Holdings or the Borrower, Equity Interests of Holdings or the Borrower, as the case may be, that
(i) are not mandatorily redeemable or redeemable at the option of the holder thereof, (ii) are not convertible into or exchangeable for debt securities of Holdings or any Restricted Subsidiary, Equity Interests in any Restricted Subsidiary or Equity Interests that are not Qualifying Equity Interests of Holdings, (iii) are not required to be repurchased or redeemed by Holdings or any Restricted Subsidiary and (iv) do not require the payment of cash dividends, in each of the foregoing cases, prior to the date that is one year after the Term Maturity Date.

         "Qualifying Holdings Debt" means unsecured debt of Holdings (other than the High Yield Notes) (i) no part of the principal of which is required to be paid (upon maturity or by mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Maturity Date, (ii) the payment of the principal of and interest on which and other payment obligations of Holdings in respect of which are subordinated to the prior payment in full in cash of the principal of and interest (including Post-Petition Interest) on the Loans and all other obligations under the Loan Documents and (iii) the terms and conditions of which are reasonably satisfactory to the Required Lenders.

         "Qualifying Issuances" means (i) any issuance of Qualifying Equity Interests of Holdings, (ii) any issuance of unsecured Indebtedness described in clauses (a) or (b) of the definition thereof of Holdings or the Borrower, and
(iii) any Sale and Leaseback Transaction by the Borrower or a Restricted Subsidiary the subject property of which is the building under construction as of the Amendment No. 4 Effective Date and adjacent to One Williams Center, together with the parking garage adjacent thereto, or any one or more of three corporate jets identified by the Borrower to the Lenders prior to the Amendment No. 4 Effective Date, so long as the terms and conditions of any such Indebtedness or Sale and Leaseback Transaction shall have been approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof.

         "Receivables Subsidiary" means any wholly-owned Unrestricted Subsidiary (regardless of the form thereof) of the Borrower formed solely for the purpose of, and which engages in no other activities except those necessary for, effecting Permitted Receivables Financings.

         "Reduction Portion" means, in respect of any reduction of Revolving Commitments or Additional Incremental Revolving Commitments to be made pursuant to Section 2.08(f) or (g), a fraction, the numerator of which is the aggregate Revolving Commitments and Additional Incremental Revolving Commitments of any Class subject to reduction under such Section on account of Excess Cash Flow or the applicable type of Prepayment Event, as the case may be (whether or not such Commitments are actually to be reduced on account of such Prepayment Event or Excess Cash Flow), and the denominator of which is the sum of such aggregate Commitments and the aggregate principal amount of Term Loans, Additional Incremental Term Loans and Incremental Term Loans of any Class subject to prepayment under Section 2.11(b) or 2.11(c) on account of Excess Cash Flow or the applicable type of Prepayment Event, as the case may be (whether or not such Loans are actually to be prepaid on account of such Prepayment Event or Excess Cash Flow).

         "Register" has the meaning set forth in Section 10.04.

         "Related Parties" means, with respect to any specified Person, such Person's affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

         "Reorganization" means the contribution to the Borrower by the Parent and its subsidiaries (other than Holdings and the Subsidiaries) of its material subsidiaries that hold interests in international communications projects (other than Algar Telecom S.A. (formerly known as Lightel S.A.) and by Holdings of all of its material subsidiaries (other than the Borrower and its subsidiaries), in each case not previously held, directly or indirectly, by the Borrower.

         "Required Lenders" means, at any time, Lenders having outstanding Revolving Exposures, Additional Incremental Revolving Loans, Term Loans, Incremental Term Loans, Additional Incremental Term Loans and unused Commitments representing more than 50% of the sum of the total outstanding Revolving Exposures, Additional Incremental Revolving Loans, Term Loans, Incremental Term Loans, Additional Incremental Term Loans and unused Commitments at such time.

         "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of Holdings, the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of Holdings, the Borrower or any Subsidiary or any option, warrant or other right to acquire any such shares of capital stock of Holdings, the Borrower or any Subsidiary.

         "Restricted Subsidiary" means the Borrower and each other Subsidiary (other than any Foreign Subsidiary) of Holdings that has not been designated as an Unrestricted Subsidiary pursuant to and in compliance with Section 6.14. On the Effective Date, all Subsidiaries (other than (i) each Structured Note Trust and (ii) any Foreign Subsidiary) of Holdings are Restricted Subsidiaries.

         "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

         "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender's Revolving Commitment as of the Amendment No. 5 Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $525,000,000.

         "Revolving Commitment Reduction Date" means September 30, 2002.

         "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

         "Revolving Facility" means the Revolving Commitments and the Revolving Loans hereunder.

         "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

         "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

         "Revolving Maturity Date" means the sixth anniversary of the Effective Date.

         "Sale and Leaseback Transaction" has the meaning set forth in Section 6.06.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw Hill Companies.

         "Security Agreement" means the security agreement substantially in the form of Exhibit K hereto among the Borrower, each Restricted Subsidiary and the Administrative Agent entered into as of the Initial Collateral Date, as amended from time to time.

         "Segment" means (i) with respect to the Borrower's and the other Restricted Subsidiaries' intercity network, the through-portion of such network between two local networks and (ii) with respect to a local network of the Borrower and the other Restricted Subsidiaries, the entire through-portion of such network, excluding the spurs which branch off the through-portion.

         "Senior Debt" means, at any date, without duplication, all Indebtedness (other than Qualifying Borrower Indebtedness permitted under Section 6.01(p)) of the Borrower and the other Restricted Subsidiaries that are subsidiaries of the Borrower, determined on a consolidated basis at such date and the ADP Outstandings at such date; provided that, for purposes of this definition, (i) Indebtedness in respect of Hedging Agreements shall be equal to (A) the aggregate net Mark-to-Market Valuation of all Hedging Agreements of the Borrower and the Restricted Subsidiaries that are subsidiaries of the Borrower then outstanding, to the extent that such aggregate net Mark-to-Market Valuation constitutes a net obligation of the Borrower and such Restricted Subsidiaries and (B) zero, if such aggregate net Mark-to-Market Valuation does not constitute such a net obligation and (ii) Indebtedness in respect of Permitted Specified Security Hedging Transactions shall be equal to (A) an amount equal to the Mark-to-Market Valuation of such Permitted Specified Security Hedging Transaction less the fair market value of the Specified Securities and related contract rights securing such Permitted Specified Security Hedging Transaction, if such amount is greater than zero and (B) zero, if such amount is not greater than zero."

         "Senior Leverage Ratio" means, at any date, the ratio of (i) Senior Net Debt at such date, to (ii) Adjusted EBITDA, for the period of four fiscal quarters most recently ended on or prior to such date.

         "Senior Net Debt" means, at any date, Senior Debt at such date minus the aggregate amount of all cash and Cash Equivalent Investments of the Borrower and the other Restricted Subsidiaries that are subsidiaries of the Borrower (excluding any cash and Cash Equivalent Investments that are blocked or restricted so that they may not be used for general corporate purposes at such date) in excess of $10,000,000 at such date.

         "Solutions" means Williams Communications Solutions, LLC, a Delaware corporation, and its successors and assigns.

         "SPC" has the meaning set forth in Section 10.04(b)(2).

         "Specified Hedging Agreement" has the meaning set forth in Section
9.01.

         "Specified Indebtedness" has the meaning set forth in Section 6.07(b).

         "Specified Security" means publicly traded equity securities of actual or prospective customers or vendors of the Borrower and its subsidiaries acquired by the Borrower and its subsidiaries in connection with (or pursuant to warrants, options or rights acquired in connection with) actual or prospective commercial agreements with such customers or vendors; provided that securities of the Borrower or any of its subsidiaries or Affiliates shall not constitute Specified Securities.

         "Spin-Off" means the distribution by Parent to its shareholders of all or substantially all of the capital stock of Holdings held by Parent substantially on the terms described by the Borrower to the Lenders prior to the Amendment No. 4 Effective Date.

         "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such

Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

         "Structured Note Bridge Indebtedness" means the Indebtedness permitted to be incurred by Holdings pursuant to Section 6.01(t).

         "Structured Note Financing" means the issuance by the Structured Note Trust of notes for cash Net Proceeds of up to $1,500,000,000 substantially on the terms and conditions described by the Borrower in the "Term Sheet for Structured Note" included as an attachment to the Borrower's Amendment Request distributed to the Lenders on or prior to March 7, 2001 or otherwise approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof.

         "Structured Note Trust" means WCG Note Trust and WCG Note Corp., Inc., each of which is an Unrestricted Subsidiary created for the purpose of consummating the Structured Note Financing and conducting no activities other than the consummation of the Structured Note Financing and activities incidental thereto.

         "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

         "Subsidiary" means any subsidiary of Holdings. For purposes of the representations and warranties made herein on the Effective Date, the term "Subsidiary" includes each of the Borrower and the other Restricted Subsidiaries.

         "Subsidiary Designation" has the meaning set forth in Section 6.14.

         "Subsidiary Guarantee" means the Subsidiary Guarantee, substantially in the form of Exhibit D, made by the Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders, and any Supplements thereto.

         "Subsidiary Loan Party" means any Restricted Subsidiary (other than the Borrower) that is not a Foreign Subsidiary; provided that no Receivables Subsidiary shall be a Subsidiary Loan Party for any purpose under the Loan Documents.

         "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

         "Swingline Lenders" means Bank of America and Chase, each in its capacity as lender of Swingline Loans hereunder.

         "Swingline Loan" means a Loan made pursuant to Section 2.04.

         "Syndication Agent" means Chase, in its capacity as syndication agent hereunder.

         "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

         "Telecommunications Assets" means:

         (a) any property (other than cash or Cash Equivalent Investments) to be owned or used by the Borrower or any other Restricted Subsidiary and used in the Telecommunications Business; and

         (b) Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Borrower or any other Restricted Subsidiary from any Person other than an Affiliate of Holdings or the Borrower; provided that such Person is primarily engaged in the Telecommunications Business.

         "Telecommunications Business" means the business of:

         (a) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities or the right to use such facilities;

         (b) constructing, acquiring, creating, developing, operating, managing or marketing communications networks, related network transmission equipment, software and other devices for use in a communications business;

         (c) computer outsourcing, data center management, computer systems integration, reengineering of computer software for any purpose, including, without limitation, for the purposes of porting computer software from one operating environment or computer platform to another or to address issues commonly referred to as "Year 2000 issues";

         (d) constructing, managing or operating fiber optic telecommunications networks and leasing capacity on those networks to third parties;

         (e) the sale, resale, installation or maintenance of communications systems or equipment; or

         (f) evaluating, participating in or pursuing any other activity or opportunity that is primarily related to those identified in
                  (a), (b), (c), (d) or (e) above;

provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of Holdings.

         "Term Amortization Date" means September 30, 2002.

         "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder during the Term Loan Availability Period, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The amount of each Lender's Term Commitment as of the Amendment No. 5 Effective Date is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $525,000,000.

         "Term Commitment Termination Date" means September 8, 2000.

         "Term Facility" means the Term Commitments and the Term Loans hereunder.

         "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

         "Term Loan" means a Loan made pursuant to Section 2.01(a)(i).

         "Term Loan Availability Period" means the period from and including the Effective Date to but excluding the earlier of the Term Commitment Termination Date and the date of termination of the Term Commitments.

         "Term Maturity Date" means September 30, 2006.

         "Total Debt" means, at any date, without duplication, the sum of all Indebtedness of Holdings and the Restricted Subsidiaries, determined on a consolidated basis at such date, and the ADP Outstandings at such date, provided that, for purposes of this definition, (i) Indebtedness in respect of Hedging Agreements shall be equal to
(A) the aggregate net Mark-to-Market Valuation of all Hedging Agreements of Holdings and the Restricted Subsidiaries then outstanding, to the extent that such aggregate net Mark-to-Market Valuation constitutes a net obligation of the Borrower and such Restricted Subsidiaries and (B) zero, if such aggregate net Mark-to-Market Valuation does not constitute such a net obligation and (ii) Indebtedness in respect of Permitted Specified Security Hedging Transactions shall be equal to (A) an amount equal to the Market-to-Market Valuation of such Permitted Specified Security Hedging Transaction less the fair market value of the Specified Securities and related contract rights securing such Permitted Specified Security Hedging Transaction, if such amount is greater than zero and
(B) zero, if such amount is not greater than zero.

         "Total Leverage Ratio" means, at any date, the ratio of (i) Total Net Debt at such date to (ii) Adjusted EBITDA for the period of four fiscal quarters most recently ended on or prior to such date.

         "Total Net Debt" means, at any date, Total Debt at such date, minus the aggregate amount of all cash and Cash Equivalent Investments of Holdings and the Restricted Subsidiaries (excluding any cash and Cash Equivalent Investments that are blocked or restricted so that they may not be used for general corporate purposes at such date) in excess of $10,000,000 at such date.

         "Total Net Debt to Contributed Capital Ratio" means, at any date, the ratio of (i) Total Net Debt at such date to (ii) Contributed Capital at such date.

         "Trading Subsidiary" has the meaning assigned to such term in Section 6.03(c).

         "Transactions" means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder.

         "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to an Adjusted LIBO Rate or the Alternate Base Rate.

         "Unrestricted Subsidiary" means (i) any Subsidiary (other than the Borrower) that is designated by the Board of Directors of Holdings as an Unrestricted Subsidiary in accordance with Section 6.14, and (ii) each Structured Note Trust.

         "Voting Stock" means, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, whether or not the right so to vote has been suspended by the happening of such a contingency.

         "Weighted Average Life to Maturity" means, on any date and with respect to the Revolving Commitments, the Term Loans, any Additional Incremental Revolving Commitments of any Class, any Incremental Term Loans, any Additional Incremental Term Loans of any Class or any other Indebtedness or commitments to provide financing, an amount equal to (i) the sum, for each scheduled repayment of Term Loans, Additional Incremental Term Loans or Incremental Term Loans of such Class or of such Indebtedness, as the case may be, to be made after such date, or each scheduled reduction of Revolving Commitments or Additional Incremental Revolving Commitments of such Class or other commitments to provide financing, as the case may be, to be made after such date, of the amount of such scheduled repayment or reduction multiplied by the number of days from such date to the date of such scheduled prepayment or reduction divided by (ii) the aggregate principal amount of such Term Loans, Additional Incremental Term Loans or Incremental Term Loans or of such Indebtedness, as the case may be, or such Revolving Commitments or Additional Incremental Revolving Commitments or other commitments to provide financing, as the case may be.

         "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

         SECTION 1.2. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

         SECTION 1.3. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

         SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, (a) each Lender agrees (i) to make Term Loans to the Borrower from time to time during the Term Loan Availability Period in a principal amount not exceeding its Term Commitment, if any, (ii) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment, if any, (iii) to make Additional Incremental Term Loans to the Borrower under any Additional Incremental Facility during the period or on the date set forth in the applicable Additional Incremental Facility Agreement in a principal amount not exceeding its Additional Incremental Commitment in respect of such Additional Incremental Facility, if any, and (iv) to make Additional Incremental Revolving Loans to the Borrower under any Additional Incremental Facility during the period set forth in the applicable Additional Incremental Facility Agreement in a principal amount not exceeding at any time its Additional Incremental Revolving Commitment in respect of such Additional Incremental Facility, if any,
(b) each Incremental Tranche A Lender agrees to make Incremental Tranche A Term Loans to the Borrower from time to time during the Incremental Tranche A Term Loan Availability Period in a principal amount not exceeding its Incremental Tranche A Commitment, provided that the initial Borrowing under the Incremental Tranche A Facility shall be in an aggregate amount not less than $225,000,000 and shall occur on the First Incremental Borrowing Date. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans and Additional Incremental Revolving Loans. Amounts repaid in respect of Term Loans, Incremental Term Loans or Additional Incremental Term Loans may not be reborrowed.

         SECTION 2.2. Loans and Borrowings. (a) Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.14, each Revolving Borrowing, Term Borrowing, Additional Incremental Revolving Borrowing, Additional Incremental Term Borrowing and Incremental Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing (w) if a Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (x) if a Term Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $50,000,000 (y) if an Incremental Term Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 or (z) if an Additional Incremental Term Borrowing or an Additional Incremental Revolving Borrowing shall be in aggregate amounts that are permitted under the applicable Incremental Facility Agreement. At the time that each ABR Borrowing is made, such Borrowing (w) if a Revolving Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000, (x) if a Term Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $50,000,000
(y) if an Incremental Term Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000 or (z) if an Additional Incremental Term Borrowing or an Additional Incremental Revolving Borrowing shall be in aggregate amounts that are permitted under the applicable Incremental Facility Agreement; provided that (i) an ABR Revolving Borrowing or ABR Additional Incremental Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or Additional Incremental Revolving Commitments of the applicable Class, as the case may be, (ii) an ABR Revolving Borrowing may be in an aggregate amount that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) and (iii) an ABR Term Borrowing, ABR Incremental Term Borrowing or ABR Additional Incremental Term Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Term Commitments, Incremental Term Commitments, Additional Incremental Term Commitments of the applicable Class, as the case may be. Each Swingline Loan shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 10 Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, the Term Maturity Date, the Incremental Tranche A Maturity Date or the maturity date set forth in the applicable Additional Incremental Facility Agreement, as applicable.

         SECTION 2.3. Requests for Borrowings. To request a Borrowing (other than a Swingline Borrowing), the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 10:00 a.m., Dallas, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request substantially in the form of Exhibit B hereto and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) whether the requested Borrowing is to be a Revolving Borrowing, Term Borrowing, Incremental Tranche A Term Borrowing, Additional Incremental Revolving Borrowing or Additional Incremental Term Borrowing and, in the case of Additional Incremental Revolving Borrowings and Additional Incremental Term Borrowings, the Additional Incremental Facility under which such Borrowing is to be made;

                  (ii) the aggregate amount of such Borrowing;

                  (iii) the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vi) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

         If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

         SECTION 2.4. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lenders each agree to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans of either Swingline Lender exceeding $25,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that neither Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

          (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, Dallas, Texas time, on the day of a proposed Swingline Loan and shall advise the Administrative Agent as to which Swingline Lender the Borrower desires to provide such Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender indicated by the Borrower in such notice of any such notice received from the Borrower. The applicable Swingline Lender shall make such Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with such Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., Dallas, Texas time, on the requested date of such Swingline Loan.

          (c) The applicable Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., Dallas, Texas time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the applicable Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender. Any amounts received by a Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan made by such Swingline Lender after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the applicable Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

         SECTION 2.5. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

          (b) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank from whom the Borrower is requesting such Letter of Credit and to the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $350,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

          (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension), provided that a Letter of Credit may include customary "evergreen" provisions and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

          (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, the applicable Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph Section 2.05(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

          (e) Reimbursement. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 1:00 p.m., Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 9:30 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 1:00 p.m., Dallas, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 9:30 a.m., Dallas, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $5,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the applicable Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the applicable Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph Section 2.05(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor either Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse an Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), each Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.05(e), then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.05(e) to reimburse the applicable Issuing Bank shall be for the account of such Lender to the extent of such payment.

          (i) Replacement of the Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor, to any other Issuing Bank or to any previous Issuing Bank, or to such successor, all other Issuing Banks and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to 105% of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in Section 7.01(h) or 7.01(i). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the applicable Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

         SECTION 2.6. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in Dallas, Texas and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.06(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

         SECTION 2.7. Interest Elections. (a) Each Revolving Borrowing, Additional Incremental Revolving Borrowing, Term Borrowing, Incremental Term Borrowing and Additional Incremental Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of a Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and Section 2.07(f):

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

         If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

         (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

         (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

         (f) A Borrowing of any Class may not be converted to or continued as a Eurodollar Borrowing if after giving effect thereto (i) the Interest Period therefor would commence before and end after a date on which any principal of the Loans of such Class is scheduled to be repaid and (ii) the sum of the aggregate principal amount of outstanding Eurodollar Borrowings of such Class with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding ABR Borrowings of such Class would be less than the aggregate principal amount of Loans of such Class required to be repaid on such scheduled repayment date.

         SECTION 2.8. Termination and Reduction of Commitments. (a) Unless previously terminated, (i) the Term Commitments shall terminate on the Term Commitment Termination Date, (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date, (iii) the Incremental Tranche A Commitments shall terminate on the Incremental Tranche A Commitment Termination Date and (iv) the Additional Incremental Commitments of any Class shall terminate on the date set forth in the applicable Additional Incremental Facility Agreement.

         (b) Subject to adjustment pursuant to Section 2.08(h), the Revolving Commitments outstanding on the Revolving Commitment Reduction Date shall be automatically and permanently reduced in 12 consecutive installments on the last day of each fiscal quarter (except with respect to the final reduction, which shall be on the Revolving Maturity Date) set forth below in the percentage amounts (expressed as a percentage of the aggregate amount of Revolving Commitments outstanding on the Revolving Commitment Reduction Date) set forth opposite such quarterly scheduled reduction date (or the Revolving Maturity
Date) below; provided that the final installment shall reduce the remaining outstanding Revolving Commitments to zero on the Revolving Maturity Date and the payment made in respect thereof shall equal the sum of (x) the then aggregate unpaid principal amount of all Revolving Loans plus (y) all other unpaid amounts owing in respect of Revolving Loans, which payment shall be due and payable not later than the Revolving Maturity Date:

            Scheduled Reduction Date                            Commitment Reduction
            ------------------------                            --------------------
                4th Quarter 2002                                       5.00%
                1st Quarter 2003                                       5.00%
                2nd Quarter 2003                                       5.00%
                3rd Quarter 2003                                       5.00%

                4th Quarter 2003                                       7.50%
                1st Quarter 2004                                       7.50%
                2nd Quarter 2004                                       7.50%
                3rd Quarter 2004                                       7.50%

                4th Quarter 2004                                      12.50%
                1st Quarter 2005                                      12.50%
                2nd Quarter 2005                                      12.50%
             Revolving Maturity Date                                  12.50%

         (c) Subject to adjustment pursuant to Section 2.08(h), the Additional Incremental Revolving Commitments of any Class shall be automatically and permanently reduced on the scheduled dates, and in the scheduled amounts, if any, set forth in the applicable Additional Incremental Facility Agreement.

         (d) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $10,000,000, (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments and (iii) the Borrower shall not terminate or reduce the Additional Incremental Revolving Commitments of any Class if, after giving effect to any concurrent prepayment of Additional Incremental Revolving Loans of such Class in accordance with

Section 2.11, the aggregate principal amount of outstanding Additional Incremental Revolving Loans of such Class would exceed the total Additional Incremental Revolving Commitments of such Class.

         (e) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.08(d) at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments or the Additional Incremental Revolving Commitments of any Class delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

         (f) In the event and on each occasion that any Net Proceeds in excess of $5,000,000 are received by or on behalf of Holdings or any Subsidiary in respect of any Prepayment Event, there shall be a pro rata reduction of Revolving Commitments, Term Borrowings, Incremental Tranche A Borrowings and, if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Revolving Commitments and Additional Incremental Term Borrowings as provided in this Section 2.08(f) and in Section 2.11(b). In such event, the Revolving Commitments and, if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Revolving Commitments shall, on the third Business Day after such Net Proceeds are received, be automatically and permanently reduced in an aggregate amount equal to the product of 100% (or, in the case of any Prepayment Event referred to in clause (c) of the definition of Prepayment Event, if, on the date on which any reduction would otherwise be made in respect of such Prepayment Event either (i) the Facilities shall be rated not lower than BBB- by S&P and Baa3 by Moody's or
(ii) the Total Leverage Ratio as of such date is less than 3.5 to 1.0, 50%) of such Net Proceeds and the Reduction Portion in respect of such Prepayment Event; provided that, in the case of any event described in clause (a) or (c) of the definition of Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate) to invest in the Telecommunications Business of the Borrower and the other Restricted Subsidiaries within 360 days of the receipt thereof and certifying that no Default has occurred and is continuing, then no reduction shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such period, at which time a reduction shall be required in accordance with this paragraph (f).

          (g) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2002, the Revolving Commitments and, if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Revolving Commitments shall be automatically and permanently reduced in an aggregate amount equal to the product of 50% of Excess Cash Flow for such fiscal year and the Reduction Portion in respect of such Excess Cash Flow; provided that if, on the date on which any reduction would otherwise be made pursuant to this Section 2.08(g), either (i) the Facilities shall be rated not lower than BBB- by S&P and Baa3 by Moody's or (ii) the Total Leverage Ratio as of such date is less than 3.5 to 1.0, no such reduction shall be required pursuant to this Section 2.08(g). Each reduction pursuant to this paragraph shall be made on the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (h) Any reduction of the Revolving Commitments, other than a reduction pursuant to Section 2.08(a) or 2.08(b) above, shall be applied to reduce the subsequent scheduled reductions of Revolving Commitments to be made pursuant to
Section 2.08(a) or 2.08(b) above in reverse chronological order. Any reduction of the Additional Incremental Revolving Commitments of any Class, other than a reduction pursuant to Section 2.08(a) or 2.08(c) above, shall be applied to reduce the subsequent scheduled reductions of Additional Incremental Revolving Commitments of such Class to be made pursuant to Section 2.08(a) or 2.08(c) as set forth in the applicable Additional Incremental Facility Agreement.

         SECTION 2.9. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Revolving Loan of such Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Term Loan of such Lender as provided in Section 2.10,
(iii) to the Administrative Agent for the account of each applicable Incremental Lender the then unpaid principal amount of each Incremental Tranche A Term Loan of such Incremental Lender as set forth in Section 2.10, (iv) to the Administrative Agent for the account of each applicable Lender the then unpaid principal amount of each Additional Incremental Loan of any Class of such Lender as set forth in the applicable Additional Incremental Facility Agreement and (v) to each Swingline Lender the then unpaid principal amount of each Swingline Loan made by it on the earlier of the Revolving Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to Section 2.09(b) and 2.09(c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) No promissory notes evidencing Loans hereunder will be issued unless a Lender requests that a promissory note be issued to it to evidence its Loans of any Class. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

         SECTION 2.10. Amortization of Term Loans and Incremental Term Loans.
(a) Subject to adjustment pursuant to Section 2.10(e), the Borrower shall repay Term Borrowings outstanding on the Term Amortization Date in 16 consecutive installments of principal, each of which will be due and payable on the last day of each fiscal quarter (except with respect to the final installment, which shall be on the Term Maturity Date) set forth below in the percentage amounts (expressed as a percentage of the aggregate amount of Term Loans outstanding on the Term Commitment Termination Date) set forth opposite such quarterly installment date (or the Term Maturity Date) below; provided that the final installment shall equal the sum of (x) the then aggregate unpaid principal amount of all Term Loans plus (y) all other unpaid amounts owing in respect of Term Loans and shall be due and payable not later than the Term Maturity Date:

                  Payment Date                                         Amount
                  ------------                                         ------
                4th Quarter 2002                                       3.75%
                1st Quarter 2003                                       3.75%
                2nd Quarter 2003                                       3.75%
                3rd Quarter 2003                                       3.75%

                4th Quarter 2003                                       6.25%
                1st Quarter 2004                                       6.25%
                2nd Quarter 2004                                       6.25%
                3rd Quarter 2004                                       6.25%

                4th Quarter 2004                                       7.50%
                1st Quarter 2005                                       7.50%
                2nd Quarter 2005                                       7.50%
                3rd Quarter 2005                                       7.50%

                4th Quarter 2005                                       7.50%
                1st Quarter 2006                                       7.50%
                2nd Quarter 2006                                       7.50%
               Term Maturity Date                                      7.50%

          (b) Subject to adjustment pursuant to Section 2.10(e), the Borrower shall repay Incremental Tranche A Borrowings outstanding on the Incremental Tranche A Amortization Date in 16 consecutive installments of principal, each of which will be due and payable on the last day of each fiscal quarter (except with respect to the final installment, which shall be on the Incremental Tranche A Maturity Date) set forth below in the percentage amounts (expressed as a percentage of the aggregate amount of Incremental Tranche A Term Loans outstanding on the Incremental Tranche A Commitment Termination Date) set forth opposite such quarterly installment date (or the Incremental Tranche A Maturity
Date) below; provided that the final installment shall equal the sum of (x) the then aggregate unpaid principal amount of all Incremental Tranche A Term Loans plus (y) all other unpaid amounts owing in respect of the Incremental Tranche A Term Loans, and shall be due and payable not later than the Incremental Tranche A Maturity Date:

                  Payment Date                                         Amount
                  ------------                                         ------
                4th Quarter 2002                                       3.75%
                1st Quarter 2003                                       3.75%
                2nd Quarter 2003                                       3.75%
                3rd Quarter 2003                                       3.75%

                4th Quarter 2003                                       6.25%
                1st Quarter 2004                                       6.25%

                  Payment Date                                         Amount
                  ------------                                         ------
                2nd Quarter 2004                                       6.25%
                3rd Quarter 2004                                       6.25%

                4th Quarter 2004                                       7.50%
                1st Quarter 2005                                       7.50%
                2nd Quarter 2005                                       7.50%
                3rd Quarter 2005                                       7.50%

                4th Quarter 2005                                       7.50%
                1st Quarter 2006                                       7.50%
                2nd Quarter 2006                                       7.50%
               Incremental Tranche
                 A Maturity Date                                       7.50%

          (c) Subject to adjustment pursuant to Section 2.10(e), the Borrower shall repay Additional Incremental Term Borrowings of any Class on the scheduled dates, and in the scheduled amounts, if any, set forth in the applicable Additional Incremental Facility Agreement.

          (d) To the extent not previously paid, all Term Loans shall be due and payable on the Term Maturity Date, all Revolving Loans shall be due and payable on the Revolving Maturity Date, all Incremental Tranche A Term Loans shall be due and payable on the Incremental Tranche A Maturity Date and all Additional Incremental Loans of any Class shall be due and payable on the final maturity date set forth in the applicable Additional Incremental Facility Agreement.

          (e) Any prepayment of a Term Borrowing or an Incremental Term Borrowing shall be applied to reduce the subsequent scheduled repayments of Term Borrowings or Incremental Term Borrowings, respectively to be made pursuant to this Section in reverse chronological order. Any prepayment of an Additional Incremental Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayment of Additional Incremental Term Borrowings of such Class to be made pursuant to this Section as set forth in the applicable Additional Incremental Facility Agreement.

          (f) Prior to any repayment of any Term Borrowings or Incremental Term Borrowings hereunder or any Additional Incremental Term Borrowings of any Class, the Borrower shall select the Borrowing or Borrowings of such Class to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., Dallas, Texas time, three Business Days before the scheduled date of such repayment; provided that each repayment of Term Borrowings or Incremental Term Borrowings or any Additional Incremental Term Borrowings of any Class shall be applied to repay any outstanding ABR Term Borrowings or ABR

Incremental Term Borrowings or ABR Additional Incremental Term Borrowings of such Class before any other Borrowings of such Class. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings, Incremental Term Borrowings and Additional Incremental Term Borrowings shall be accompanied by accrued interest on the amount repaid.

         SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section. All prepayments shall be made without premium or penalty other than, to the extent applicable, amounts payable under Section 2.16.

          (b) In the event and on each occasion that any Net Proceeds in excess of $5,000,000 are received by or on behalf of Holdings or any Subsidiary in respect of any Prepayment Event, there shall be a pro rata reduction of Revolving Commitments, Term Borrowings, Incremental Tranche A Borrowings, and if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Revolving Commitments and Additional Incremental Term Borrowings as provided in this Section 2.11(b) and in Section 2.08(f). In such event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings, Incremental Tranche A Borrowings and, if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Term Borrowings in an aggregate amount equal to the product of 100% (or, in the case of any Prepayment Event referred to in clause
(c) of the definition of Prepayment Event, if, on the date on which any prepayment would otherwise be made in respect of such Prepayment Event either
(i) the Facilities shall be rated not lower than BBB- by S&P and Baa3 by Moody's or (ii) the Total Leverage Ratio as of such date is less than 3.5 to 1.0, 50%) of such Net Proceeds and the Prepayment Portion in respect of such Prepayment Event (such product, the "Prepayment Amount"); provided that, in the case of any event described in clause (a) or (c) of the definition of Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Borrower intends to apply the Net Proceeds from such event (or a portion thereof specified in such certificate) to invest in the Telecommunications Business of the Borrower and the other Restricted Subsidiaries within 360 days of the receipt thereof and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such period, at which time a prepayment shall be required in accordance with this paragraph (b).

          (c) Following the end of each fiscal year of the Borrower, commencing with the fiscal year ending December 31, 2002, the Borrower shall prepay Term Borrowings, Incremental Tranche A Borrowings and, if provided for in the applicable Additional Incremental Facility Agreement, Additional Incremental Term Borrowings in an aggregate amount equal to the product of (i) 50% of Excess Cash Flow for such fiscal year and (ii) the Prepayment Portion in respect of such Excess Cash Flow (such product, the "Excess Cash Flow Prepayment Amount"); provided that if, on the date on which any prepayment would otherwise be made pursuant to this Section 2.11(c), either (i) the Facilities shall be rated not lower than BBB- by S&P and Baa3 by Moody's or (ii) the Total Leverage Ratio as of such date is less than
3.5 to 1.0, no such prepayment shall be required pursuant to this Section 2.11(c). Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (d) If, on any date, the aggregate Revolving Exposures of all Lenders exceeds the aggregate Revolving Commitments of all Lenders, or the aggregate principal amount of the Additional Incremental Revolving Loans of any Class of all Lenders exceeds the aggregate Additional Incremental Revolving Commitments of such Class of all Lenders, the Borrower shall immediately prepay Revolving Loans or Additional Incremental Revolving Loans of such Class, as the case may be (and, to the extent that any such excess remains after all Revolving Loans have been prepaid, deposit cash collateral with the Administrative Agent to secure outstanding LC Exposure), in an amount equal to such excess.

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to
Section 2.11(f); provided that each prepayment of Borrowings of any Class shall be applied to prepay ABR Borrowings of such Class before any other Borrowings of such Class.

          (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the applicable Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Dallas, Texas time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Dallas, Texas time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, Dallas, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments or any Additional Incremental Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be


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

permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

         SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent (i) in the case of Revolving Commitments and Term Commitments for the account of each Lender fees for each day during the period from and including the Effective Date to but excluding the date on which such Commitment terminates at a rate equal to the applicable Commitment Fee Rate for such day, (ii) in the case of Incremental Tranche A Commitments for the account of each Incremental Tranche A Lender fees for each day during the period from and including the Amendment No. 5 Effective Date but excluding the Incremental Tranche A Commitment Termination Date at a rate equal to the applicable Commitment Fee Rate for such day and (iii) in the case of any Additional Incremental Facility Commitment, the rate set forth in the applicable Additional Incremental Facility Agreement for such day, in each case on the unused amount of each Commitment of such Lender on such day (collectively, the "COMMITMENT FEES"). Accrued Commitment Fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the applicable Commitments terminate, commencing on the first such date to occur after the date hereof. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

          (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit for each day during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, which fee shall accrue at a rate equal to the Applicable Margin on Eurodollar Revolving Loans for such day on the amount of such Lender's LC Exposure on such day (excluding any portion thereof attributable to unreimbursed LC Disbursements) and (ii) to the applicable Issuing Bank a fronting fee in respect of Letters of Credit issued by such Issuing Bank for each day during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure in respect of Letters of Credit issued by such Issuing Bank, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and such Issuing Bank on the amount of the LC Exposure on such day (excluding any portion thereof attributable to unreimbursed LC Disbursements) in respect of Letters of Credit issued by such Issuing Bank, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to an Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the applicable Issuing Bank, in the case of fees payable to it) for distribution, in the case of Commitment Fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

         SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus (i) in the case of any ABR Borrowing under the Revolving Facility, the Term Facility or the Incremental Facility (including each Swingline Loan), the ABR Spread and, if applicable to any loan (other than an Incremental Term Loan), the Leverage Premium (each as set forth in "Applicable Margin") and (ii) in the case of any ABR Borrowing under any Additional Incremental Facility, the Applicable Margin for ABR Borrowings set forth in the applicable Additional Incremental Facility Agreement.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus (i) in the case of any Eurodollar Borrowing under the Revolving Facility, the Term Facility or the Incremental Facility, the Eurodollar Spread and, if applicable to any loan (other than an Incremental Term Loan), the Leverage Premium (each as set forth in "Applicable Margin") and (ii) in the case of any Eurodollar Borrowing under any Additional Incremental Facility, the Applicable Margin for Eurodollar Borrowings set forth in the applicable Additional Incremental Facility Agreement.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case


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

of overdue principal of any ABR Loan under the Revolving Facility, the Term Facility or the Incremental Facility, 2% plus the highest Applicable Margin for ABR Loans plus the ABR, (ii) in the case of overdue principal of any Eurodollar Loan under the Revolving Facility, the Term Facility or the Incremental Facility, the higher of (x) 2% plus the highest Applicable Margin for Eurodollar Loans plus the Adjusted LIBO Rate applicable to such Eurodollar Loan on the day before payment was due and (y) the sum of 2% plus the highest Applicable Margin for ABR Loans plus the ABR, (iii) in the case of overdue principal of or overdue interest on any Additional Incremental Loan of any Class, the rate set forth in the applicable Additional Incremental Facility Agreement and (iv) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in Section 2.13(a).

         (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.13(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

         (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

         SECTION 2.14. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

         (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

         (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the


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

Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

         SECTION 2.15. Increased Costs.

         (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate), Swingline Lender or Issuing Bank; or

                  (ii) impose on any Lender, Swingline Lender or Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost (other than Taxes) to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, Swingline Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Swingline Lender or Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, Swingline Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, Swingline Lender or Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

         (b) If any Lender, Swingline Lender or Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's, Swingline Lender's or Issuing Bank's capital or on the capital of such Lender's, Swingline Lender's or Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender or Swingline Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender, Swingline Lender or Issuing Bank or such Lender's, Swingline Lender's or Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's, Swingline Lender's or Issuing Bank's policies and the policies of such Lender's, Swingline Lender's or Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender, Swingline Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender, Swingline Lender or Issuing Bank or such Lender's, Swingline Lender's or Issuing Bank's holding company for any such reduction suffered.


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

         (c) A certificate of a Lender, Swingline Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender, Swingline Lender or Issuing Bank or its holding company, as the case may be, as specified in Section 2.15(a) or 2.15(b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

         (d) Failure or delay on the part of any Lender, Swingline Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's, Swingline Lender's or Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender, Swingline Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 120 days prior to the date that such Lender, Swingline Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's, Swingline Lender's or Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 120-day period referred to above shall be extended to include the period of retroactive effect thereof.

         SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

         SECTION 2.17. Taxes. (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

         (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

         (c) The Borrower shall indemnify the Administrative Agent, each Lender and Issuing Bank, within 15 days after the date of receipt of a written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or such Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Bank, shall be conclusive absent manifest error.

         (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

         (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), on or prior to the first payment by the Borrower under this Agreement to such Foreign Lender or Participant and from time to time thereafter as prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

         (f) If any Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 2.17 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, however, that the Borrower, upon request of such Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event such Lender is required to repay such refund to such Governmental Authority. Nothing contained in this Section 2.17(f) shall require any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

         (g) Notwithstanding anything expressed or implied to the contrary in this Agreement or any other Loan Document (including any schedule or exhibit to any of the foregoing), this Section 2.17 (and Section 10.04 insofar as it relates to this Section 2.17) shall constitute the complete and exclusive understanding of the parties in respect of all matters relating to any Taxes (including interest thereon, additions thereto and penalties in connection therewith).

         SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to 1:00 p.m., Dallas, Texas time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at Dallas, Texas, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day (unless, in the case of payments in respect of Eurodollar Loans, such next succeeding Business Day would fall in the next calendar month, in which case such payment shall be due on the next preceding Business Day), and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans (other than Swingline Loans) or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans (other than Swingline Loans) and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans (other than Swingline Loans) and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans (other than Swingline Loans) and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including without limitation pursuant to Section 2.11) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank or Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

         (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or 2.05(e), 2.06(b), 2.18(d) or
10.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

         SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

         (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, (i) as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply or (ii) such Lender elects to withdraw its request.

         SECTION 2.20. Additional Incremental Facilities and Commitments. (a) At any time prior to December 31, 2002, and so long as no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may request, on one or more occasions, by notice to the Administrative Agent and the Incremental Facility Arrangers, that one or more Lenders (and/or one or more other Persons which shall become Lenders as provided in Section 2.20(d) below) provide one or more additional facilities (each, an "Additional Incremental Facility"), each of which shall provide for commitments (the "Additional Incremental Commitments") in an aggregate amount of not less than $100,000,000 and all of which Additional Incremental Facilities shall provide for Additional Incremental Commitments in an aggregate amount not in excess of $500,000,000; provided that no Lender shall have any obligation to provide any Additional Incremental Commitment and any Lender (or any other Person which becomes a Lender pursuant to Section 2.20(d) below) may provide Additional Incremental Commitments without the consent of any other Lender.

         (b) The maturity date, scheduled amortization and commitment reductions, mandatory prepayments and commitment reductions, interest rate, minimum borrowings and prepayments, commitment fees and other amounts payable in respect of any Additional Incremental Facility, and certain agent determinations, shall be as set forth in an agreement (an "Additional Incremental Facility Agreement") among the Loan Parties, the Administrative Agent, each Incremental Facility Arranger (but only if it is acting in the capacity of joint lead arranger with respect to such Additional Incremental Facility) and the Lenders and other Persons agreeing to provide Additional Incremental Commitments thereunder; provided that any term Incremental Loans (the "Additional Incremental Term Loans") shall have a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity of the Term Loans then outstanding and any revolving Incremental Commitment (the "Additional Incremental Revolving Commitments" and any loans made pursuant thereto, the "Additional Incremental Revolving Loans") shall have a Weighted Average Life to Maturity of not less than the Weighted Average Life to Maturity of the Revolving Commitments then outstanding.

         (c) [Intentionally deleted]


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

         (d) The effectiveness of any Additional Incremental Facility to be created under this Section 2.20, and the obligation of any Lender or other Person providing any Additional Incremental Commitment thereunder to make any Additional Incremental Loans pursuant thereto, is subject to, in addition to the conditions set forth in Article 4, the satisfaction of each of the following conditions: each Loan Party, the Administrative Agent, each Incremental Facility Arranger (but only if it is acting in the capacity of joint lead arranger with respect to such Additional Incremental Facility) and each Lender or other Person providing Additional Incremental Commitments thereunder (each, an "Additional Incremental Lender") shall have executed and delivered to the Administrative Agent an Additional Incremental Facility Agreement with respect to such Additional Incremental Facility, (x) the Administrative Agent shall have received, and (y) the Administrative Agent shall have received for the respective accounts of any other agents and the Additional Incremental Lenders, all fees and other amounts payable by the Borrower in respect of such Additional Incremental Facility on or prior to such date of effectiveness and the Administrative Agent (or its counsel) shall have received such documents and certificates, and such legal opinions, as the Administrative Agent and the Incremental Facility Arrangers or their counsel shall reasonably request, including documents, certificates and legal opinions relating to the organization, existence and good standing of each Loan Party, the authorization of such Additional Incremental Facility and other legal matters relating to the Loan Parties or the Loan Documents (including the applicable Additional Incremental Facility Agreement). The Administrative Agent shall notify each Lender as to the effectiveness of each Additional Incremental Facility hereunder.



                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

         Each of Holdings and the Borrower represents and warrants to the Lenders that:

         SECTION 3.1. Organization; Powers. Each of Holdings and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

         SECTION 3.2. Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party,


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

when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents (if any), (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Holdings or any Restricted Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any Restricted Subsidiary or any of their respective assets, or give rise to a right thereunder to require any payment to be made by Holdings or any Restricted Subsidiary, and
(d) will not result in the creation or imposition of any Lien on any asset of Holdings or any Restricted Subsidiary, except Liens created under the Loan Documents (if any).

         SECTION 3.4. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders Holdings' consolidated balance sheet and statements of operations, stockholders equity and cash flows as of and for the fiscal years ended December 31, 1998, December 31, 1999 and December 31, 2000, reported on by Ernst & Young LLP, independent public accountants. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of Holdings and the Subsidiaries as of such dates and for such periods in accordance with GAAP.

         (b) Holdings has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of December 31, 2000 and projected pro forma statements of operations and cash flows for the fiscal year ended December 31, 2001, prepared giving effect to (x) the Transactions under the Incremental Facility and the Structured Note Financing and (y) the transactions described in clause (x) and, in addition, the sale of its Williams Communications Solutions business unit, as if such events had occurred on such date or on the first day of such fiscal year, as the case may be. Such projected pro forma consolidated balance sheets and statements of operations and cash flows (i) have been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) are based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflect all adjustments necessary to give effect to the Transactions under the Incremental Facility and the Structured Note Financing and, in the case of one such set of financial statements, the sale of its Williams Communications Solutions business unit, and (iv) present fairly, in all material respects, the pro forma financial position of Holdings and


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

the Subsidiaries as of such date and for such periods as if the Transactions, the Structured Note Financing and, in the case of one such set of financial statements, the sale of its Williams Communications Solutions business unit had occurred on such date or at the beginning of such period, as the case may be.

         (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of Holdings or any Restricted Subsidiary has, as of the Effective Date, any material contingent liabilities, unusual material long-term commitments or unrealized material losses.

         (d) The projections delivered to the Lenders on the Amendment No. 5 Effective Date (the "Projections") were based on assumptions believed by the Borrower and Holdings in good faith to be reasonable when made and as of their date represented the Borrower's and Holdings' good faith estimate of future performance of Holdings and the Subsidiaries and of the Borrower and its consolidated subsidiaries.

         (e) Since December 31, 2000, there has been no Material Adverse Change.

         SECTION 3.5. Properties. (a) Each of Holdings and the Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties, if any), except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes. None of the properties and assets of Holdings or any Restricted Subsidiary is subject to any Lien other than Permitted Encumbrances, Liens created by the Collateral Documents (if any) and other Liens permitted under Section 6.02.

         (b) Each of Holdings and the Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by Holdings and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by Holdings, the Borrower or any other Loan Party (other than the Parent) as of the Effective Date after giving effect to the Transactions.

         SECTION 3.6. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

         (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received written notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any violations of any Environmental Law or any release, threatened release or exposure to any Hazardous Materials that is likely to form the basis of any Environmental Liability.

         (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

         SECTION 3.7. Compliance with Laws and Agreements. Each of Holdings and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

         SECTION 3.8. Investment and Holding Company Status. Neither Holdings nor any Restricted Subsidiary is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

         SECTION 3.9. Taxes. Each of Holdings and the Subsidiaries has timely filed or caused to be filed (or the Parent has filed or caused to be filed) all Tax returns and reports required to have been filed and has paid or caused to be paid (or the Parent has paid or caused to be paid) all Taxes required to have been paid by or with respect to it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 3.11. Disclosure. Holdings and the Borrower have disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which Holdings or any Restricted Subsidiary is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

         SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and the direct or indirect ownership interest of Holdings or the Borrower in, each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

         SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings and the Restricted Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid.

         SECTION 3.14. Labor Matters. As of the Effective Date, there are no strikes, lockouts or slowdowns against Holdings or any Restricted Subsidiary pending or, to the knowledge of Holdings or the Borrower, threatened. The hours worked by and payments made to employees of Holdings and the Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters. All payments due from Holdings or any Restricted Subsidiary, or for which any claim may be made against Holdings or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Holdings or such Restricted Subsidiary. The consummation of the Transactions and the Reorganization has not and will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement by which Holdings or any Restricted Subsidiary is bound.


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

         SECTION 3.15. Solvency. Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

         SECTION 3.16. No Burdensome Restrictions. No contract, lease, agreement or other instrument to which Holdings or any Restricted Subsidiary is a party or by which any of their property is bound or affected, no charge, corporate restriction, judgment, decree or order and no provision of applicable law or governmental regulation could reasonably be expected to have Material Adverse Effect.

         SECTION 3.17. Representations in Loan Documents True and Correct. As of the dates when made and as of the Effective Date, each representation and warranty of Holdings or any Restricted Subsidiary party thereto contained in any Loan Document is true and correct.


                                    ARTICLE 4

                                   CONDITIONS

         SECTION 4.1. Effective Date. [Intentionally deleted]

         SECTION 4.2. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of each Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:

         (a) The representations and warranties of each Loan Party set forth in the Loan Documents (excluding Section 3.04(b)) shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

         (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.


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

         Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in Sections 4.02(a), 4.02(b) and 4.03.

         SECTION 4.3. First Incremental Borrowing Date with Respect to the Incremental Facility. The obligation of each Incremental Lender to make a Loan on the occasion of the First Incremental Borrowing Date is subject to the satisfaction of the following conditions (in addition to the conditions set forth in Section 4.02):

         (a) The Spin-Off shall have been consummated.

         (b) The Initial Collateral Date shall have occurred (or shall occur on the date of such Borrowing) and, prior to the making of any Loan on the occasion of such Borrowing, Holdings and the Borrower shall have complied with all of the provisions of Section 5.11A.

         (c) The First Incremental Borrowing Date shall be no later than the date that is 180 days after the date of Amendment No. 5 Effective Date.

         (d) The Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Financial Officer of each of Holdings and the Borrower, certifying as to compliance of the matters specified in Sections 4.03(a) and 4.03(b).


                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

         Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 5.1. Financial Statements and Other Information. Holdings and the Borrower will furnish to the Administrative Agent and each Lender:

         (a) (i) within 90 days after the end of each fiscal year of Holdings, its audited consolidated balance sheets and related audited consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year (including segment reporting with respect to each of Holdings' and the Subsidiaries' business segments consistent with that provided in the Notes Offering Registration Statement), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, (ii) within 90 days after the end of each fiscal year of the Borrower, its audited consolidated balance sheets and related audited consolidated statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year (including segment reporting with respect to each of the Borrower's and its consolidated subsidiaries' business segments consistent with that provided with respect to the Borrower's and its consolidated subsidiaries' business segments in the Notes Offering Registration Statement), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (iii) within 90 days after the end of each fiscal year of Holdings and the Borrower, (x) supplemental unaudited balance sheets and related unaudited statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal year, setting forth in tabular form in each case the figures for the previous year, for the Borrower and Holdings and the consolidating adjustments with respect thereto and (y) segment reporting of EBITDA and Adjusted EBITDA with respect to each business segment of Holdings and the Subsidiaries and the Borrower and its consolidated subsidiaries consistent with the business segments reported on in the Notes Offering Registration Statement;

         (b) (i) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, unaudited consolidated and consolidating balance sheets and related consolidated and consolidating statements of operations, stockholders' equity and cash flows of Holdings and the Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or in the case of the balance sheet, as of the end of the previous fiscal year) (including segment reporting with respect to each of Holdings' and the Subsidiaries' business segments consistent with that provided in the Notes Offering Registration Statement and also including segment reporting of EBITDA and Adjusted EBITDA), all certified by a Financial Officer of Holdings as presenting fairly in all material respects the financial condition and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes and (ii) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, unaudited consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year) (including segment reporting with respect to each of the Borrower's and its consolidated subsidiaries' business segments consistent with that provided with respect to the Borrower's and its consolidated subsidiaries' business segments in the Notes Offering Registration Statement and also including segment reporting of EBITDA and Adjusted EBITDA), all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with any delivery of financial statements under
Section 5.01(a) or 5.01(b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating (x) compliance with Section 6.08 and Sections 6.15 through 6.19, including, if applicable, calculations showing capital contributions made by the Parent pursuant to Section 6.20 and the resulting effects on the Borrower's compliance with Section 6.08 and Sections 6.15 through
6.19 and (y) Additional Capital at such date, including detail as to the sources and uses of Additional Capital since June 30, 1999 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of Holdings' audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with any delivery of financial statements under clause 5.01(a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) as soon as practicable after approval by the Board of Directors of the Parent and in any event not later than 120 days after the commencement of each fiscal year of the Borrower, a consolidated and consolidating budget of Holdings for such fiscal year and a consolidated budget of the Borrower for such fiscal year (including projected consolidated (and, in the case of Holdings, consolidating) balance sheets, related consolidated (and, in the case of Holdings, consolidating) statements of projected operations and cash flow as of the end of and for such fiscal year and segment information with respect to each of Holdings' and the Subsidiaries' and the Borrower's and its consolidated subsidiaries' business segments consistent with the categories of information provided with respect to Holdings' and the Subsidiaries' business segments in the Notes Offering Registration Statement, together with projected EBITDA and Adjusted EBITDA for such segments) and, promptly when available, any significant revisions of such budget;

         (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings or any Restricted Subsidiary with the Commission, or any Governmental Authority succeeding to any or all of the functions of the Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be, except to the extent any such report, proxy statement or other material is available electronically on a publicly-accessible website; and

         (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings or any Restricted Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

         SECTION 5.2. Notices of Material Events. Upon knowledge thereof, Holdings or the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

         (a) the occurrence of any Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

         (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

         Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

         SECTION 5.3. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, (i) continue to engage in business of the same general type as now conducted and (ii) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

         SECTION 5.4. Payment of Obligations. Each of Holdings and the Borrower
(i) will, and will cause each other Restricted Subsidiary to, pay its Indebtedness and other material obligations, including tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) Holdings, the Borrower or such other Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect and (ii) shall not breach, or permit any other Restricted Subsidiary to breach, in any material respect, or permit to exist any material default under, the terms of any material lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except where the failure to do the foregoing would not in the aggregate have a Material Adverse Effect.

         SECTION 5.5. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

         SECTION 5.6. Insurance. Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

         SECTION 5.7. Casualty and Condemnation. The Borrower will (a) furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any portion of any of Holdings' and the Restricted Subsidiaries' property or assets or the commencement of any action or proceeding for the taking of any of Holdings' and the Restricted Subsidiaries' property or assets or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding (in each case with a value in excess of $10,000,000) and (b) ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are applied, to the extent such Net Proceeds have not been utilized to repair, restore or replace such property or assets or to acquire other Telecommunications Assets within 360 days after such event, to prepay Loans and reduce Commitments as provided in Sections 2.11(b) and 2.08(f), respectively.

         SECTION 5.8. Books and Records; Inspection and Audit Rights. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, keep proper


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books of record and account in which materially full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each of Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, permit any representatives designated by the Administrative Agent or any Lender at the expense of the Administrative Agent or Lender, as the case may be, or, if an Event of Default shall have occurred and be continuing, at the expense of the Borrower, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested, subject to Section 10.12.

         SECTION 5.9. Compliance with Laws. Each of Holdings and the Borrower will, and will cause each other Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate action and such failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 5.10. Use of Proceeds and Letters of Credit. (a) The proceeds of Loans will be used (i) for working capital requirements and general corporate purposes of the Borrower and the other Restricted Subsidiaries and (ii) to pay the fees and expenses associated with the Facilities.

         (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

         SECTION 5.11A. Initial Collateral Date. On the Initial Collateral Date, Holdings and the Borrower hereby agree that they will, and will cause each other Restricted Subsidiary to:

         (a) Deliver to the Administrative Agent duly executed counterparts of the Security Agreement, together with the following:

                (i) duly executed counterparts of each supplemental agreement required to be executed and delivered by the terms of the Security Agreement (including, without limitation, any Patent Security Agreement, and Trademark Security Agreement and any Control Agreement, in each case as defined in the Security Agreement);

                (ii) stock certificates representing any or all of the outstanding shares of capital stock or other Equity Interests of the Borrower and each Restricted Subsidiary and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;


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

                (iii) any or all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Agreement; and

                (iv) a completed perfection certificate dated the Initial Collateral Date, in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Facility Arrangers and signed by an executive officer or Financial Officer of Holdings, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by such perfection certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Incremental Facility Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted by
                Section 6.02 or have been released.

         (b) Deliver to the Administrative Agent a favorable written opinion (addressed to the Agents, the Issuing Banks, the Swingline Lenders and the Lenders and dated the Initial Collateral Date) of each of (i) counsel for Holdings, the Borrower and each Subsidiary Loan Party reasonably acceptable to the Administrative Agent and the Incremental Facility Arrangers, (ii) the general counsel of Holdings and (iii) local counsel in the jurisdictions where the Borrower is incorporated and where its chief executive office is located and, in the case of each such opinion required by this paragraph, covering such matters relating to the Loan Parties, the Loan Documents, the Collateral and the Transactions as the Administrative Agent (or its counsel), the Incremental Facility Arrangers (or its counsel) or the Required Lenders shall reasonably request.

         SECTION 5.11B. Collateral Event. If a Collateral Event shall have occurred and be continuing, the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders may by written notice to the Borrower (a "Collateral Notice"), request, and Holdings and the Borrower hereby agree that they will, and will cause each other Restricted Subsidiary to, within 30 days of the Borrowers' receipt of such Collateral Notice (such thirtieth day, a "Collateral Establishment Date"):

         (a) Subject to subsection (d) of this Section 5.11B, deliver to the Administrative Agent duly executed counterparts of the Security Agreement (to the extent not previously delivered pursuant to Section 5.11A) and each other Collateral Document reasonably requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders, in form and substance satisfactory to the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders, signed on behalf of Holdings, the Borrower and each Subsidiary Loan Party requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders, together with (to the extent not


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previously delivered pursuant to Section 5.11A) such of the following as shall have been so requested:

                (i) stock certificates representing any or all of the outstanding shares of capital stock of the Borrower and each other Subsidiary of Holdings owned by or on behalf of any Loan Party as of such Collateral Establishment Date (except that stock certificates representing shares of common stock of a Foreign Subsidiary may be limited to 66% of the outstanding shares of common stock of such Foreign Subsidiary) and stock powers and instruments of transfer, endorsed in blank, with respect to such stock certificates;

                (ii) any or all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Collateral Documents; and

                (iii) a completed perfection certificate dated such Collateral Establishment Date, in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Facility Arrangers and signed by an executive officer or Financial Officer of Holdings, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by such perfection certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent and the Incremental Facility Arrangers that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

         (b) If requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders, on or before the thirtieth day following any Collateral Establishment Date or such later day as shall be acceptable to the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders (a "Mortgage Establishment Date"), Holdings and the Borrower shall, and shall cause each other Restricted Subsidiary to, deliver to the Administrative Agent
(i) counterparts of a Mortgage with respect to each Mortgaged Property as to which such request is made, in each case signed on behalf of the record owner of such Mortgaged Property, (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company, insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other Liens except as permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Collateral Agent, the Incremental Facility Arrangers or the Required Lenders may reasonably request, and (iii) such surveys, abstracts and appraisals as may be required pursuant to such Mortgages or as the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders may reasonably request.


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

         (c) On or before any Collateral Establishment Date or Mortgage Establishment Date, Holdings and the Borrower shall deliver a favorable written opinion (addressed to the Agents, the Incremental Facility Arrangers, the Issuing Banks, the Swingline Lenders and the Lenders and dated on or prior to such Collateral Establishment Date or Mortgage Establishment Date) of each of
(i) counsel for Holdings, the Borrower and each Subsidiary Loan Party reasonably acceptable to the Administrative Agent, (ii) the general counsel of Holdings and
(iii) local counsel in each jurisdiction where any Collateral or Mortgaged Property is located and, in the case of each such opinion required by this paragraph, covering such matters relating to the Loan Parties, the Loan Documents, the Collateral and the Transactions as the Administrative Agent (or its counsel), the Incremental Facility Arrangers (or its counsel) or the Required Lenders shall reasonably request.

         (d) Anything in this Agreement to the contrary notwithstanding, the Liens created under any Collateral Document may also secure, to the extent, but only to the extent, required under the indentures and other documents governing such Indebtedness (without taking into account any general exceptions to any such requirements contained in any such indentures and other documents), equally and ratably with some or all of the Obligations, the obligations of the Parent and Holdings under any public Indebtedness of either of them that, by its terms, requires that such Indebtedness be equally and ratably secured by such Liens.

         (e) None of the Borrower, Holdings or any Restricted Subsidiary of Holdings shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this Section 5.11B, a Lien on any of the following assets: (i) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (ii) any ADP Property to the extent such ADP Property secures any ADP Obligation and (iii) any other asset subject to a security interest permitted by clauses (iv), (v), (viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (ii) or (iii), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         SECTION 5.12. Information Regarding Collateral. (a) (i) The Borrower will furnish to the Administrative Agent prompt written notice of any change (A) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (C) in any Loan Party's identity or corporate structure or (D) in any Loan Party's Federal Taxpayer Identification Number; (ii) Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at


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

all times following such change to have a valid, legal and perfected security interest in all the Collateral; and (iii) Holdings and the Borrower will, and will cause each other Restricted Subsidiary to, promptly notify the Administrative Agent if any material portion of the Collateral owned by it is damaged or destroyed.

         (b) At the time of the delivery of annual financial statements with respect to the preceding fiscal year pursuant to Section 5.01(a), the Borrower shall also deliver to the Administrative Agent a certificate of a Financial Officer or the chief legal officer of the Borrower (i) setting forth the information required pursuant to the perfection certificate or confirming that there has been no change in such information since the date of the perfection certificate most recently delivered or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to Section 5.12 to the extent necessary to protect and perfect the security interests under the Collateral Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

         SECTION 5.13. Additional Subsidiaries. (a) If any additional Subsidiary is formed or acquired, Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof and if such Subsidiary is a Subsidiary Loan Party,
(i) cause such Subsidiary, within ten Business Days after such Subsidiary Loan Party is formed or acquired, to become a party to the Subsidiary Guarantee as an additional guarantor thereunder and to the Security Agreement as a "Lien Grantor" thereunder, (ii) deliver all stock certificates representing the capital stock or other Equity Interests of such Subsidiary to the Administrative Agent, together with stock powers and instruments of transfer, endorsed in blank, with respect to such certificates and (iii) take all actions required under the Security Agreement to perfect, register and/or record the Liens granted by it thereunder and the Lien on such capital stock or other Equity Interests or as may be reasonably requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders.

         (b) If a Collateral Establishment Date has occurred and any Collateral Event is then continuing, such Subsidiary is a Subsidiary Loan Party and the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders so request in writing, Holdings and the Borrower shall (i) within 30 days after such Subsidiary is formed or acquired, cause such Subsidiary to become a party to such Collateral Documents (in addition to the Security Agreement) as the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders shall request and promptly take such actions as the Administrative Agent,


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

the Incremental Facility Arrangers or the Required Lenders shall reasonably request to create and perfect Liens on such of such Subsidiary's assets (in accordance with the standards set forth in Section 5.11B(a)) as the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders shall so request to secure its obligations under the Subsidiary Guarantee, and
(ii) within 60 days after such Subsidiary is formed or acquired, cause such Subsidiary to enter into such Mortgage or Mortgages as the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders shall so request with respect to any or all material real property owned by such Subsidiary to secure some or all of its obligations under the Subsidiary Guarantee and to take such actions (including, without limitation, actions of the type referred to in Section 5.11B(a)) with respect thereto as the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders shall reasonably request.

         (c) None of the Borrower, Holdings or any Subsidiary Loan Party shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this Section 5.13, a Lien on any of the following assets: (i) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (ii) any ADP Property to the extent such ADP Property secures any ADP Obligation and
(iii) any other asset subject to a security interest permitted by clauses (iv),
(v), (viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (ii) or (iii), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         SECTION 5.14. Further Assurances. (a) On any date each of Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Collateral Documents required to be in effect on such date or the validity or priority of any such Lien, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents required to be in effect on such date.

         (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Holdings, the Borrower or any Subsidiary Loan Party (other than assets constituting Collateral under any Collateral Document that become subject to the Lien of such Collateral Document automatically upon the acquisition thereof), the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders, Holdings and the Borrower will, or will cause the applicable Restricted Subsidiary to, cause such assets to be subjected to a Lien securing some or all of the Obligations, as requested by the Administrative Agent, the Incremental Facility


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Arrangers or the Required Lenders, and will take, and cause such Subsidiary Loan
Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent, the Incremental Facility Arrangers or the Required Lenders to grant and perfect such Liens, including actions described in Section 5.11B, all at the expense of the Loan Parties; provided that, none of the Borrower, Holdings or any Subsidiary Loan Party shall be required to grant to the Administrative Agent or any Lender, pursuant to the provisions of this
Section 5.14, a Lien on any of the following assets: (i) at any time prior to any Collateral Establishment Date, any assets of a type other than a type constituting "Collateral" under the form of Security Agreement set forth on Exhibit K hereto as in effect on the Amendment No. 4 Effective Date, (ii) voting Equity Interests of any Foreign Subsidiary representing in excess of 66% of the outstanding voting Equity Interests of such Foreign Subsidiary, (iii) any ADP Property to the extent such ADP Property secures any ADP Obligation and (iv) any other asset subject to a security interest permitted by clauses (iv), (v),
(viii), or (ix) of Section 6.02 but only, in the case of any asset described in clauses (iii) or (iv), to the extent the granting of such Lien is prohibited by the terms of the agreement pursuant to which such security interest has been granted.

         SECTION 5.15. Concentration Accounts. At all times after any Collateral Establishment Date and before a Collateral Release Date, Holdings and the Borrower will maintain Holdings' and each Restricted Subsidiary's principal concentration account with one or more Lenders.

         SECTION 5.16. [Intentionally deleted]

         SECTION 5.17. Sale of Solutions and ATL(a) Not later than September 30, 2001, Holdings and the Borrower shall have sold, or caused to be sold, to one or more Persons that are not Affiliates of Holdings or any of its Subsidiaries, in one or more transactions (x) its Williams Communications Solutions business unit in existence on the Amendment No. 4 Effective Date (except for the portion of such unit described in clause (b) below) and (y) all of the capital stock of ATL held by the Borrower, Holdings or any of its Subsidiaries for fair market value and for Net Proceeds in cash in an aggregate amount of at least $700,000,000.

         (b) Not later than December 31, 2001, Holdings and the Borrower shall have sold or otherwise disposed of, or caused to be sold or otherwise disposed of, to one or more Persons that are not Affiliates of Holdings or any of its Subsidiaries, in one or more transactions, substantially all of the Canadian assets of its Williams Communications Solutions business unit in existence on the Amendment No. 4 Effective Date.

         SECTION 5.18. Qualifying Issuances. Not later than December 31, 2001, the Borrower and/or Holdings shall have consummated Qualifying Issuances for Net Proceeds in cash in an aggregate amount of at least $500,000,000; provided that Net Proceeds in cash in an aggregate amount of not more than $350,000,000 shall have resulted from Qualifying Issuances described in clause (ii) or (iii) of the definition thereof.


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                                    ARTICLE 6

                               NEGATIVE COVENANTS

         Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

         SECTION 6.1. Indebtedness; Certain Equity Securities. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

         (a) Indebtedness under the Loan Documents;

         (b) Indebtedness of Holdings under Qualifying Holdings Debt;

         (c) Indebtedness of Holdings under the High Yield Notes and refinancings thereof, provided that any Indebtedness issued in any such refinancing shall be on terms no less favorable to Holdings and its Restricted Subsidiaries than the High Yield Notes, shall be in an aggregate principal amount no greater than the High Yield Notes refinanced and shall not require any payment of principal thereof (upon maturity or by mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to the date that is one year after the Term Maturity Date;

         (d) ADP Outstandings in an aggregate amount not to exceed $750,000,000 at any time outstanding;

         (e) Indebtedness existing on the date hereof and set forth in Schedule
6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decrease the Weighted Average Life to Maturity thereof;

         (f) Indebtedness of Holdings to any Subsidiary and of any Restricted Subsidiary to any other Subsidiary; provided that Indebtedness of any Subsidiary that is not a Loan Party to any Loan Party shall be subject to Section 6.04;

         (g) Guarantees by Holdings of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided that Guarantees by Holdings, the Borrower or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Loan Party shall be subject to
Section 6.04;


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

         (h) Indebtedness of any Person that becomes a Restricted Subsidiary or is merged into a Restricted Subsidiary after the date hereof (provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary) and extensions, renewals or replacements of any such Indebtedness that do not increase the principal amount thereof or result in an earlier maturity date or decreased Weighted Average Life to Maturity thereof;

         (i) Indebtedness in respect of performance, surety or appeal bonds and Guarantees incurred or provided in the ordinary course of business securing the performance of contractual, franchise, lease, self-insurance or license obligations and not in connection with an incurrence of Indebtedness;

         (j) Indebtedness in respect of customary agreements providing for indemnification, purchase price adjustments after closing or similar obligations in connection with the disposition of any assets (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition); provided that (i) any such disposition is permitted by Section 6.05, (ii) the aggregate principal amount of such Indebtedness does not exceed the gross proceeds actually received by Holdings or any Restricted Subsidiary in connection with such disposition and
(iii) to the extent the gross proceeds thereof constitute Net Proceeds hereunder, such Net Proceeds are applied in accordance with Sections 2.08(f) and 2.11(b);

         (k) Indebtedness of Holdings and the Restricted Subsidiaries pursuant to Hedging Agreements entered into with Lenders or their affiliates in the ordinary course of business and not for speculative purposes;

         (l) [Intentionally deleted];

         (m) [Intentionally deleted];

         (n) [Intentionally deleted];

         (o) other Indebtedness of Holdings or any Restricted Subsidiary in an aggregate principal amount at any time outstanding, together with the aggregate amount of Attributable Debt in respect of all Sale and Leaseback Transactions then outstanding, not exceeding 15% of the consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time;

         (p) Indebtedness of the Borrower consisting of Qualifying Borrower Indebtedness;

         (q) Permitted Specified Security Hedging Transactions;


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

         (r) Indebtedness of Holdings or the Borrower incurred pursuant to a Qualifying Issuance; provided that the aggregate Net Proceeds in cash received by Holdings and/or the Borrower from the issuance of such Indebtedness, plus the Net Proceeds in cash from any Sale and Leaseback Transaction constituting a Qualifying Issuance shall not exceed $350,000,000;

         (s) Indebtedness with respect to industrial revenue bonds issued for the benefit of the Borrower, Holdings or any Restricted Subsidiary in an aggregate principal or face amount not to exceed $50,000,000;

         (t) unsecured Indebtedness of Holdings in an aggregate principal amount not to exceed $100,000,000 incurred prior to the consummation of the Structured Note Financing so long as (i) the proceeds of such Indebtedness are used solely to make the capital contributions described in Section 6.04(u) and (ii) the terms and conditions of any such Indebtedness shall have been approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof;

         (u) unsecured Indebtedness of Holdings owed to the Structured Note Trust in an aggregate principal amount up to $1,500,000,000 in connection with the consummation of the Structured Note Financing, so long as the terms and conditions of such Indebtedness shall have been approved by all the Incremental Facility Arrangers (if any) and the Administrative Agent prior to the issuance thereof; and

         (v) on any date on or after the Leverage Target Date, Indebtedness of the Borrower owing to a Receivables Subsidiary under a Permitted Receivables Financing;

provided that, notwithstanding anything in this Agreement to the contrary, the Borrower and the other Restricted Subsidiaries may not Guarantee any Indebtedness of Holdings under (i) the High Yield Notes or (ii) any Qualifying Holdings Debt.

         SECTION 6.2. Liens. (a) Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues or rights in respect of any thereof, except:

                  (i) Liens created under the Loan Documents (including, without limitation, Liens securing Indebtedness of Holdings and the Parent created thereunder in accordance with Section 5.11B(d));

                  (ii) Permitted Encumbrances;

                  (iii) Liens on any ADP Property securing only ADP Obligations;


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

                  (iv) any Lien on any property or asset of Holdings or any Restricted Subsidiary existing on the date hereof and set forth in
         Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of Holdings or any Restricted Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or decrease the Weighted Average Life to Maturity thereof;

                  (v) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Holdings or any Restricted Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof or decrease the Weighted Average Life to Maturity thereof;

                  (vi) Liens in favor of the Borrower or any Subsidiary Loan Party;

                  (vii) Liens on property of Holdings or any Restricted Subsidiary consisting of, or securing, licenses of such property;

                  (viii) Liens of a Specified Security securing Permitted Specified Security Hedging Transactions with respect to such Specified Security;

                  (ix) on any date on or after the Leverage Target Date, Liens created in connection with Permitted Receivables Financings, including, without limitation, Liens on proceeds in any form and bank accounts in which any such proceeds are deposited; provided that, except for the assets transferred pursuant to Permitted Receivables Dispositions made in connection with such Permitted Receivables Financings, no such Lien may extend to any assets of Borrower or any Subsidiary of the Borrower that is not a Receivables Subsidiary; and

                  (x) other Liens securing Indebtedness at any time outstanding that, together with the aggregate amount of Attributable Debt in respect of all Sale and Leaseback Transactions then outstanding, does not exceed 5% of the consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time.

         (b) Notwithstanding anything to the contrary contained herein, Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its assets to secure (i) except in accordance with Section 5.11B(d), any obligations in respect of the High Yield Notes or any refinancing thereof, permitted under Section 6.01(c), or (ii) except in accordance with Section 5.11B(d), any Qualifying Holdings Debt.

         SECTION 6.3. Fundamental Changes. (a) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Person may merge into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) any Person may merge into any Restricted Subsidiary in a transaction in which the surviving entity is a Restricted Subsidiary and (iii) any Restricted Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Restricted Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

         (b) The Borrower will not, and will not permit any other Restricted Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

         (c) Holdings will not engage in any business or activity other than (i) the ownership of all of the outstanding Equity Interests in the Borrower, (ii) the issuance of the High Yield Notes, (iii) issuances of Qualifying Holdings Debt, (iv) issuances of its Equity Interests, (v) the holding of 100% of the Equity Interests of any Unrestricted Subsidiary which is engaged exclusively in the buying, selling and trading of telecommunications services as a commodity on a developing or an established market (a "Trading Subsidiary") and (vi) the holding of Qualifying Borrower Indebtedness permitted under Section 6.01(q) and, with respect to each of the foregoing, activities incidental thereto. Holdings will not own or acquire any assets (other than Qualifying Equity Interests in the Borrower, Qualifying Borrower Indebtedness, Equity Interests in any Trading Subsidiary, cash and Cash Equivalent Investments) or incur any liabilities (other than liabilities under the Loan Documents, liabilities in respect of the High Yield Notes, liabilities in respect of Qualified Holdings Debt permitted hereunder, liabilities in respect of the Structured Note Financing, liabilities imposed by law, including tax liabilities, and other liabilities incidental to its existence and permitted business and activities).

         SECTION 6.4. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings will not, and will not permit any Restricted Subsidiary to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Restricted Subsidiary prior to such merger) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (collectively, "Investments"), except:

         (a) Cash Equivalent Investments;

         (b) Investments existing on the date hereof and set forth on Schedule 6.04;

         (c) Investments by Holdings and the Restricted Subsidiaries in Equity Interests in Subsidiaries; provided that, (i) the aggregate amount of Investments by Loan Parties in, and Guarantees by Loan Parties of Indebtedness of, Subsidiaries that are not Loan Parties (including, without limitation, any Deemed Subsidiary Investment pursuant to Section 6.14) shall be subject to the proviso to this Section 6.04 and (ii) all Equity Interests acquired or held by Holdings pursuant to this Section 6.04(c) shall be Qualifying Equity Interests in the Borrower or Equity Interests in a Trading Subsidiary;

         (d) loans or advances made by Holdings to any Restricted Subsidiary and made by any Restricted Subsidiary to any other Restricted Subsidiary; provided that the amount of such loans and advances made by Loan Parties to Subsidiaries that are not Loan Parties shall be subject to the proviso to this Section 6.04;

         (e) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) no Restricted Subsidiary shall Guarantee any High Yield Notes, any Indebtedness of Holdings or the Borrower constituting a Qualifying Issuance or Qualifying Holdings Debt and (ii) the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties that is Guaranteed by any Loan Party shall be subject to the proviso to this Section 6.04;

         (f) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

         (g) acquisitions by the Borrower of ADP Property for consideration paid on and prior to any date not exceeding Additional Capital as of such date; minus
(i) Investments permitted under clause (ii) of the proviso to this Section 6.04 made on or prior to such date and (iii) Capital Expenditures permitted under
Section 6.08(b) made on or prior to such date;

         (h) Hedging Agreements permitted under Section 6.01(k);

         (i) Capital Expenditures made in accordance with Section 6.08;

         (j) subject to the proviso to this Section 6.04, Investments in the Telecommunications Business;

         (k) subject to the proviso to this Section 6.04, Investments in Existing International Joint Ventures; provided that the acquisition by Holdings or any Restricted Subsidiary of any equity interest in Algar Telecom S.A. (formerly known as Lightel S.A.) owned by the Parent or its subsidiaries (other than Holdings and the Subsidiaries) shall not be permitted under this clause (k) but shall only be permitted under clause (p) of this Section 6.04;

         (l) exchanges and substitutions of ADP Property for like property which take place prior to the occurrence of the Completion Date, the Expiration Date, the Termination Date, or an ADP Event of Default, Environmental Trigger or Unwind Event under the Operative Documents;

         (m) any Investment by a Restricted Subsidiary in any Person engaged in the Telecommunication Business if such Investment is made in connection with an agreement by such Person to utilize certain of the Borrower's or the Subsidiary Loan Parties' Telecommunications Business, provided that, at any date, (i) the aggregate amount of Investments made in all such Persons at any time outstanding pursuant to this paragraph (m) (valued at the cost of acquisition thereof, without regard to any increase or decrease in the value thereof based on subsequent performance of such Person, but net of any distributions received by the Borrower or any Subsidiary Loan Party in respect of such Investment) shall not exceed 15% of Consolidated Assets at such time and (ii) the aggregate amount of such Investments made in all such Persons with cash or Cash Equivalent Investments that are at any time outstanding pursuant to this paragraph (m) shall not exceed 5% of Consolidated Assets;

         (n) (i) loans to directors, officers and employees of Holdings or any Restricted Subsidiary all of the proceeds of which are used (A) to pay relocation expenses of any such director, officer or employee or (B) to purchase Equity Interests in Holdings pursuant to and in accordance with stock option plans or other benefit plans for directors, officers and employees of Holdings and its Restricted Subsidiaries, provided that, in the case of any of the Loans referred to in this subclause (B), any proceeds to Holdings of any such purchases of Equity Interests shall be contributed to the Borrower and (ii) other loans to directors, officers and employees of Holdings and its Restricted Subsidiaries made in the ordinary course of business in an aggregate principal amount not to exceed $5,000,000 at any time outstanding;

         (o) trade accounts receivable for goods sold or services provided arising in the ordinary course of business and on customary payment terms (not to exceed 120 days after the date such receivables are accrued in accordance with GAAP);

         (p) Investments for which the consideration paid by Holdings and its Restricted Subsidiaries consists exclusively of Qualifying Equity Interests in Holdings;

         (q) Investments made in any Person (a "REINVESTMENT PERSON") in whom the Borrower or any of its Subsidiaries has, or at any time after the Closing Date had, an Investment permitted under clause (b), (f) or (p) above or this clause (q) (an "ORIGINAL INVESTMENT"); provided that the aggregate amount of Investments in any Reinvestment Person permitted under this clause (q) may not exceed the aggregate amount of the cash proceeds received, within 270 days prior to the making of such Investment, by the Borrower and its Subsidiaries from sales or other dispositions of, or distributions with respect to Original Investments in such Reinvestment Person;

         (r) Permitted Specified Security Hedging Transactions; and

         (s) Investments in Persons that become Subsidiary Loan Parties if such Persons, prior to such Investments, were engaged principally in the transmission of voice, video or data through or over owned or leased fiber optic cable and/or the holding, developing or constructing of assets or technology used therein;

         (t) Letters of Credit to support obligations of a Trading Subsidiary incurred in the ordinary course of business; and

         (u) capital contributions made by Holdings to the Borrower and by the Borrower to the Structured Note Trust, in each case in an aggregate principal amount not to exceed $100,000,000 and in order to consummate the Structured Note Financing;

         (v) Investments in Receivables Subsidiaries made in connection with Permitted Receivables Financings;

provided that the aggregate amount of all Investments (valued at the cost of acquisition thereof, without regard to any increase or decrease in the value thereof based on subsequent performance of the Person in which such Investment is held), but net, in case of each such Investment (but not below zero), of any distributions received by the Borrower or any Subsidiary Loan Party in respect of such Investment and any proceeds received upon any disposition (other than a disposition to Holdings or any of its Subsidiaries or the Parent or any of its Subsidiaries) of such Investment, made pursuant to Sections 6.04(j) and 6.04(k) on or prior to any date, or referred to in Section 6.04(c)(i), the proviso to
Section 6.04(d) and Section 6.04(e)(ii) and made on or prior to such date, shall not exceed the sum of an amount (which amount, for purposes of this proviso only, shall not be less than zero) equal to (x) the amount of Additional Capital as of such date minus (y) (A) acquisitions of ADP Property permitted under
Section 6.04(g) made on or prior to such date and (B) Capital Expenditures permitted under Section 6.08(b) made on or prior to such date.

         SECTION 6.5. Asset Sales. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interests owned by it, nor will Holdings permit any of its Restricted Subsidiaries to issue any additional Equity Interests, except:

         (a) sales, transfers, leases or other dispositions of fiber optic cable capacity, sales of inventory, and sales of used or surplus equipment and Cash Equivalent Investments, in each case in the ordinary course of business;

         (b) sales, transfers and dispositions to the Borrower or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

         (c) issuances to the Borrower or any other Restricted Subsidiary of Equity Interests in any Restricted Subsidiary other than the Borrower;

         (d) issuances to Holdings by the Borrower of Qualifying Equity Interests in the Borrower;

         (e) Permitted Telecommunications Asset Dispositions;

         (f) sales, transfers and dispositions of assets to the extent constituting Investments permitted under Section 6.04;

         (g) Restricted Payments permitted under Section 6.07(a) and payments of principal and interest permitted under Section 6.07(b);

         (h) the sale, transfer or other dispositions required by Section 5.17 or 5.18;

         (i) any transfer of Receivables and Related Transferred Rights (each as defined in the Security Agreement attached hereto as Exhibit K) in order to consummate a Permitted Receivables Transaction or to transfer such assets pursuant to a factoring arrangement; and

         (j) sales, transfers and dispositions of assets (other than Telecommunications Assets) that are not permitted by any other clause of this Section; provided that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this Section 6.05(j) shall not exceed $25,000,000 during any fiscal year of the Borrower;

provided that all sales, transfers, leases and other dispositions permitted under Sections 6.05(e) and 6.05(j) shall be made (x) for fair value and (y) only if at least 75% of the consideration paid therefor is cash or Cash Equivalent Investments (or, if less than 75%, the remainder of such consideration consists of Telecommunications Assets).

         SECTION 6.6. Sale and Leaseback Transactions. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall (a) sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred or (b) lease any property, real or personal, from any entity substantially all of whose activities consist of acquiring, constructing or developing property to be leased to Holdings and the Restricted Subsidiaries pursuant to leases intended to cover, and measured by the cost of or the financing incurred by such entity to finance, such property (the transactions referred to in clause (a) and (b) being collectively referred to as "Sale and Leaseback Transactions"), except for (i) sales and leases of ADP Property pursuant to the ADP in respect of ADP Outstandings not to exceed $750,000,000 at any time outstanding and (ii) (x) any such sale referred to in clause (a) above of any fixed or capital assets that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 270 days after the Borrower or such other Restricted Subsidiary acquires or completes the construction of such fixed or capital asset and (y) any such lease referred to in clause (b) above providing for rental payments measured by the cost of the property leased or the financing incurred by the lessor thereof to acquire, construct or develop the property so leased; provided that the sum of the aggregate amount of Attributable Debt in respect of all such Sale and Leaseback Transactions permitted under this clause (ii) at any time outstanding (other than any such Attributable Debt with respect to any Sale and Leaseback Transaction constituting a Qualifying Issuance) and the aggregate amount of Indebtedness secured by Liens permitted by Section 6.02(a)(viii) at such time outstanding shall not exceed 5% of consolidated net property, plant and equipment of Holdings and the Restricted Subsidiaries at such time. For purposes of determining compliance with the proviso set forth in the immediately preceding sentence, Capital Lease Obligations shall not in any event be included in the calculation of "Attributable Debt."

         SECTION 6.7. Restricted Payments; Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or enter into any transaction the economic effect of which is substantially similar to any Restricted Payment, except (i) Holdings and the Borrower may declare and pay dividends with respect to their capital stock payable solely in additional shares of their respective common stock, (ii) Restricted Subsidiaries (other than the Borrower) may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments, not exceeding $3,000,000 during any fiscal year, pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and the Restricted Subsidiaries; (iv) so long as no Default shall have occurred and be continuing or result from the making of such payment, the Borrower may pay dividends to Holdings at such times and in such amounts as shall be necessary to permit Holdings to discharge, to the extent permitted hereunder, its permitted liabilities; (v) on and after the Leverage Target Date, Holdings may declare and pay dividends in cash with respect to its convertible preferred stock outstanding as of the Amendment No. 4 Effective Date in an amount not exceeding

$40,000,000 in any fiscal year and the Borrower may declare and pay dividends to Holdings to permit Holdings to declare and pay such dividends and (vi) at any time after the consummation of the Structured Note Financing, the Borrower may declare and pay a dividend to Holdings so long as (x) the aggregate amount of such dividend shall not exceed the principal amount of the Structured Note Bridge Indebtedness outstanding at the time such dividend is paid plus accrued interest thereon, (y) no Default has occurred and is continuing or would result therefrom and (z) immediately upon receipt thereof, Holdings shall apply all of the proceeds of such dividend to repay in full the Structured Note Bridge Indebtedness then outstanding.

         (b) Neither Holdings nor the Borrower will, nor will they permit any Restricted Subsidiary to, make, directly or indirectly, any voluntary payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any High Yield Notes, any Qualifying Holdings Debt or any Qualifying Borrower Indebtedness (collectively "Specified Indebtedness"), or any voluntary payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Specified Indebtedness (or enter into any transaction the economic effect of which is substantially similar to any of the foregoing), except, provided no Default has occurred and is continuing or would result therefrom, payments of regularly scheduled interest as and when due in respect of any Specified Indebtedness other than Qualifying Borrower Indebtedness.

         SECTION 6.8. Limitation on Capital Expenditures. (a) Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) for any fiscal year set forth below shall not exceed the amount set forth below opposite such fiscal year:

FISCAL YEAR                                               AMOUNT
-----------                                               ------
2001                                                  $2,750,000,000
2002                                                  $2,500,000,000
2003                                                  $2,250,000,000
2004                                                  $2,250,000,000
2005                                                  $2,250,000,000
2006 and each fiscal year thereafter                  $2,800,000,000

provided that if the aggregate amount of Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) actually made in any such period or fiscal year shall be less than the limit with respect thereto set forth above (before giving effect to any increase therein pursuant to this proviso) (the "Base Amount"), then an amount equal to 50% of such shortfall may be added to the amount of such Capital Expenditures permitted for the immediately succeeding fiscal year (such amount to be added for any fiscal year, the "Rollover Amount"); provided further that any Capital Expenditures (other than Capital Expenditures permitted under Section 6.08(b) below) made during any fiscal year for which any Rollover Amount shall have been so added shall be applied, first, to the Rollover Amount added for such fiscal year and, second, to the Base Amount for such fiscal year.

         (b) In addition to Capital Expenditures permitted under Section 6.08(a) above, Holdings and the Restricted Subsidiaries may make (i) Capital Expenditures consisting of acquisitions of ADP Property permitted under Section 6.04(g) or 6.04(l) and (ii) Capital Expenditures on any date after the Amendment No. 4 Effective Date in an aggregate amount not to exceed Additional Capital as of such date minus (A) Investments permitted under clause (ii) of the proviso to
Section 6.04 made on or prior to such date and (B) purchases of ADP Property permitted under Section 6.04(g) made on or prior to such date.

         SECTION 6.9. Transactions with Affiliates. Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions that are at prices and on terms and conditions not less favorable to Holdings, the Borrower or such other Restricted Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.07 and (d) transactions required to be effected pursuant to, and on terms provided for in, existing agreements (as in effect on the date hereof) listed in Schedule 6.09 hereto.

         SECTION 6.10. Restrictive Agreements. Neither Holdings nor the Borrower will, nor will they permit any other Restricted Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of Holdings or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee Indebtedness of the Borrower or any other Restricted Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, the High Yield Notes or, to the extent that any such restrictions therein, taken as a whole, are no more restrictive than those contained in the High Yield Notes, any Qualifying Holdings Debt, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on
Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition),
(iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) Section 6.10(a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) Section 6.10(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

         SECTION 6.11. Fiscal Year. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, change its fiscal year from a fiscal year ending December 31.

         SECTION 6.12. Change in Business. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, engage in any material line of business other than the Telecommunications Business.

         SECTION 6.13. Amendment of Material Documents. Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to, without the prior written consent of the Required Lenders, consent to any amendment, modification or waiver of (a) its certificate of incorporation, by-laws or other organizational documents (except for the filing of a Certificate of Designation with the Secretary of State of Delaware relating to the issuance of preferred securities that are Qualifying Equity Interests of such Person, to the extent provided for in its certificate of incorporation, by-laws or other organizational documents), (b) the Other Financing Documents,
(c) any agreements governing any Qualifying Holdings Debt, (d) the Parent Indemnity or (e) the Operative Documents, in each of the foregoing cases if such amendment, modification of waiver could reasonably be expected to have (i) an adverse effect on the ability of any Loan Party to perform any of its obligations under any Loan Document or the rights of, or benefits available to, the Lenders under any Loan Document or (ii) a Material Adverse Effect.

         SECTION 6.14. Designation of Unrestricted Subsidiaries. Holdings and the Borrower will not designate any Restricted Subsidiary (other than a newly created Subsidiary in which no Investment has previously been made) as an Unrestricted Subsidiary (a "Subsidiary Designation") unless:

         (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Subsidiary Designation;

         (ii) after giving effect to such Subsidiary Designation, Holdings would be in compliance with the covenants contained in Section
                  6.08 and Sections 6.15 through 6.19 on a pro forma basis as if such Subsidiary Designation had been made on the first day of the period of four fiscal quarters most recently ended in respect of which financial statements have been delivered by the Company pursuant to Section 5.01(a) or 5.01(b);

         (iii) Holdings has delivered to the Administrative Agent (x) written notice of such Subsidiary Designation and (y) a certificate of a Financial Officer setting forth in reasonable detail calculations demonstrating pro forma compliance with the financial covenants contained in Section 6.08 and Sections
                  6.15 through 6.19, as required by clause (ii) above; and

         (iv) on the date of such Subsidiary Designation, Holdings and the Borrower would not be prohibited by Section 6.04(c) and the proviso to Section 6.04 from making an Investment (a "Deemed Subsidiary Investment") in an aggregate amount equal to the fair market value (valued at the date of such Subsidiary Designation) of (x) the net assets of such Restricted Subsidiary or (y) if less than 100% of the Equity Interests in such Restricted Subsidiary are held by Holdings and its Restricted Subsidiaries, in an aggregate amount equal to the percentage interest of Holdings and the Restricted Subsidiaries in such net assets.

         Holdings and the Borrower will not, and will not permit any other Restricted Subsidiary to (x) Guarantee any Indebtedness of any Unrestricted Subsidiary, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause such Indebtedness or the payment thereof to be accelerated, payable or subject to repurchase prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under Section 6.01 and
Section 6.04 hereof. In no event may the Borrower be designated as an Unrestricted Subsidiary.

         SECTION 6.15. Total Net Debt to Contributed Capital Ratio. The Total Net Debt to Contributed Capital Ratio shall at no time prior to January 1, 2002 exceed .65 to 1.00.

         SECTION 6.16. Minimum EBITDA. The amount equal to (i) EBITDA for the period of four fiscal quarters ending during any period set forth below plus
(ii) ADP Interest Expense for such period minus (iii) gains for such period attributable to Dark Fiber and Capacity Dispositions plus (iv) Dark Fiber and Capacity Proceeds for such period shall not be less than the amount set forth below opposite such period:

PERIOD                                                AMOUNT
------                                                ------
January 1, 2001-March 31, 2001                        $200,000,000
April 1, 2001-June 30, 2001                           $300,000,000
July 1, 2001-September 30, 2001                       $350,000,000
October 1, 2001-December 31, 2001                     $350,000,000

         SECTION 6.17. Total Leverage Ratio. (a) The Total Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:

                                                      TOTAL
PERIOD                                                LEVERAGE RATIO
------                                                --------------
March 31, 2002-December 30, 2002                      12.50:1.00
December 31, 2002-December 30, 2003                   9.50:1.00
December 31, 2003 and thereafter                      4.00:1.00

         SECTION 6.18. Senior Leverage Ratio. The Senior Leverage Ratio during any period set forth below shall not exceed the ratio set forth below opposite such period:

                                                      SENIOR
PERIOD                                                LEVERAGE RATIO
------                                                --------------
March 31, 2002-December 30, 2002                      5.25:1.00
December 31, 2002-December 30, 2003                   3.25:1.00
December 31, 2003 and thereafter                      2.50:1.00

         SECTION 6.19. Interest Coverage Ratio. The Interest Coverage Ratio for any period of four consecutive fiscal quarters ending during any period set forth below shall not be less than the ratio set forth below opposite such period:

                                                     INTEREST
PERIOD                                               COVERAGE RATIO
------                                               --------------
June 30, 2002-June 29, 2003                          1.00:1.00
June 30, 2003-December 30, 2003                      1.50:1.00
December 31, 2003 and thereafter                     2.00:1.00

         SECTION 6.20. Financial Covenant Non-Compliance Cure. (a) At any time prior to the consummation of the Spin-Off, in the event that Holdings and the Restricted Subsidiaries fail to comply with any of Sections 6.15 through 6.19, inclusive, for any period or on any date set forth therein, the Parent shall have the right, but not the obligation, to make, within three Business Days of the date upon which financial statements as of the last day of such period are delivered or required to be delivered pursuant to Section 5.01(a) or (b), a cash equity contribution to Holdings in exchange for Qualifying Equity Interests of Holdings (which Holdings shall thereupon contribute to the Borrower, in exchange for Qualifying Equity Interests of the Borrower) to cure such failure.

          (b) If such contribution is made to cure a failure to comply with the covenant contained in Section 6.16, such contribution shall be in an amount sufficient, when added to EBITDA for the applicable period, to enable Holdings and the Restricted Subsidiaries to comply with such covenant on a consolidated basis. Upon the making of any such capital contribution to Holdings and to the Borrower in the amount specified above, the amount so contributed (to the extent, but only to the extent, of the shortfall in EBITDA for the applicable period) shall thereafter be deemed to have been EBITDA in the last fiscal quarter of such period for purposes of all calculations in respect of compliance with Section 6.16 thereafter.

         (c) If such contribution is made to cure a failure to comply with a covenant contained in Section 6.15, 6.17, 6.18 or 6.19, such contribution shall be in an amount sufficient, when applied to repay or prepay Indebtedness of Holdings and the Restricted Subsidiaries, to enable Holdings and the Restricted Subsidiaries, on a pro forma basis after giving effect to such contribution and application, to comply with such covenant on a consolidated basis.

         (d) The right to cure provided in this Section 6.20 may not be exercised in respect of more than two consecutive quarters or more than three times in the aggregate during the term of the Facilities.


                                    ARTICLE 7

                                EVENTS OF DEFAULT

         SECTION 7.1. Events of Default. If any of the following events ("Events of Default") shall occur:

         (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

         (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

         (c) any representation or warranty made or deemed made by or on behalf of the Parent or any Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

         (d) (i) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the existence of Holdings or the Borrower), 5.10, 5.11A, 5.11B, 5.13, 5.17,
5.18 or in Article 6, or (i) such failure shall continue unremedied for a period of 30 days after the earlier to occur of (x) knowledge thereof by any Loan Party or (y) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in Sections 7.01(a), 7.01(b) or 7.01(d)), and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) knowledge thereof by any Loan Party or (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

         (f) Holdings or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (subject to any applicable grace period);

         (g) any event or condition occurs that results in any Material Indebtedness or Permitted Receivables Financing becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or Permitted Receivables Financing or any trustee or agent on its or their behalf to cause any Material Indebtedness or Permitted Receivables Financing to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this Section 7.01(g) shall not apply to secured Indebtedness permitted hereunder that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

         (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings or any Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

         (i) Holdings or any Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or any Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

         (j) Holdings or any Restricted Subsidiary shall become unable, admit in writing its inability or fail generally, to pay its debts as they become due;

         (k) one or more judgments for the payment of money in an aggregate amount in excess of $25,000,000 shall be rendered against Holdings, any Restricted Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings or any Restricted Subsidiary to enforce any such judgment;

         (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of Holdings and the Restricted Subsidiaries in an aggregate amount exceeding $25,000,000 for all periods;

         (m) any Lien (if any) purported to be created under any Collateral Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having a fair market value in excess of $1,000,000, with the priority required by the applicable Collateral Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) pursuant to a Collateral Release Event;

         (n) any Guarantee by Holdings or any Subsidiary Loan Party under any Loan Document shall cease for any reason (other than the merger out of existence of such Guarantor pursuant to a transaction permitted hereunder or pursuant to the express terms of such Guarantee) to be in full force and effect, or Holdings or any Subsidiary Loan Party shall so assert in writing;

         (o) a Change in Control shall occur; and

         (p) at any time prior to the consummation of the Spin-Off, the senior unsecured long-term debt of the Parent shall be rated less than BBB- by S&P or less than Baa3 by Moody's;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in Section 7.01(h) or 7.01(i)), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower; and in the case of any event with respect to Holdings or the Borrower described in Section 7.01(h) or 7.01(i), the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Holdings and the Borrower.


                                    ARTICLE 8

                                   THE AGENTS

         SECTION 8.1. Appointment, Powers, Immunities. (a) Each Lender, Swingline Lender and Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

         (b) The institutions serving as Agents hereunder shall have the same rights and powers in their capacities as Lenders, Swingline Lenders or Issuing Banks, as the case may be, as any other Lenders, Swingline Lenders or Issuing Banks and may exercise the same as though they were not Agents, and each such institution and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.

         (c) The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (i) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing,
(ii) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that an Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in
Section 10.02), and (iii) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings or any Subsidiary that is communicated to or obtained by any institution serving as an Agent or any of its affiliates in any capacity.

         (d) No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct.

         (e) No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by Holdings, the Borrower or a Lender, and no Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in
Article 4 or elsewhere in any Loan Document, other than, in the case of the Administrative Agent, to confirm receipt of items expressly required to be delivered to the Administrative Agent.

         SECTION 8.2. Reliance by Agents. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

         SECTION 8.3. Delegation to Sub-Agents. Each Agent may perform any and all of its duties and exercise any of its rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agents may perform any and all of their duties and exercise rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

         SECTION 8.4. Resignation of Agents. Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank organized under the laws of the United States or any State thereof, having (x) an office in any State of the United States and (y) capital, surplus and undivided profits aggregating at least $200,000,000, or an affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Agent's resignation hereunder, the provisions of this Article and
Section 10.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

         SECTION 8.5. Non-reliance on Agents or other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

         SECTION 8.6. Syndication Agent, Incremental Facility Arrangers and Co-Documentation Agents. Notwithstanding anything in this Agreement or any Loan Document to the contrary, the Syndication Agent, the Incremental Facility Arrangers and the Co-Documentation Agents shall have no obligation or responsibility as such hereunder other than, in the case of the Syndication Agent or the Incremental Facility Arrangers, as expressly set forth herein.



                                    ARTICLE 9

                               HOLDINGS GUARANTEE

         SECTION 9.1. The Guarantee. Holdings unconditionally and irrevocably guarantees the full and punctual payment of all present and future indebtedness and other obligations of the Borrower evidenced by or arising under any Loan Document and all present and future indebtedness and other obligations of the Borrower or any other Restricted Subsidiary under any Hedging Agreement permitted under Section 6.01 (a "Specified Hedging Agreement") as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, according to the terms hereof and thereof (including, without limitation, any Post-Petition Interest). If the Borrower or any other Restricted Subsidiary fails punctually to pay any indebtedness or other obligation guaranteed hereby which is due and payable, Holdings unconditionally agrees to cause such payment to be made punctually as and when the same shall become due and payable, whether at maturity or by declaration or otherwise, and as if such payment were made by the Borrower or such other Restricted Subsidiary.

         SECTION 9.2. Guarantee Unconditional. The obligations of Holdings under this Article 9 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower or any other Loan Party under any Loan Document or Specified Hedging Agreement, by operation of law or otherwise;

                  (b) any modification, amendment or waiver of or supplement to any Loan Document or Specified Hedging Agreement;

                  (c) any release, impairment, non-perfection or invalidity of any direct or indirect security, or of any guarantee or other liability of any third party, for any obligation of the Borrower or any Loan Party under any Loan Document or Specified Hedging Agreement;

                  (d) any change in the corporate existence, structure or ownership of the Borrower or any other Loan Party or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other Loan Party or its assets, or any resulting release or discharge of any obligation of the Borrower or any other Loan Party contained in any Loan Document or Specified Hedging Agreement;

                  (e) the existence of any claim, set-off or other rights which Holdings may have at any time against the Borrower or any other Loan Party, any Agent, any Issuing Bank, any Lender or any other Person, whether or not arising in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                  (f) any invalidity or unenforceability relating to or against the Borrower or any other Loan Party for any reason of any Loan Document or Specified Hedging Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by any other Loan Party of any amount payable by it under any Loan Document or Specified Hedging Agreement; or

                  (g) any other act or omission to act or delay of any kind by any other Loan Party, any Lender or any other Person or any other circumstance that might, but for the provisions of this Section, constitute a legal or equitable discharge of Holdings' obligations under this Article 9.

         SECTION 9.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Holdings' obligations under this Article 9 constitute a continuing guaranty and shall remain in full force and effect until the Commitments shall have been terminated, all Letters of Credit shall have expired or been terminated, all Specified

Hedging Agreements shall have been terminated and all amounts payable under the Loan Documents and the Specified Hedging Agreements shall have been indefeasibly paid in full. If at any time any amount payable by the Borrower under any Loan Document or by the Borrower or any other Restricted Subsidiary under any Specified Hedging Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, Holdings' obligations under this Article 9 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

         SECTION 9.4. Waiver. Holdings irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower or any other Restricted Subsidiary or any other Person.

         SECTION 9.5. Subrogation. When Holdings makes any payment under this
Article 9 with respect to the obligations of the Borrower or any other Restricted Subsidiary, Holdings shall be subrogated to the rights of the payee against the Borrower or such other Restricted Subsidiary with respect to the portion of such obligations paid by Holdings; provided that Holdings shall not enforce any payment by way of subrogation or contribution against the Borrower or any Subsidiary so long as any amount payable under any Loan Document or Specified Hedging Agreement remains unpaid.

         SECTION 9.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by any Loan Party under any Loan Document or Specified Hedging Agreement is stayed upon the insolvency, bankruptcy or reorganization of such Loan Party, all such amounts otherwise subject to acceleration under the terms of such Loan Document or Specified Hedging Agreement shall nonetheless be payable by Holdings under this Article 9 forthwith on demand by the Administrative Agent made, in the case of any Loans, at the request of the requisite number of Lenders specified in Section 7.01 hereof or, in the case of obligations under a Specified Hedging Agreement, at the request of the relevant Lender or Lenders or affiliate or affiliates of such Lender or Lenders.

         SECTION 9.7. Successors and Assigns. This guarantee is for the benefit of the Lenders, the Hedge Counterparties and their respective successors and assigns. If any Loans, participations in Letters of Credit or Swingline Loans or other amounts payable under the Loan Documents are assigned pursuant to Section
10.04 of the Credit Agreement, or any rights under any Specified Hedging Agreement are assigned pursuant thereto, the rights under this Article 9, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness.

                                   ARTICLE 10

                                  MISCELLANEOUS


         SECTION 10.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         (a) if to Holdings or the Borrower, to it at Williams Communications Group, Inc., One Williams Center, Suite 2600, Tulsa, Oklahoma 74172, Attention of (other than administrative notices) Scott E. Schubert (Telecopy No. 918-573-6024) or (for administrative notices) Attention of Kerri Lyle (Telecopy No. 918-573-6558);

         (b) if to the Administrative Agent, to it at Bank of America, N.A., 901 Main Street, Dallas, Texas 75202, Attention of (other than Borrowing Requests) Pamela Kurtzman, 64th Floor (Telecopy No. (214) 209-9390) or (for Borrowing Requests) Judy Schneidmiller, 14th Floor (Telecopy No. 214-209-2118);

         (c) if to Bank of America, as Issuing Bank, to it at 901 Main Street, 64th Floor, Main Street, Dallas, Texas 75202, Attention of Pamela Kurtzman (Telecopy No. 214-209-9390);

         (d) if to Chase, as Issuing Bank, to it at 270 Park Avenue, 37th Floor, New York, New York 10017, Attention of Joe Brusco (Telecopy No. 212-270-4164);

         (e) if to Bank of America, as Swingline Lender, to it at 901 Main Street, 64th Floor, Main Street, Dallas, Texas 75202, Attention of Pamela Kurtzman (Telecopy No. 214-209-9390);

         (f) if to Chase, as Swingline Lender, to it at One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Winslowe Ogbourne (Telecopy No. 212-552-5700); and

         (g) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

         Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

         SECTION 10.2. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks, the Swingline

Lenders and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 10.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender, any Issuing Bank or any Swingline Lender may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or 2.18(c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or substantially all of the Subsidiary Loan Parties from their respective Guarantees hereunder under the Subsidiary Guarantee (except as expressly provided herein or therein), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) change any condition set forth in Section 4.03 without the written consent of each Incremental Lender, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to, or requirements to make loans by, Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any Issuing Bank or any Swingline Lender without the prior written consent of the Administrative Agent, the affected Issuing Bank or the affected Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders with Commitments or Loans of any Class or Classes (but not Lenders with Commitments or Loans of any other Class or Classes) may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and the requisite percentage in interest of the Lenders with Commitments or Loans of the affected Class or Classes.

         SECTION 10.3. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent and the Incremental Facility Arrangers and their respective affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, the Syndication Agent and the Incremental Facility Arrangers in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Syndication Agent, the Incremental Facility Arrangers, any Issuing Bank, any Swingline Lender or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Incremental Facility Arrangers and the Syndication Agent, any Issuing Bank, any Swingline Lender or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

         (b) The Borrower shall indemnify the Administrative Agent, the Syndication Agent, the Incremental Facility Arrangers, the Issuing Banks, the Swingline Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by Holdings or any Subsidiary, or any Environmental Liability related in any way to Holdings or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee.

         (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Incremental Facility Arrangers, any Issuing Bank or any Swingline Lender under Sections 10.03(a) or 10.03(b), each Lender severally agrees to pay to the Administrative Agent, the Syndication Agent, the Incremental Facility Arrangers, any Issuing Bank or any Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Syndication Agent, the Incremental Facility Arrangers, any Issuing Bank or any Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Loans (other than Revolving Loans) and unused Commitments (other than Revolving Commitments) at the time.

         (d) To the extent permitted by applicable law, Holdings and the Borrower will not and will not permit any other Restricted Subsidiary to assert, and each hereby waives for itself and on behalf of its subsidiaries, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

         (e) All amounts due under this Section shall be payable promptly after written demand therefor.

         SECTION 10.4. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of any Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender, each Issuing Bank and each Swingline Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any affiliate of any Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative

Agent, the Issuing Banks, the Swingline Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

         (b) (1) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that (i) each of the Borrower (except in the case of an assignment to a Lender or an affiliate of a Lender) and Administrative Agent (except in the case of an assignment to an affiliate of a Lender) (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Banks and the Swingline Lenders) must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments or Loans, after giving effect to such assignment, the amount of the Commitments or Loans of each Class held by each of the assignor Lender and its affiliates and the assignee Lender and its affiliates (determined in each case as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this
Section 10.04(b)(iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment (excluding any assignment by a Lender to an affiliate of such Lender) shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, (v) the parties to each assignment by a Lender to an affiliate of such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $1,500, (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and (vii) the Incremental Facility Arrangers shall be notified by the Administrative Agent of any assignment of the Incremental Facility; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Subject to acceptance and recording thereof pursuant to Section 10.04(d), from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.04(e). Each Lender that is an investment fund hereby agrees to notify the Administrative Agent and the Incremental Facility Arrangers of any change of the identity of the investment manager for such fund.

         (2) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 10.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of each SPC that, at the time of such proposed amendment, has an outstanding Loan or Loans to the Borrower. For purposes of Section 10.02 of this Agreement and any other provision of any Loan Document requiring the consent or approval of any Lender, the Granting Lender shall, notwithstanding the funding of any Loans by any SPC, have the sole right to consent to or approve any waiver or amendment of any provision of this Agreement or any other Loan Document or to exercise any other right to consent or to grant approval under any Loan Document.

         (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in any State of the United States, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank, any Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

         (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 10.04(b) and any written consent to such assignment required by Section 10.04(b), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

         (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or any Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to Section 10.04(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of
Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

         (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e) as though it were a Lender.

         (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

         SECTION 10.5. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

         SECTION 10.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 10.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 10.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, Issuing Bank and Swingline Lender and each of their respective affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender, Issuing Bank, Swingline Lender or affiliate to or for the credit or the account of the Borrower or Holdings against any and all of the obligations of the Borrower or Holdings, as the case may be, now or hereafter existing under this Agreement held by such Lender, Issuing Bank or Swingline Lender, irrespective of whether or not such Lender, Issuing Bank or Swingline Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender, Issuing Bank and Swingline Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, Issuing Bank or Swingline Lender may have.

         SECTION 10.9. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

         (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or their respective properties in the courts of any jurisdiction.

         (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 10.09(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 10.11. Headings. Article and Section headings used herein and the Table of Contents are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

         SECTION 10.12. Confidentiality. Each of the Administrative Agent, the Issuing Banks, the Swingline Lenders and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' (other than affiliates that are direct competitors of any material business of Holdings and the Restricted Subsidiaries) directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement (other than a direct competitor of any material business of Holdings and the Restricted Subsidiaries), (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank, any Swingline Lender or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                     WILLIAMS COMMUNICATIONS, LLC


                                     By /s/ Scott E. Schubert
                                        ----------------------------------------
                                        Title: Senior Vice President and Chief
                                                   Financial Officer


                                     WILLIAMS COMMUNICATIONS GROUP, INC.


                                     By /s/ Scott E. Schubert
                                        ----------------------------------------
                                        Title: Senior Vice President and Chief
                                                    Financial Officer


                                     BANK OF AMERICA, N.A.


                                     By /s/ Pamela S. Kurtzman
                                        ----------------------------------------
                                        Title: Principal


                                     THE CHASE MANHATTAN BANK


                                     By /s/ Constance M. Coleman
                                        ----------------------------------------
                                        Title: Vice President


                                     BANK OF MONTREAL


                                     By /s/ W.T. Calder
                                        ----------------------------------------
                                        Title: Managing Director

                                     THE BANK OF NEW YORK


                                     By /s/ Brendan T. Nedzi
                                        ----------------------------------------
                                        Title: Senior Vice President


                                     SCOTIABANC INC.


                                     By /s/ M. D. Smith
                                        ----------------------------------------
                                        Title: Treasurer


                                     ABN AMRO BANK, N.V.


                                     By /s/
                                        ----------------------------------------
                                        Title:


                                     By /s/
                                        ----------------------------------------
                                        Title:


                                     FLEET NATIONAL BANK


                                     By /s/ Suzanne M. MacKay
                                        ----------------------------------------
                                        Title: Vice President


                                     CIBC INC.


                                     By /s/ Amy V. Kothari
                                        ----------------------------------------
                                        Title: Executive Director

                                    CREDIT SUISSE FIRST BOSTON


                                    By /s/ David L. Sawyer
                                       -----------------------------------------
                                       Title: Vice President


                                    By /s/ Lalita Advani
                                       -----------------------------------------
                                       Title: Assistant Vice President


                                    DEUTSCHE BANK AG
                                    NEW YORK BRANCH AND/OR CAYMAN ISLANDS BRANCH


                                    By /s/ Steve M. Godeke
                                       -----------------------------------------
                                       Title: Director


                                    By /s/ Alexander Richarz
                                       -----------------------------------------
                                       Title: Vice President


                                    CREDIT LYONNAIS NEW YORK BRANCH


                                    By /s/ Jeremy Horn
                                       -----------------------------------------
                                       Title: Authorized Signature

                                    BANK AUSTRIA CREDIT ANSTALT
                                    CORPORATE FINANCE, INC.


                                    By /s/ John T. Murphy
                                       -----------------------------------------
                                       Title: Senior Vice President

                                    By /s/ William W. Hunter
                                       -----------------------------------------
                                       Title: Vice President


                                    FIRST UNION NATIONAL BANK


                                    By /s/ Brand Hosford
                                       -----------------------------------------
                                       Title: Vice President


                                    IBM CREDIT CORPORATION


                                    By /s/ Thomas S. Curcio
                                       -----------------------------------------
                                       Title: Manager of Credit


                                    THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                                    NEW YORK BRANCH


                                    By
                                       -----------------------------------------
                                       Name:
                                       Title:

                                    BANK OF OKLAHAMA N.A.


                                    By /s/ Robert D. Mattax
                                       -----------------------------------------
                                       Title: Senior Vice President


                                    BANK ONE, N.A.


                                    By
                                       -----------------------------------------
                                       Name:
                                       Title:


                                    KBC BANK, N.V.


                                    By /s/ Robert Snauffer
                                       -----------------------------------------
                                       Title: First Vice President


                                    By /s/ Eric Raskin
                                       -----------------------------------------
                                       Title: Assistant Vice President


                                    THE FUJI BANK, LIMITED


                                    By /s/ Nobuoki Koike
                                       -----------------------------------------
                                       Title: Vice President & Senior Team
                                              Leader

                                    INCREMENTAL TRANCHE A LENDERS:


                                    BANK OF AMERICA, N.A.


                                    By /s/ Pamela S. Kurtzman
                                       -----------------------------------------
                                       Title: Principal


                                    THE CHASE MANHATTAN BANK


                                    By /s/ Constance M. Coleman
                                       -----------------------------------------
                                       Title: Vice President


                                    LEHMAN COMMERCIAL PAPER INC.


                                    By /s/ G. Andrew Keith
                                       -----------------------------------------
                                       Title: Authorized Signatory


                                    CITICORP USA, INC.


                                    By /s/ Caesar W. Wyszomirski
                                       -----------------------------------------
                                       Title: Vice President


                                    MERRILL LYNCH & CO., INC.


                                    By /s/ Merrill Lynch & Co., Inc.
                                       -----------------------------------------
                                       Name:  Parker A. Weil
                                       Title: Managing Director

Acknowledged and agreed:

CRITICAL CONNECTIONS, INC.
SBCI - PACIFIC NETWORKS, INC.
WCS COMMUNICATIONS SYSTEMS, INC.
WCS, INC.
WILLIAMS COMMUNICATIONS OF
     VIRGINIA, INC.
WILLIAMS COMMUNICATIONS
     PROCUREMENT, L.L.C.
WILLIAMS COMMUNICATIONS
     PROCUREMENT, L.P.
WILLIAMS GLOBAL COMMUNICATIONS
     HOLDINGS, INC.
WILLIAMS INTERNATIONAL
     VENTURES COMPANY
WILLIAMS LEARNING NETWORK, INC.
WILLIAMS LOCAL NETWORK, INC.
WILLIAMS WIRELESS, INC.
WILLIAMS TECHNOLOGY CENTER, LLC
WILLIAMS COMMUNICATIONS AIRCRAFT, LLC


All By:
       ------------------------------
Title:

                                  SCHEDULE 2.01
                                   COMMITMENTS

REVOLVING AND TERM                             REVOLVING          TERM
LENDERS                                        COMMITMENT      COMMITMENT
Bank of America, N.A.                          32,500,000       32,500,000
The Chase Manhattan Bank                       50,000,000       50,000,000
Bank of Montreal                               42,625,000       42,625,000
The Bank of New York                           42,625,000       42,625,000
ABN AMRO Bank N.V.                             34,250,000       34,250,000
CIBC Inc.                                      34,250,000       34,250,000
Credit Lyonnais
   New York Branch                             34,250,000       34,250,000
Credit Suisse First Boston                     34,250,000       34,250,000
Deutsche Bank AG
   New York Branch and/or
   Cayman Islands Branch                       34,250,000       34,250,000
Fleet National Bank                            34,250,000       34,250,000
Scotiabanc Inc.                                34,250,000       34,250,000
Bank Austria Creditanstalt
   Corporate Finance, Inc.                     17,500,000       17,500,000
First Union National Bank                      17,500,000       17,500,000
The Fuji Bank, Limited                         17,500,000       17,500,000
IBM Credit Corporation                         17,500,000       17,500,000
The Industrial Bank of Japan, Limited
   New York Branch                             17,500,000       17,500,000
Bank of Oklahoma N.A.                          10,000,000       10,000,000
Bank One, N.A.                                 10,000,000       10,000,000
KBC Bank N.V.                                  10,000,000       10,000,000
                           Total              525,000,000      525,000,000

         GRAND TOTAL                                         1,050,000,000


INCREMENTAL LENDERS

Citicorp USA, Inc.                                             150,000,000
Lehman Commercial Paper, Inc.                                  150,000,000
Merrill Lynch & Co., Inc.                                       75,000,000
The Chase Manhattan Bank                                        40,000,000
Bank of America, N.A.                                           35,000,000

         GRAND TOTAL                                           450,000,000